BII\27636_10
                                                   EXECUTION
COPY
************************************************************

                  ASSOCIATED STATIONERS, INC.

                   To Be Merged With and

                  Into UNITED STATIONERS

                  SUPPLY CO.

                              and

                   ASSOCIATED HOLDINGS, INC.

                   To Be Merged With and

                   Into

                     UNITED STATIONERS INC.

                 ____________________________
                        __ CREDIT AGREEMENT




                   Dated as of March 30, 1995


______________________________

                          $500,000,000
                 ____________________________
                 __

                    THE CHASE MANHATTAN BANK
                    (NATIONAL ASSOCIATION),
                            as Agent


 ************************************************************
                       TABLE OF CONTENTS
          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

Page
Section 1.  Definitions and Accounting Matters
2
          1.01  Certain Defined Terms
2
          1.02  Accounting Terms and Determinations
36
          1.03  Classes and Types of Loans
37

Section 2.  Commitments, Loans, Notes and Prepayments
37

          2.01  Loans
37
          2.02  Borrowings
39
          2.03  Letters of Credit
39
          2.04  Changes of Commitments
45
          2.05  Commitment Fee
46
          2.06  Lending Offices
46
          2.07  Several Obligations; Remedies Independent
46
          2.08  Notes
47
          2.09  Optional Prepayments and Conversions or
             Continuations of Loans
             48
          2.10  Mandatory Prepayments and Reductions of
             Commitments
             49

Section 3.  Payments of Principal and Interest
53

          3.01  Repayment of Loans
53
          3.02  Interest
53

Section 4.  Payments; Pro Rata Treatment; Computations;
              Etc.
54
          4.01  Payments
54
          4.02  Pro Rata Treatment
55
          4.03  Computations
56
          4.04  Minimum Amounts
56
          4.05  Certain Notices
57
          4.06  Non-Receipt of Funds by the Agent
58
          4.07  Sharing of Payments, Etc.
59

Section 5.  Yield Protection, Etc.
60

          5.01  Additional Costs
60
          5.02  Limitation on Types of Loans
63
          5.03  Illegality
64
          5.04  Treatment of Affected Loans
65
          5.05  Compensation
65
        5.06  Additional Costs in Respect of Letters of
          Credit
66
          5.07  U.S. Taxes
67

Section 6.  Guarantee
71

          6.01  The Guarantee
71
          6.02  Obligations Unconditional
71
          6.03  Reinstatement
72
          6.04  Subrogation
73
          6.05  Remedies
73
          6.06  Continuing Guarantee
73

Section 7.  Conditions Precedent
73

          7.01  Initial Loan
73
          7.02  Initial and Subsequent Extensions of Credit
84

Section 8.  Representations and Warranties
85

          8.01  Corporate Existence
85
          8.02  Financial Condition
85
          8.03  Litigation
86
          8.04  No Breach
87
          8.05  Action
87
          8.06  Approvals
88
          8.07  Use of Credit
88
          8.08  ERISA
89
          8.09  Taxes
89
          8.10  Investment Company Act
89
          8.11  Public Utility Holding Company Act
90
          8.12  Material Agreements and Liens
90
          8.13  Environmental Matters
91
          8.14  Capitalization
93
          8.15  Subsidiaries, Etc.
95
          8.16  Title to Assets
96
          8.17  True and Complete Disclosure
96
          8.18  Real Property
97
          8.19  Security Documents
97
          8.20  Acquisition Costs
97

Section 9.  Covenants of the Obligors
97
          9.01  Financial Statements, Etc
97
          9.02  Litigation
103
          9.03  Existence, Etc.
103
          9.04  Insurance
104
          9.05  Prohibition of Fundamental Changes
105
          9.06  Limitation on Liens
107
          9.07  Indebtedness
110
          9.08  Investments
111
          9.09  Dividend Payments
112
          9.10  Net Worth
114
          9.11  Debt to Cash Flow Ratio
114
          9.12  Fixed Charges Ratio
114
          9.13  Interest Coverage Ratio
115
          9.14  Capital Expenditures
115
          9.15  Interest Rate Protection Agreements
116
          9.16  Subordinated Indebtedness
116
          9.17  Lines of Business
116
          9.18  Transactions with Affiliates
116
          9.19  Use of Proceeds
117
          9.20  Modifications of Certain Documents
117
          9.21  Ownership of the Company
118
          9.22  Management Fees, Etc
118
          9.23  Taxes; Tax Sharing Agreement
118
           9.24  Subsidiary Guarantors; Repayment of
          Indebtedness;
             Additional Mortgaged Property
119
          9.25  Termination of ERISA Plans.
120
          9.26  Consummation of the Mergers
120

Section 10.  Events of Default
120
Section 11.  The Agent
125
          11.01  Appointment, Powers and Immunities
125
          11.02  Reliance by Agent
126
          11.03  Defaults
126
          11.04  Rights as a Lender
127
          11.05  Indemnification
127
          11.06  Non-Reliance on Agent and Other Lenders
128
          11.07  Failure to Act
128
          11.08  Resignation or Removal of Agent
129
          11.09  Consents under Other Basic Documents
129
          11.10  Collateral Sub-Agents
129

Section 12.  Miscellaneous
130
          12.01  Waiver
130
          12.02  Notices
130
          12.03  Expenses, Etc.
130
          12.04  Amendments, Etc.
132
          12.05  Successors and Assigns
133
          12.06  Assignments and Participations
133
          12.07  Survival
137
          12.08  Captions
138
          12.09  Counterparts
138
          12.10  Governing Law; Submission to Jurisdiction
138
          12.11  Waiver of Jury Trial
138
           12.12  Treatment of Certain Information;
              Confidentiality
138
          12.13  Certain Tax Information
140

SCHEDULE I     - Indebtedness and Liens
SCHEDULE II    - Environmental Matters
SCHEDULE III   - Subsidiaries and
Investments
SCHEDULE IV    - Real Property
SCHEDULE V     - Litigation
SCHEDULE VI    - Capitalization
SCHEDULE VII   - Target EBITDA
SCHEDULE VIII  - Taxes

EXHIBIT A-1    - Form of Revolving Credit Note
EXHIBIT A-2    - Form of Tranche A Term Loan Note
EXHIBIT A-3    - Form of Tranche B Term Loan Note
EXHIBIT B      - Form of Borrowing Base
Certificate
EXHIBIT C      - Form of Security Agreement
EXHIBIT D      - Form of Pledge Agreement
EXHIBIT E      - Form of Mortgage
EXHIBIT F      - Form of Assumption Agreement
EXHIBIT G-1    - Form of Opinion of Special New York Counsel
to
                 the Obligors, to be delivered on the Initial
                 Borrowing Date
EXHIBIT G-2    - Form of Opinion of Special Illinois Counsel
to
                 the Obligors, to be delivered on the Initial
                 Borrowing Date
EXHIBIT G-3    - Form of Opinion of Special Delaware Counsel
to
                 the Obligors, to be delivered on the Initial
                 Borrowing Date
EXHIBIT G-4    - Form of Opinion of Local Counsel
EXHIBIT H      - Form of Opinion of Special New York Counsel
to
the Agent to be delivered on the Initial
Borrowing Date
EXHIBIT I      - Form of Confidentiality Agreement
EXHIBIT J      - Form of Notice of Assignment




          CREDIT AGREEMENT dated as of March 30, 1995 (this "Agreement") among: ASSOCIATED STATIONERS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, including United Stationers Supply Co. ("Supply"), an Illinois corporation and a Wholly-Owned Subsidiary of United (as defined below) from and after the effectiveness of the Supply Merger (as defined below), the "Company"); ASSOCIATED HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, including United Stationers Inc., a Delaware corporation ("United"), from and after the effectiveness of the United Merger (as defined below), the "Guarantor" and, together with the Company, the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b) hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

          WHEREAS, each of the Obligors has requested the Lenders to make loans to the Company in an aggregate principal amount not exceeding $500,000,000 at any one time outstanding to provide financing for the acquisition by the Guarantor of up to 17,201,839 United Shares (as defined below), representing as of the date hereof approximately 92.5% of the issued and outstanding United Shares, and for certain related purposes and to refinance certain Indebtedness of the Company, United and Supply existing at the Initial Borrowing Date (as defined below) and to provide working capital requirements and other general corporate purposes of the Company and Supply;

          WHEREAS, following the purchase of United Shares pursuant to the Tender Offer (as defined below), it is contemplated that the Guarantor will merge with and into United with the result that United will be the surviving corporation (the "United Merger") and the Company will merge with and into Supply with the result that Supply will be the surviving corporation (the "Supply Merger" and, together with the United Merger, the "Mergers"), each such merger to be in accordance with the terms of the Merger Agreement (as defined below); and

          WHEREAS, in order to finance the purchase of the United Shares described in the first recital hereof, to finance the payment of certain amounts owing in connection with the Mergers and to provide working capital for the Company, the Lenders are prepared to make available the credit facilities provided for herein;

          NOW, THEREFORE, the parties hereto agree as follows:


        Section 1.  Definitions and Accounting Matters.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Accrued Warrant Liabilities" shall mean any liabilities of the Guarantor under Section 7.02(c) of the Warrant Agreement.

          "ACS" shall mean Affiliated Computer Services, Inc.

          "Acquisition" shall mean (a) the purchase by the Guarantor of up to 17,201,839 United Shares (at a price per share not to exceed $15.50) for cash pursuant to the Tender
Offer Documents and (b) the Mergers.

          "Acquisition Costs" shall mean all costs and expenses incurred by the Obligors in connection with the Acquisition and related transactions other than severance payments made or to be made to officers or directors of United.

          "Acquisition Documents" shall mean the Tender Offer Documents, the Additional Tender Offer Documents, the Merger Agreement, the certificates of merger with respect to the Mergers, the Information Statement and any other document or information sent by the Guarantor or United to the stockholders of United or filed with the Commission in connection with the Acquisition.

          "Additional Tender Offer Documents" shall mean all amendments and exhibits to, and documents related to, the Tender Offer Documents filed directly or indirectly with the Commission, or distributed to the stockholders of United, in each case delivered to the Agent and Lenders on or after the date of this
Agreement.

          "Affiliate" shall mean, in respect of any Person (the "Relevant Person"), any other Person that directly or indirectly controls, or is under common control with, or is controlled by, the Relevant Person and, if such other Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or other wise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a cor poration or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of any Relevant Person solely by reason of his or her being a director, officer or employee of such Relevant Person or any of its Subsidiaries, (b) none of the Subsidiaries of the Guarantor shall be Affiliates of the Guarantor or of any other Subsidiary of the Guarantor, (c) the Guarantor shall not be an Affiliate of any of its Subsidiaries,
(d) neither the Agent nor any Lender shall be an Affiliate of the Guarantor or of any Subsidiary of the Guarantor, (e) neither The Chase Manhattan Corporation nor any of its Subsidiaries or Affiliates shall be an Affiliate of the Guarantor or of any Subsidiary of the Guarantor and (f) BCOP and Boise shall be Affiliates of the Guarantor and of each Subsidiary of the Guarantor.

          "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean: (a) with respect to Revolving Credit Loans, 2.75% per annum for Eurodollar Loans and 1.75% per annum for Base Rate Loans; (b) with respect to Tranche A Term Loans, 2.75% per annum for Eurodollar Loans and 1.75% per annum for Base Rate Loans; and (c) with respect to Tranche B Term Loans, 3.25% per annum for Eurodollar Loans and 2.25% per annum for Base Rate Loans; provided that the Applicable Margin for each Type of Tranche A Term Loan and Revolving Credit Loan, for any period from and including any Fiscal Date occurring not earlier than December 31, 1995 and on or immediately following the date on which the Guarantor shall have delivered a certificate of the Guarantor signed on its behalf by a Responsible Officer to the Agent demonstrating in reasonable detail (based upon financial statements for the fiscal period of the Company most recently ended that have been delivered to the Lenders pursuant to Section 9.01(b) or (c) hereof) that the Debt to Cash Flow Ratio, as of such Fiscal Date, is within one of the ranges set forth below, to but excluding the next succeeding Fiscal Date, shall equal the percentage set forth below for Tranche A Term Loans and Revolving Credit Loans of such Type:

                              Base Rate
               Eurodollar Ratio      Loans
               Loans
          Less than             1.25%          2.25%
            or equal to
  3.50 to 1 but
  greater than
  3 to 1

Less than             1.00%          2.00%
  or equal to
  3 to 1

provided further that the "Applicable Margin", during any period when an Event of Default shall have occurred and be continuing, shall be determined without reference to the immediately preceding proviso.

          "Assumption Agreement" shall mean the Assumption Agreement, in substantially the form of Exhibit F hereto, dated as of the Initial Borrowing Date and executed and delivered by United and Supply, pursuant to which United and Supply shall expressly assume all of the obligations incurred by the Guarantor and the Company prior to the Mergers under this Agreement and the other Basic Documents.

          "Bankruptcy Code" shall mean the Federal Bankruptcy
Code of 1978, as amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

          "Basic Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents, the
Security Documents and the Assumption Agreement.

        "BCOP" shall mean Boise Cascade Office Products
Corporation, a Delaware corporation.

        "Boise" shall mean Boise Cascade Corporation, a
Delaware corporation.

          "Borrowing Base" shall mean, as at any date, the sum of (a) 80% of the aggregate amount of Eligible Receivables at said date plus (b) 50% of Eligible Inventory at said date plus
(c) the aggregate amount of cover for Letter of Credit Liabilities held by the Agent in the Collateral Account as contemplated in Section 2.10(h) hereof; provided that in no event shall the portion of the Borrowing Base attributable to Eligible Inventory (i) at any time from November 1 through February 28, exceed 65% of the Borrowing Base and the Borrowing Base shall be reduced to the extent such portion would otherwise exceed 65% and (ii) at any other time, exceed 60% of the Borrowing Base and the Borrowing Base shall be reduced to the extent such portion would otherwise exceed 60%.

          "Borrowing Base Certificate" shall mean a certificate of a Responsible Officer of the Company, substantially in the form of Exhibit B hereto and appropriately completed.

          "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
          "Capital Expenditures" shall mean, without duplication, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Guarantor or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.
          "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board); and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).
        "Cash Flow" shall mean, for any period, for the Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), EBITDA for such period minus Capital Expenditures made during such period (provided that Capital Lease Obligations shall be deducted only to the extent of payments actually made during such period).

          "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Change of Control" shall mean (i) the Guarantor shall cease to own and control, of record and beneficially, 100% of each class of outstanding capital stock of the Company,
(ii) the Wingate Group (as defined below) shall cease to have the power, directly or indirectly, to vote or direct the voting of (x) prior to the United Merger, 315,298 shares of the Class A Common Stock of the Guarantor or (y) after the United Merger, 1,030,790 shares of the Class A Common Stock of the Guarantor (such number of shares to be increased or decreased, as appropriate, to give effect to any stock dividends, split-up, revision or reclassification), (iii) any "person" or "group" of "persons" (within the meaning of Section 13(d) of the Exchange
Act) shall have the power, directly or indirectly, to vote or direct the voting of a greater number of securities (other than securities held by the Lenders (as defined in the Senior Subordinated Loan Agreement) that were distributed to such Lenders on the Conversion Date (as defined in the Senior Subordinated Loan Agreement) or securities held by initial purchasers of the TakeOut Notes and distributed to such purchasers in connection with the issuance of the Take-Out Notes) than the Wingate Group. The term "Wingate Group" shall mean Wingate and, for so long as they are party to the Voting Trust Agreement, dated as of January 31, 1992, as amended by the First Amendment thereto dated as of the date hereof, among Wingate Partners, L.P., Wingate Partners II, L.P., Cumberland Capital Corporation, Good Capital Co., Inc., ASI Partners, L.P., ASI Partners II, L.P. and the other stockholders party thereto, and such Voting Trust Agreement is in full force and effect, Cumberland Capital Corporation, Good Capital Co., Inc., ASI Partners, L.P. and ASI Partners II, L.P.

          "Chase" shall mean The Chase Manhattan Bank (National
Association).

          "Class" shall have the meaning assigned to such term in Section 1.03 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral Account" shall have the meaning assigned to such term in Section 4.01 of the Security Agreement.

          "Collateral Auditing Agent" shall have the meaning assigned to such term in Section 9.01(i) hereof.

          "Commission" shall mean the Securities and Exchange
Commission, or any regulatory body that succeeds to the functions thereof.

         "Commitments" shall mean the Revolving Credit
Commitments and the Term Loan Commitments.

          "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest
Period.

          "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Debt to Cash Flow Ratio" shall mean, as at any date, the ratio of (a) the aggregate Indebtedness of the Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) as of such date to
(b) Cash Flow for the Reporting Period as of such date; provided that, for purposes of this definition only, (i) until at least four full fiscal quarters of the Guarantor have occurred since the Initial Borrowing Date, Cash Flow shall mean
(1) Cash Flow for the Reporting Period as of such date multiplied by (2) the quotient of (x) four divided by (y) the number of full fiscal quarters included in such Reporting Period and (ii) except for purposes of the definitions of "Applicable Margin" and "Letter of Credit Fee Rate" in this
Section 1.01, Indebtedness (as used in this definition of "Debt to Cash Flow Ratio") shall not include any undrawn amount under any Letter of Credit.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person excluding (i) any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms,
(ii) the licensing of general intangibles in the ordinary course of business, (iii) the sale of overdue receivables in the ordinary course of business, (iv) the sale of wornout or obsolete equipment in the ordinary course of business and (v) any Disposition of Property in connection with any Casualty Event.

          "Dividend Payment" shall mean, with respect to any Person, dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of such Person or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of such Person or any of its Subsidiaries), but excluding (i) dividends payable solely in shares of common stock of such Person, (ii) in the case of the Guarantor, dividends of additional shares of Guarantor Preferred Stock payable to the holders of Guarantor Preferred Stock or (iii) any cancellation of the Guarantor Note after the Initial Borrowing Date.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Domestic Subsidiary" shall mean any Subsidiary of the Guarantor that is organized or created under the laws of the United States of America, any State thereof or the District of Columbia.

          "EBITDA" shall mean, for any period, the sum, for the Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net income for such period plus (b) Interest Expense for such period, together with any original issue discount to the extent deducted in calculating net income plus
(c) income taxes for such period plus (d) extraordinary and unusual items of loss for such period, including any restructuring charges incurred in connection with the Acquisition not exceeding $15,000,000 (pre-tax) in the aggregate, plus (e) losses attributable to equity in Affiliates for such period plus (f) depreciation and amortization (to the extent deducted in computing net income) for such period minus
(g) extraordinary and unusual items of income or gain for such period minus (h) gains attributable to equity in Affiliates for such period plus (i) all non-cash charges related to employee compensation to the extent deducted in calculating net profits.

          "Eligible Inventory" shall mean, as at any date, with respect to the Company, the aggregate value of all Inventory that as of the last day of the immediately preceding month (a) is owned by the Company and in the possession or under the control of the Company or the Agent as at such date, (b) is (i) located in a jurisdiction in the United States of America as to which appropriate Uniform Commercial Code financing statements have been filed naming the Company as "debtor" and the Agent on behalf of the Secured Parties (as defined in the Security Agreement) as "secured party" or (ii) covered by an on-board bill of lading or other document of title issued in the name of the Company or the Agent and in the possession of the Agent,
(c) is in good and merchantable condition, (d) meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale and (e) is currently saleable in the normal course of the Company's business without any notice to, or consent of, any governmental agency or department or division thereof (excluding however, except to the extent that the Majority Revolving Credit Lenders otherwise agree with respect to any specific customer, any such Inventory which has been shipped to a customer of the Company, even if on a consignment or "sale or return" basis); provided that "Eligible Inventory" shall in no event include the following:
          (a)  the value of any calendars, except that
     calendars for the next succeeding calendar year shall not be excluded from "Eligible Inventory" by reason of this clause (a) for purposes of any determination of "Eligible Inventory" made as of the last day of June, July, August, September, October, November or December;
          (b)  the value of any catalogues;
          (c) the value of any Inventory (other than New Inventory), to the extent that such value exceeds 100% of the Company's sales of such Inventory for the 12-month period most recently ended prior to such date; and
          (d) any Inventory intended for internal use by the Company;
provided further, that the Majority Revolving Credit Lenders (through the Agent) may at any time exclude from Eligible Inventory any type of Inventory that the Majority Revolving Credit Lenders (in their reasonable determination) determine to be unmarketable. The "value" of Eligible Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in-first-out basis.
          "Eligible Receivables" shall mean, as at any date, the sum of (a) all Receivables of the Company as of the last day of the immediately preceding month minus (b) all Receivable Adjustments of the Company as of the last day of the immediately preceding month minus (c) the aggregate amount of Ineligible Receivables as of the last day of the immediately preceding month.
          "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment from Hazardous Materials.
          "Environmental Laws" shall mean any and all applicable Federal, state, local and foreign laws, rules or regulations, and applicable and legally binding orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.
          "Equity Issuance" shall mean (a) any issuance or sale by the Guarantor or any of its Subsidiaries after the Initial Borrowing Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock or
(iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Guarantor or any of its Subsidiaries or (b) the receipt by the Guarantor or any of its Subsidiaries after the Initial Borrowing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (1) any such issuance or sale by any Subsidiary of the Guarantor to the Guarantor or any Wholly-Owned Subsidiary of the Guarantor,
(2) any capital contribution by the Guarantor or any Wholly-Owned Subsidiary of the Guarantor to any Subsidiary of the Guarantor, (3) any issuance, after the Initial Borrowing Date, by the Guarantor of Guarantor Preferred Stock to the Company in exchange for the Guarantor Note, (4) any cancellation of the Guarantor Note after the Initial Borrowing Date or (5) any warrants or options issued to directors, officers or employees of the Guarantor or any of its Subsidiaries pursuant to employee benefit plans, incentive plans or similar plans or programs established in the ordinary course of business and any capital stock of the Guarantor issued upon the exercise of such warrants or options.

          "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations
(i) described in Section 414(b) or (c) of the Code of which either Obligor, or prior to the Mergers, United or Supply, is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which either Obligor, or prior to the Mergers, United or Supply, is a member.

          "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Agent, of the rates per annum quoted by the respective Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the respective Reference Banks for such Interest Period. If any Reference Bank is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Bank would have made or had outstanding had it been participating in such Loan during such Interest Period.

          "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "Event of Default" shall have the meaning assigned to such term in Section 10 hereof.

          "Excess Cash Flow" shall mean, for any period, the excess of (a) Cash Flow for such period minus (b) the aggregate amount of Fixed Charges for such period minus (c) any severance payments incurred in connection with the Acquisition and paid in cash.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Existing Letters of Credit" shall mean the Letters of Credit described in Item 3 of Part C of Schedule I hereto.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

          "Fiscal Date" shall mean the last day of each fiscal year of the Guarantor and the last day of each of the first three fiscal quarters of the Guarantor.

          "Fixed Charges" shall mean, for any Reporting Period, the sum, for the Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with
GAAP), of the following: (a) all payments of principal of Indebtedness scheduled to be made during such Reporting Period plus (b) all Interest Expense for such Reporting Period plus
(c) income taxes paid in cash during such Reporting Period plus
(d) all dividends paid in cash to the Guarantor during such Reporting Period.

          "Fixed Charges Ratio" shall mean, as at any date, the ratio of (a) Cash Flow for the Reporting Period as of such date to (b) Fixed Charges for such Reporting Period.

        "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement in accordance with the requirements of the Commission and the Emerging Issues Task Force established by the Financial Accounting Standards Board.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Guarantor Note" shall have the meaning assigned to such term in Section 7.01(q) hereof.

        "Guaranteed Obligations" shall have the meaning assigned to such term in Section 6.01 hereof.

          "Guarantor Preferred Stock" shall mean the preferred stock of the Guarantor described in Part B of Schedule VI hereto.

          "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, explosives, radioactive materials, asbestos that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls in excess of 50 parts per million ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Indebtedness" shall mean, for any Person:
(a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered;
(c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others Guaranteed by such Person; and (g) any Redeemable Capital Stock issued by the Guarantor or any of its Subsidiaries after the Initial Borrowing Date; provided that any Accrued Warrant Liabilities shall not constitute "Indebtedness" hereunder. The amount of any Indebtedness of any Person described in clause
(c) above that is non-recourse to such Person shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and
(ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith. The amount of any Indebtedness of any Person described in clause (f) above shall, for purposes of this Agreement, be deemed to be the aggregate amount of Indebtedness Guaranteed by such Person (if a fixed amount) or the maximum reasonably anticipated liability arising as a result of such Guarantee (if not a fixed amount), determined by such Person in good faith.
          "Ineligible Receivables" shall mean, as at any date, the following:
          (a) any Receivable not payable in Dollars, other than Receivables in an aggregate amount not exceeding $5,000,000 that are payable in Canadian dollars;
          (b) any Receivable (other than Receivables created in connection with published promotional programs in the ordinary course of business) that, at the date of issuance of the billing statement therefor, was payable more than 60 days after the issuance of such billing statement;
        (c) any Receivable payable by a Subsidiary or Affiliate (other than Boise or BCOP) of the Company;

          (d) any Receivable payable by an account debtor whose principal place of business is located outside of the United States of America or any of its possessions unless such Receivable is backed by U.S. Government insurance or a letter of credit issued or confirmed by a bank organized under the laws of the United States of America or a State and having capital and surplus in excess of $500,000,000 and except for Receivables payable by account debtors whose principal place of business is located in Canada to the extent such Receivables in the aggregate do not exceed $5,000,000;

          (e) any Receivable payable by an account debtor that the Majority Revolving Credit Lenders (through the Agent) have notified the Company, prior to the creation of such Receivable, does not have a satisfactory credit standing (as determined in the reasonable discretion of the Majority Revolving Credit Lenders) or with respect to which, subsequent to the creation of such Receivable, any event described in Section 10(f) or (g) shall have occurred;

          (f) any Receivable that remains unpaid for more than 90 days after the date of the issuance of the original billing statement therefor;

          (g) all Receivables payable by any account debtor if more than 50% of the aggregate amount of the Receivables due from such account debtor shall at the time have remained unpaid for more than 90 days after the date of the issuance of the original billing statements therefor;

          (h) all Receivables payable by any account debtor (other than BCOP or Boise) to the extent the Receivables payable by such account debtor and its Subsidiaries and Affiliates at the time exceed 10% of all Receivables then payable to the Company;

          (i)  any Receivable as to which there is any
     unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute);

          (j) any Receivable evidenced by an Instrument (as defined in the Security Agreement);

          (k) any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement (other than return arrangements in the ordinary course of the Company's business consistent with past practices of the business of the Company), except to the extent the Majority Revolving Credit Lenders (through the Agent) shall have otherwise agreed in writing;

          (l) any Receivable arising from the sale of general full-line catalogues, except that such Receivables shall not constitute "Ineligible Receivables" by reason of this clause (l) for purposes of any determination of "Ineligible Receivables" made as of the last day of September, October, November, December, January or February;

          (m) any Receivable payable by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, including any state or local public college or university;

          (n) any Receivable payable by any employee of the Guarantor or any of its Subsidiaries or Affiliates; and

          (o) any Receivable payable on a cash on delivery basis.

          "Information Statement" shall mean the Information Statement to be filed by United with the Commission, if less than 90% of the United Shares shall have been purchased by the Guarantor, with respect to the United Merger and the Merger Agreement pursuant to Rule 14c-2 promulgated under the Exchange Act, together with all exhibits and schedules thereto.

          "Initial Borrowing Date" shall mean the date on which the initial Loans are made hereunder.

          "Interest Coverage Ratio" shall mean, as at any date, the ratio of (a) EBITDA for the Reporting Period as of such date to (b) Interest Expense for such Reporting Period.

          "Interest Expense" shall mean, for any period, the sum, for the Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with
GAAP), of the following: (a) all cash interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).
          "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period for any Revolving Credit Loan may end after the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loan of any Class may commence before and end after any Principal Payment Date for the Loans of such Class unless, after giving effect thereto, the aggregate principal amount of the Term Loans of such Class having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans of such Class scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.
          "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.
          "Inventory" shall mean office products, office fur niture, computer accessories, catalogues and other readily marketable goods (including specialty products) of a type sold by the Company in the ordinary course of business conducted immediately after the Mergers.
          "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale but excluding any agreement referred to above if the acquisition contemplated thereunder is expressly conditioned upon the approval of the Lenders hereunder); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Interest Rate Protection Agreement; or (d) the making of any payment, on behalf of any other Person, with respect to any obligation of such other Person.
          "Issuing Bank" shall mean Chase, as the issuer of Letters of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity.
          "Letter of Credit" shall have the meaning assigned to such term in Section 2.03 hereof.
          "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.
"Letter of Credit Fee Rate" shall mean a rate per annum equal
to       2.75%; provided that (i) the Letter of Credit Fee Rate
for any period from and including any Fiscal Date occurring not earlier than December 31, 1995 and on or immediately following the date on which the Company shall have delivered to the Agent a certificate of the Company signed on its behalf by a Responsible Officer, demonstrating in reasonable detail (based upon financial statements for the fiscal period of the Company most recently ended that have been delivered to the Lenders pursuant to Section 9.01(b) or (c) hereof) that the Debt to Cash Flow Ratio, as of such Fiscal Date, is within one of the ranges set forth below to but excluding the next succeeding Fiscal Date, shall equal the percentage set forth below:

                Ratio                      Rate

           Less than or equal to              2.25%
            3.50 to 1 but greater
            than 3 to 1

           Less than or equal to              2.00%
            3 to 1

; (ii) the "Applicable Margin", during any period when an Event of Default shall have occurred and be continuing, shall be determined without reference to the immediately preceding proviso; and (iii) the Letter of Credit Fee Rate for any Letter of Credit arising out of the purchase of goods and requiring the presentation of a bill of lading or other transportation document of title shall be the rate per annum set forth above minus 1.00%.

          "Letter of Credit Interest" shall mean, for each Revolving Credit Lender, such Lender's participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Issuing Bank of their participation interests under said
Section 2.03.

          "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than a lease evidencing an Operating Lease Obligation) relating to such Property.

          "Loans" shall mean the Revolving Credit Loans, the Tranche A Term Loans and the Tranche B Term Loans.

          "Majority Lenders" shall mean Lenders holding at least 51% of the sum of (a) the aggregate unused Commitments,
(b) the aggregate unpaid principal amount of the Loans and (c) the aggregate amount of all Letter of Credit Liabilities.

          "Majority Revolving Credit Lenders" shall mean Revolving Credit Lenders holding at least 51% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Lenders holding at least 51% of the sum of (a) the aggregate unpaid principal amount of the Revolving Credit Loans plus (b) the aggregate amount of all Letter of Credit Liabilities.

          "Majority Term Loan Lenders" shall mean Majority
Tranche A Term Loan Lenders and Majority Tranche B Term Loan
Lenders.

          "Majority Tranche A Term Loan Lenders" shall mean
Tranche A Term Loan Lenders holding at least 51% of the aggregate outstanding principal amount of the Tranche A Term
Loans or, if the Tranche A Term Loans shall not have been made, at least 51% of the Tranche A Term Loan Commitments.

          "Majority Tranche B Term Loan Lenders" shall mean
Tranche B Term Loan Lenders holding at least 51% of the aggregate outstanding principal amount of the Tranche B Term
Loans or, if the Tranche B Term Loans shall not have been made, at least 51% of the Tranche B Term Loan Commitments.

          "Margin Stock" shall mean "margin stock" within the meaning of Regulations G, U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of (i) the Guarantor and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole or (ii) prior to the Tender Offer Closing Date, the Guarantor and its Subsidiaries taken as a whole or United and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Basic Documents, (e) the ability of the Guarantor to consummate the Tender Offer, (f) the consummation of the Mergers or the other transactions contemplated hereby or (g) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.
          "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of February 13, 1995 between the Guarantor and United, true copies of which have been delivered to the Lenders prior to the date hereof, as the same shall, subject to
Section 9.20 hereof, be modified and supplemented and in effect from time to time.

          "Mortgages" shall mean, collectively, one or more instruments of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing or Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by the Company in favor of the Agent for the benefit of the Agent and the Lenders (or, in the case of a Deed of Trust, to the Deed of Trust trustee in favor of the Agent for the benefit of the Lenders), substantially in the form of Exhibit E hereto (conformed to local lending practices in the jurisdiction in which the relevant real Property is located including, without limitation, additional remedies available to lenders in such jurisdiction and, if applicable, conformed to the extent necessary to secure a tenant's interest in a ground lease) and covering the respective owned and leasehold real Properties identified under the heading "Mortgages" in Schedule IV hereto, as said instruments of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing and Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing shall be modified, amended, extended and supplemented and in effect from time to time.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Guarantor or the Company, or, prior to the Mergers, United or Supply, or any ERISA
Affiliate and that is covered by Title IV of ERISA.

          "Net Available Proceeds" shall mean:

          (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

         (ii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Guarantor and its Subsidiaries in respect of such Equity Issuance net of
   (a) reasonable expenses incurred in connection therewith (including, without limitation, any underwriting, brokerage or other customary selling commissions, all due diligence costs or expenses paid for, or reimbursed by the Guarantor or any of its Subsidiaries, attorneys fees and expenses paid for or reimbursed by the Guarantor or any of its Subsidiaries and other direct costs associated therewith) and (b) the amount of any such cash applied to the prepayment of the Senior Subordinated Bridge Loans; and

        (iii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of
    (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith (including, without limitation, any legal, accounting, appraisal or expert fees or expenses paid for by the Company or its Subsidiaries and other direct costs associated therewith), (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property, (C) any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event and (D) other payments contractually required to be paid to lessors, sublessors, lessees and sublessees and other holders (other than Affiliates) of interests in the Property subject to such Casualty Event.
          "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments (including any cash payments with respect to non-cash consideration as received) received by the Guarantor and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Guarantor and its Subsidiaries in connection with such Disposition, (ii) any Federal, state and local income or other taxes estimated to be payable by the Guarantor and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes (other than income taxes) are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of such Disposition), (iii) brokerage or other customary selling commissions and (iv) expenses incurred in preparing such asset for sale and (b) Net Cash Payments shall be net of any repayments by the Guarantor or any of its Subsidiaries of Indebtedness (other than Indebtedness to the Lenders hereunder) to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and
(ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.
          "Net Income" shall mean, for any period, the consolidated net income of the Guarantor and its Subsidiaries determined in accordance with GAAP.
          "Net Worth" shall mean, as at any date, the consolidated net worth of the Guarantor and its Subsidiaries (determined in accordance with GAAP) minus any write-up in the book value of assets resulting from a revaluation thereof except any such writeup relating to the Mergers plus any restructuring charges incurred in connection with the Acquisition not exceeding $15,000,000 (pre-tax) in the aggregate plus the aggregate book value of all Guarantor Preferred Stock described in Schedule VI hereto plus the aggregate book value of all warrants described in Schedule VI hereto.
          "New Inventory" shall mean, at any time, any Inventory that was offered by the Company for sale for the first time within the preceding 12 months.
          "Notes" shall mean the Revolving Credit Notes and the Term Loan Notes.
          "Offer to Purchase" shall mean the Offer to Purchase dated February 21, 1995 issued by the Guarantor in connection with the Acquisition, as the same shall, subject to Section
9.20 hereof, be modified and supplemented and in effect from time to time.
          "Part A Property" shall mean any of the Property described in Part A of Schedule IV hereto under the heading "Dispositions".
          "Part B Property" shall mean any of the Property described in Part B of Schedule IV hereto under the heading "Dispositions".
        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof (or 180 days from the date of acquisition thereof if acquired by United or any of its Subsidiaries prior to the Tender Offer Closing); in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and
(y) are not subject to any contingency regarding the payment of principal or interest.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability corporation, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by the Company, or prior to the Mergers, United, or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Pledge Agreement" shall mean a Pledge Agreement, substantially in the form of Exhibit D hereto, between the Guarantor and the Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (a) in the case of any principal of any Loan or any interest thereon, 2% plus the Applicable Margin with respect to such Loan plus the Base Rate as in effect from time to time or (b) in the case of any other such amount, 4.00% plus the Base Rate as in effect from time to time (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition).

          "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

          "Principal Payment Date" shall mean each Quarterly
Date on which a principal payment in respect of the Term Loans is required to be made pursuant to Section 3.01 hereof.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean March 31, June 30, September 30 and December 31 of each year, beginning June 30, 1995; provided that, if any such date is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business Day.

          "Receivable Adjustments" shall mean (a) any current liabilities of the Company arising because of any credits, rebates or offsets owed to any customer, (b) any commissions payable to third parties and (c) the aggregate amount of late charges included in the Company's Receivables.

          "Receivables" shall mean, as at any date, the unpaid portion of the obligation, as stated on the respective billing statement, of a customer of the Company in respect of Inventory sold and shipped by (or services performed by) the Company to such customer.

          "Redeemable Capital Stock" shall mean, with respect to any Person, any capital stock of such Person that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed or is redeemable at the option of the holder thereof prior to April 1, 2002, or is exchangeable for debt securities at any time at the option of the holder thereof.

          "Reference Banks" shall mean Chase, The First
National Bank of Chicago and PNC Bank, National Association (or their respective Applicable Lending Offices, as the case may
be).

          "Registered Holder" shall have the meaning assigned to such term in Section 5.07(a)(ii) hereof.

          "Registered Loan" shall have the meaning assigned to such term in Section 2.08(f) hereof.

          "Registered Note" shall have the meaning assigned to such term in Section 2.08(f) hereof.

          "Regulations A, D, G, U and X" shall mean, respectively, Regulations A, D, G, U and X of the Board of
Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change after the date hereof in applicable Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment.

          "Reporting Period" shall mean, as of any date, the period of four consecutive fiscal quarters of the Guarantor ending on or most recently ended prior to such date; provided that, until the end of the fourth full fiscal quarter of the Guarantor occurring after the Initial Borrowing Date, "Reporting Period" shall mean, as of any date, the period consisting of the full fiscal quarters of the Guarantor occurring since the Initial Borrowing Date.

          "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "Responsible Officer" shall mean, with respect to any Person, the Treasurer, Chief Financial Officer and Controller of such Person and such other officers of the relevant Person as the Agent may agree.

          "Revolving Credit Commitment" shall mean, for each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The original aggregate principal amount of the Revolving Credit Commitments is $300,000,000.

          "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to
(b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

          "Revolving Credit Commitment Termination Date" shall mean March 31, 2000.

          "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "Revolving Credit Loans" shall mean the loans provided for in Section 2.01(a) hereof, which may be Base Rate
Loans and/or Eurodollar Loans.

          "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Rollover Loans" shall have the meaning assigned to such term in Senior Subordinated Loan Agreement.

          "Security Agreement" shall mean a Security Agreement, substantially in the form of Exhibit C hereto, between the Company and the Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Security Documents" shall mean, collectively, the Security Agreement, the Mortgages and the Pledge Agreement.

          "Senior Subordinated Bridge Loans" shall mean the
"Bridge Loans", as defined in the Senior Subordinated Loan
Agreement.

          "Senior Subordinated Debt" shall mean the Indebtedness of the Company in respect of the Senior
Subordinated Loans and in respect of the Take-Out Notes.

          "Senior Subordinated Debt Documents" shall mean the "Basic Documents", as defined in the Senior Subordinated Loan Agreement, as the same shall, subject to Section 9.20 hereof, be modified and supplemented and in effect from time to time.

          "Senior Subordinated Lenders" shall mean the "Lenders", as defined in the Senior Subordinated Loan
Agreement.

          "Senior Subordinated Loan Agreement" shall mean the Senior Subordinated Credit Agreement dated as of March 30, 1995, among the Guarantor, the Company and the Senior Subordinated Lenders, providing, subject to the terms and conditions thereof, for the making of loans to the Company by the Senior Subordinated Lenders in the aggregate principal amount of $130,000,000, as the same shall, subject to Section
9.20 hereof, be modified and supplemented and in effect from time to time.

          "Senior Subordinated Loans" shall mean the Senior
Subordinated Bridge Loans and the Rollover Loans.

          "Sponsor Management Fees" shall have the meaning assigned to such term in Section 9.22 hereof.

          "Subordinated Indebtedness" shall mean, collectively,
(a) Senior Subordinated Debt and (b) other Indebtedness (i) for which the Company is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated and (iii) that is subordinated to the obligations of the Company to pay principal of and interest on the Loans, Reimbursement Obligations and Notes hereunder on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Majority Lenders.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Supermajority Lenders" shall have the meaning assigned to such term in Section 12.04 hereof.

          "Take-Out Notes" shall mean the promissory notes contemplated by Section 7.01(s) of the Senior Subordinated Loan Agreement, which notes (i) shall contain subordination provisions no less favorable to the Lenders than those contained in the form of Rollover Indenture attached to the Senior Subordinated Loan Agreement, (ii) shall not contain covenants materially more restrictive or onerous on the Company than those contained in such form of Rollover Indenture, (iii) shall mature not earlier than nine years after the Initial Borrowing Date and shall have an average life of not less than
8.5 years and (iv) shall have a cash interest rate of not more than 15% per annum.

          "Tax Sharing Agreement" shall have the meaning assigned to such term in Section 9.23 hereof.

          "Tender Offer" shall mean the offer by the Guarantor to purchase for cash up to 17,201,839 United Shares pursuant to the Tender Offer Documents.

          "Tender Offer Closing Date" shall mean the date (on or before May 15, 1995) of the initial purchase by the Guarantor of the United Shares tendered pursuant to the Tender
Offer.

          "Tender Offer Documents" shall mean the Offer to Purchase and the Tender Offer Statement on Schedule 14D-1 filed by the Guarantor with the Commission, the Schedule 14D-9 filed by United with respect to the Offer to Purchase, and all amendments, exhibits and schedules thereto and related documents distributed to the shareholders of United or filed with the Commission in connection with the Acquisition, in each case prior to the date of this Agreement.

          "Term Loan Commitment Termination Date" shall mean
May 15, 1995.

          "Term Loan Commitments" shall mean the Tranche A Term
Loan Commitments and the Tranche B Term Loan Commitments.

          "Term Loan Lenders" shall mean Tranche A Term Loan
Lenders and Tranche B Term Loan Lenders.

          "Term Loan Notes" shall mean the Tranche A Term Loan Notes and the Tranche B Term Loan Notes. The term "Term Loan Notes" shall include any Registered Notes evidencing Term Loans executed and delivered pursuant to Section 2.08(f) hereof.

          "Term Loans" shall mean the Tranche A Term Loans and the Tranche B Term Loans.

          "Title Companies" shall have the meaning assigned to such term in Section 7.01(n)(ii) hereof.


          "Tranche A Term Loan Commitment" shall mean, for each Tranche A Term Loan Lender, the obligation of such Lender to make a Tranche A Term Loan in the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Tranche A Term Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof).
The original aggregate principal amount of the Tranche A Term Loan Commitments is $125,000,000.

          "Tranche A Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Tranche A Term Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Tranche A Term Loans or Tranche A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "Tranche A Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term Tranche A Term Loan Note shall include any Registered Notes evidencing Tranche A Term Loans executed and delivered pursuant to Section 2.08(f) hereof.

          "Tranche A Term Loans" shall mean the loans provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Tranche B Term Loan Commitment" shall mean, for each Tranche B Term Loan Lender, the obligation of such Lender to make a Tranche B Term Loan in the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Tranche B Term Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof).
The original aggregate principal amount of the Tranche B Term Loan Commitments is $75,000,000.

          "Tranche B Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Tranche B Term Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Tranche B Term Loans or Tranche B Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "Tranche B Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(c) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term Tranche B Term Loan Note shall include any Registered Notes evidencing Tranche B Term Loans executed and delivered pursuant to Section 2.08(f) hereof.

          "Tranche B Term Loans" shall mean the loans provided for by Section 2.01(c) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Transaction Documents" shall mean the Acquisition
Documents, the Basic Documents and the Senior Subordinated Debt
Documents.

          "Type" shall have the meaning assigned to such term in Section 1.03 hereof.

          "United Shares" shall mean the shares of common stock, $0.10 par value, of United.

          "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust the income of which is subject to Federal income taxation regardless of its source.

          "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

          "Warrant Agreement" shall mean the Warrant Agreement dated as of January 31, 1992 among the Guarantor and the Investors party thereto, as amended by Amendment No. 1 thereto, dated as of October 27, 1992, and Amendment No. 2 thereto, dated as of the date hereof, as the same shall be further modified and supplemented and in effect from time to time.

          "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

          "Wingate" shall mean (i) Wingate Partners, L.P., (ii) Wingate Partners II, L.P. and (iii) any other Person so long as, in each such case, one of Thomas W. Sturgess, Frederic B. Hegi, Jr. and James T. Callier have the power, directly or indirectly, to vote or direct the voting of all securities of the Guarantor held by such entity.

          1.02  Accounting Terms and Determinations.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under
Section 9.01 hereof, shall mean the audited consolidated financial statements of the Guarantor as at December 31, 1994 referred to in
Section 8.02(a)(i) hereof except for immaterial variations thereto). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited consolidated financial statements of the Guarantor as at December 31, 1994 referred to in
Section 8.02(a)(i) hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the audited consolidated financial statements of the Guarantor as at December 31, 1994 referred to in Section 8.02(a)(i) hereof). Notwithstanding the foregoing, all financial statements delivered to the Lenders hereunder shall be prepared utilizing the last-in-first-out basis of inventory valuation but all calculations made for the purpose of determining compliance with this Agreement shall be prepared utilizing the first-in-first-out basis of inventory valuation.

          (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, a Tranche A Term Loan or a Tranche B Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.


          Section 2.  Commitments, Loans, Notes and
Prepayments.

          2.01  Loans.

          (a) Revolving Credit Loans. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Initial Borrowing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time; provided that in no event shall the aggregate outstanding principal amount of all Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the lesser of (i) the Borrowing Base and (ii) the aggregate amount of the Revolving Credit Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09 hereof).

          (b) Tranche A Term Loans. Each Tranche A Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to the Company in Dollars on the Initial Borrowing Date in an aggregate principal amount up to but not exceeding the amount of the Tranche A Term Loan Commitment of such Lender. Thereafter the Company may Convert Tranche A Term Loans of one Type into Tranche A Term Loans of another Type (as provided in Section 2.09 hereof) or Continue Tranche A Term Loans of one Type as Tranche A Term Loans of the same Type (as provided in Section 2.09 hereof).

          (c) Tranche B Term Loans. Each Tranche B Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to the Company in Dollars on the Initial Borrowing Date in an aggregate principal amount up to but not exceeding the amount of the Tranche B Term Loan Commitment of such Lender. Thereafter the Company may Convert Tranche B Term Loans of one Type into Tranche B Term Loans of another Type (as provided in Section 2.09 hereof) or Continue Tranche B Term Loans of one Type as Tranche B Term Loans of the same Type (as provided in Section 2.09 hereof).

          (d) Limit on Eurodollar Loans. No more than seven separate Interest Periods in respect of Eurodollar Loans of any Class from each Lender may be outstanding at any one time. Prior to the date occurring three months after the Initial Borrowing Date, all Eurodollar Loans of any Class must have an Interest Period of one month's duration and be coterminous with Interest Periods of all other Eurodollar Loans of any Class, and, to the extent that prior to such date a Eurodollar Loan would not satisfy such conditions, such Loan shall be made, or Continued or Converted into, a Base Rate Loan.

          2.02 Borrowings. The Company shall give the Agent (which shall promptly notify the relevant Lenders) notice of each borrowing hereunder as provided in Section 4.05 hereof, which notice may be delivered by telephone if followed promptly by notice in writing. Not later than 2:00 p.m. New York time on the date specified for each borrowing hereunder, each relevant Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

          2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by Sections 2.01(a) and 2.01(c) hereof, by the issuance by the Issuing Bank of letters of credit (collectively, "Letters of Credit") for account of the Company or any of its Subsidiaries (as specified by the Company) and payable in Dollars, provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities plus the aggregate outstanding principal amount of the Revolving Credit Loans, exceed the lesser of (x) the Borrowing Base and (y) the aggregate amount of the Revolving Credit Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $90,000,000 and
(iii) the expiration date of any Letter of Credit extend beyond the earlier of (I) the Revolving Credit Commitment Termination Date and (II) except for any Letters of Credit issued to PNC Bank, National Association, with respect to its obligations under Letters of Credit A-301673 and A-301404 referred to in the Letter of Credit Chart set forth in Schedule I hereto and Letters of Credit replacing such letters of credit issued by PNC Bank, National Association, the date twelve months following the issuance of such Letter of Credit. The following additional provisions shall apply to Letters of Credit:
          (a) The Company shall give the Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than thirty days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Agent shall advise the Issuing Bank of the contents thereof.
          (b) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Bank's liability under such Letter of Credit.
          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Agent for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.
     (d) Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.03, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in
Section 4.05 hereof. In the event that the Company fails to so advise the Agent, or if the Company fails to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the Agent shall give each Revolving Credit Lender prompt notice of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.
      (e)  Each Revolving Credit Lender (other than the
Issuing Bank) shall pay to the Agent for account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Bank (through the Agent) to such Revolving Credit Lender requesting such payment and specifying such amount, unless such payment under such Letter of Credit would not have been made but for the gross negligence or willful misconduct of the Issuing Bank. Each such Revolving Credit Lender's obligation to make such payment to the Agent for account of the Issuing Bank under this paragraph (e), and the Issuing Bank's right to receive the same, shall, subject to the preceding sentence, be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Revolving Credit Lender to make its payment under this paragraph (e), the financial condition of any Obligor (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Credit Lender shall default in its obligation to make any such payment to the Agent for account of the Issuing Bank, for so long as such default shall continue the Agent may, at the request of the Issuing Bank, withhold from any payments received by the Agent under this Agreement or any Note for account of such Revolving Credit Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

     (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Bank pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to paragraph (g) of this Section 2.03). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Revolving Credit Lender shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.03.

     (g) The Company shall pay to the Agent for account of each Revolving Credit Lender (ratably in accordance with their respective Revolving Credit Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to a rate per annum equal to the Letter of Credit Fee Rate of the daily average undrawn amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Agent for account of the Issuing Bank a fronting fee in respect of each Letter of Credit in an amount equal to 1/4 of 1% per annum of the daily average undrawn amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit
(i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto and as shown in fee schedules provided by the Issuing Bank to the Company.

     (h) Promptly following the end of each calendar month, the Issuing Bank shall deliver (through the Agent) to each Revolving Credit Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of the month. Upon the request of any Revolving
     Credit Lender from time to time, the Issuing Bank shall deliver any information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.
          (i) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.
          (j) To the extent that any Revolving Credit Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.
          (k)  The issuance by the Issuing Bank of any
     modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) the Majority Revolving Credit Lenders (if such conditions could have been amended with the consent of the Majority Revolving Credit Lenders or all of the Revolving Credit Lenders (if such conditions could only have been amended with the consent of all Revolving Credit Lenders) shall have consented thereto.
          (l) Concurrently with the satisfaction of the conditions precedent set forth in Section 7.01 hereof, all Existing Letters of Credit outstanding on the date hereof shall be deemed to be Letters of Credit outstanding hereunder and the Revolving Credit Lenders shall, automatically and without further action on the part of the Agent, the Issuing Bank or such Revolving Credit Lenders, acquire a participation interest in each Existing Letter of Credit as if such Existing Letter of Credit shall have been issued hereunder.
The Company hereby indemnifies and holds harmless each Revolving Credit Lender and the Agent from and against any and all claims, damages, losses, liabilities, costs or expenses that such Lender or the Agent may incur (or that may be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that the Company shall not be required to indemnify any Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Lender, the Issuing Bank or the Agent under this Agreement.
          2.04  Changes of Commitments.
          (a) The Company shall have the right at any time or from time to time (i) to terminate or reduce the aggregate unused amount of the Term Loan Commitments, (ii) so long as no Revolving Credit Loans or Letter of Credit Liabilities are outstanding, to terminate the Revolving Credit Commitments and (iii) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000).
          (b) Any portion of the Term Loan Commitments not used on the Initial Borrowing Date shall terminate automatically at the close of business on the Initial Borrowing Date.
          (c) The Commitments of any Class once terminated or reduced may not be reinstated.
          2.05 Commitment Fee. The Company shall pay to the Agent for account of each Lender a commitment fee on the daily average unused amount of each Term Loan Commitment and Revolving Credit Commitment of such Lender (solely for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Revolving Credit Commitments) use of each Lender's Revolving Credit Commitment), for the period from and including the date of this Agreement to but not including the earlier of the date such Commitment terminates or is terminated, at a rate per annum equal to 1/2 of 1%. Accrued commitment fees on each Commitment shall be payable monthly on the last Business Day of each month and on the date such Commitment terminates or is terminated.
          2.06 Lending Offices. The Loans of each Class and Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Class and Type.
          2.07 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender; provided that nothing in this sentence shall limit the recourse of the Company against such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled, subject to Section 10 hereof in the case of any acceleration of Indebtedness hereunder or termination of any Commitments, to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08  Notes.

          (a) The Revolving Credit Loans made by each Revolving Credit Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the Initial Borrowing Date, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as in effect on the Initial Borrowing Date and otherwise duly completed.

          (b) The Tranche A Term Loans made by each Tranche A Term Loan Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the Initial Borrowing Date, payable to such Lender in a principal amount equal to the amount of the Tranche A Term Loan made by such Tranche A Term Loan Lender on the Initial Borrowing Date and otherwise duly completed.

          (c) The Tranche B Term Loans made by each Tranche B Term Loan Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-3 hereto, dated the Initial Borrowing Date, payable to such Lender in a principal amount equal to the amount of the Tranche B Term Loan made by such Tranche B Term Loan Lender on the Initial Borrowing Date and otherwise duly completed.

          (d) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of either Obligor to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

(e) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant
Commitment, Loans and Notes pursuant to Section   12.06 hereof
and except as provided in clause (h) below
(and, if requested by any Lender, the Company agrees to so exchange any Note).

          (f) Notwithstanding the foregoing, any Term Loan Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code may request the Company (through the Agent), and the Company agrees thereupon, to record on the Register referred to in Section 12.06(g) hereof any Term Loans held by such Lender under this Agreement. Term Loans recorded on the Register ("Registered Loans") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any Term Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Company. The Company agrees, at the request of any Term Loan Lender that is the holder of Registered Loans, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loans (i.e. containing the optional registered note language as indicated in Exhibits A-2 or A-3 hereto, as the case may be) and registered as provided in Section 12.06(g) hereof (herein, a "Registered Note"), dated the Initial Borrowing Date, payable to such Term Loan Lender and otherwise duly completed. A Term Loan once recorded on the Register may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

          2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Revolving Credit Loans and Term Loans of one Type into Loans of another Type or Continue Revolving Credit Loans and Term Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be Converted only on the last day of an Interest Period for such Loans;
(c) prepayments by the Company of the Term Loans shall be applied pro rata to the Tranche A Term Loans and the Tranche B Term Loans; and (d) prepayments by the Company of any Class of Term Loans shall be applied to the remaining installments of such Term Loans pro rata. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          2.10  Mandatory Prepayments and Reductions of
Commitments.

          (a) Borrowing Base. Until the Revolving Credit Commitment Termination Date, the Company shall from time to time prepay the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans, together with the outstanding Letter of Credit Liabilities, shall not exceed the Borrowing Base, such amount to be applied, first, to Revolving Credit Loans outstanding and, second, as cover for Letter of Credit Liabilities outstanding.

          (b) Annual Cleanup. The Company shall from time to time prior to the Revolving Credit Commitment Termination Date prepay the Revolving Credit Loans in such amounts as shall be necessary so that, for a period of at least 30 consecutive days in each fiscal year of the Company, commencing with the fiscal year beginning January 1, 1996, the aggregate outstanding principal amount of the Revolving Credit Loans shall not exceed $200,000,000 or such other greater amount as the Majority Lenders shall have agreed to, after consideration thereof in good faith.

          (c) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Company ending after the date hereof, the Company shall prepay Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below), and the Commitments shall be subject to automatic reduction, without prepayment or commitment reduction premium other than any amounts payable pursuant to Section 5.05 hereof, in an aggregate amount equal to the excess of (A) the Required Percentage (as defined below) of Excess Cash Flow for such fiscal year (or, in the case of the first fiscal year occurring after the Initial Borrowing Date, that portion of the fiscal year occurring after the Initial Borrowing Date) over (B) the aggregate amount of prepayments of Term Loans made during such fiscal year pursuant to Section 2.09 hereof and, after the payment in full of the Term Loans, the aggregate amount of voluntary reductions of Revolving Credit Commitments made during such fiscal year pursuant to Section 2.04(c) hereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (g) of this
Section 2.10. "Required Percentage" of Excess Cash Flow for any fiscal year shall mean (i) if the Debt to Cash Flow Ratio as of the last day of such fiscal year is less than 3 to 1, 50% and
(ii) otherwise, 75%.

          (d) Equity Issuance. If, at any time after the Initial Borrowing Date, the Guarantor or any of its Subsidiaries shall receive Net Available Proceeds in excess of $15,000,000 ("Available Equity Proceeds") from one or more Equity Issuances, including all prior Equity Issuances as to which a prepayment has not yet been made under this Section 2.10(d), the Company shall, within three Business Days of receipt of such Net Available Proceeds, prepay Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the aggregate amount of such Available Equity Proceeds, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (g) of this
Section 2.10.

          (e)  Sale of Assets.  Without limiting the obligation
of the Company to obtain the consent of the Majority Lenders pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.10(e), shall exceed $10,000,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Company will deliver to the Lenders a statement, certified by a Responsible Officer of the Company, in form and detail satisfactory to the Agent, of the amount of the anticipated Net Available Proceeds of the Current Disposition and of all such prior Dispositions as to which a prepayment has not yet been made under this Section 2.10(e) and will prepay, upon receipt of such Net Available Proceeds, Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph
(h) below), and the Commitments shall be subject to
automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions in excess of $10,000,000, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (g) of this Section 2.10. Notwithstanding the foregoing, the Disposition for fair value of any Part A Property shall not be a "Disposition" for purposes of the preceding sentence. If, however, any Part B Property is Disposed of within one year prior to or after the Disposition of Part A Property located in the same geographical area, the Company shall, within one year of the last of such Dispositions, apply the Net Available Proceeds of such Dispositions to (i) the purchase or construction of a replacement facility or (ii) the prepayment of the Loans (and/or the provision of cover for Letter of Credit Liabilities as specified in paragraph (h) below) and the reduction of Commitments as provided above.
          (f) Casualty Events. After the occurrence of any Casualty Event (other than any Casualty Event with respect only to Property covered by the Mortgages) resulting in a loss in excess of $500,000, the Company shall give prompt notice thereof to the Agent and the Lenders. If no Default has occurred and is continuing, the Company may, at its option, to be exercised by delivery of notice to the Agent and the Lenders within four months of such Casualty Event, elect to apply the Net Available Proceeds of such Casualty Event to either (i) the repair or replacement of the Property affected thereby or (ii) the prepayment of the Loans (and/or the provision of cover for Letter of Credit Liabilities as
specified in paragraph (g) of this Section   2.10).  If a Default
has occurred and is continuing, or
if the Company fails to make such an election within four months from the date of any such Casualty Event, such Net Available Proceeds shall automatically be applied to the prepayment of the Loans (and/or the provision of cover for Letter of Credit Liabilities as specified in paragraph (g) of this Section 2.10). If the Company elects to so repair or replace the Property subject to such Casualty Event, the Net Available Proceeds of such Casualty Event in excess of $500,000 shall be held by the Agent to be applied to such repair or replacement and advanced to the Company in periodic installments upon compliance by the Company with such reasonable conditions as may be imposed by the Agent, including, but not limited to, reasonable retentions and lien releases. Interest, if any, actually earned on any Net Available Proceeds held by the Agent shall be credited to such Net Available Proceeds, for the benefit of the Company.

          (g) Application. Prepayments and reductions of Commitments described in the above paragraphs of this
Section 2.10 (other than in paragraph (a) or (b) above) shall be effected as follows:

          (i) first, the amount of the prepayment specified in such paragraphs shall be applied to the Term Loans, pro rata between each Class of Term Loans and, as to each Class, pro rata to the remaining installments thereof; and
         (ii) second, the Revolving Credit Commitments shall be automatically reduced in an amount equal to the amount by which the aggregate amount of the prepayments and reductions of Commitments provided for in paragraphs (c), (d), (e) and
     (f) above exceed any excess over the amount referred to in the foregoing clause (i) (and to the extent that, after giving effect to such reduction of Commitments, the aggregate principal amount of Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the Revolving Credit Commitments, the Company shall, first, prepay Revolving Credit Loans and, second, provide cover for Letter of Credit Liabilities as specified in paragraph (h) below, in an aggregate amount equal to such excess).
          (h) Cover for Letter of Credit Liabilities. In the event that the Company shall be required pursuant to this Section 2.10, or pursuant to Section 10 hereof, to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.
          Section 3.  Payments of Principal and Interest.

          3.01  Repayment of Loans.
          (a) The Company hereby promises to pay to the Agent for account of each Revolving Credit Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.
          (b) The Company hereby promises to pay to the Agent for account of the Tranche A Term Loan Lenders the aggregate principal amount of the Tranche A Term Loans in twenty (20) consecutive installments payable on each Quarterly Date, beginning on June 30, 1995, the first four (4) of which shall each be in the aggregate amount of $3,750,000, the next eight (8) of which shall each be in the aggregate amount of $6,250,000 and the last eight (8) of which shall each be in the aggregate amount of $7,500,000. If the Company does not borrow the full amount of the aggregate Tranche A Term Loan Commitments on or before the Term Loan Commitment Termination Date, the shortfall shall be applied to reduce the foregoing installments ratably.
          (c) The Company hereby promises to pay to the Agent for account of the Tranche B Term Loan Lenders the aggregate principal amount of the Tranche B Term Loans in twenty-eight (28) consecutive quarterly installments payable on each Quarterly Date beginning on June 30, 1995, the first twenty (20) of which shall each be in the aggregate amount of $250,000 and the last eight (8) of which shall each be in the aggregate amount of $8,750,000. If the Company does not borrow the full amount of the aggregate Tranche B Term Loan Commitments on or before the Term Loan Commitment Termination Date, the shortfall shall be applied to reduce the foregoing installments ratably.

          3.02 Interest. The Company hereby promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a)  during such periods as such Loan is a Base Rate
     Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, and

          (b)  during such periods as such Loan is a Eurodollar
     Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation owed to such Lender and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate
Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.


          Section 4.  Payments; Pro Rata Treatment; Computations;
Etc.
          4.01  Payments.
          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Obligors under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).
          (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of either Obligor with such Lender (with notice to such Obligor and the Agent).
          (c) Each Obligor shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable hereunder to which such payment is to be applied (and in the event that such Obligor fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section
4.02 hereof, may determine to be appropriate).
          (d) Except to the extent otherwise provided in the last sentence of Section 2.03(e) hereof, each payment received by the Agent under this Agreement or any Note for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.
          (e) Except to the extent otherwise provided herein, if the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 hereof in respect of the Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03 Computations. Interest on Eurodollar Loans and Reimbursement Obligations and commitment fees and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(g) hereof, excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $10,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05 Certain Notices. Notices by the Company to the Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. (in the case of notices in respect of Eurodollar Loans) and 12:00 noon (in the case of notices in respect of Base Rate Loans), New York time, on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:
                                             Number of
                                              Business
          Notice                             Days Prior

     Termination or reduction
     of Commitments                               3

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans                              same day

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                 3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:
          (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Agent shall not limit such obligation of the Company under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and
         (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02 hereof, it being understood that the return by the Company of the Required Payment to the Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.
          4.07  Sharing of Payments, Etc.
          (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Obligor), in which case it shall promptly notify such Obligor and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.
          (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Each Obligor agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


          Section 5.  Yield Protection, Etc.

          5.01  Additional Costs.

          (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be reasonably necessary to compensate such Lender for any costs that such Lender determines, in good faith, are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

          (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such
     Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or
        (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.
If any Lender requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01 (but without duplication), in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).
          (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency
(12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this
Section 5.01(c) and Section 5.06 hereof, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.
          (d) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that
(i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this
Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this
Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a good faith reasonable basis.

          5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

          (a) the Agent determines, which determination shall be conclusive if made in good faith, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Term Loans, the Majority Term Lenders determine, which determination shall be conclusive if made in good faith, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 Compensation. The Company shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over
(ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

          5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under
Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Agent), the Company shall pay immediately to the Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive if made in good faith and in the absence of manifest error as to the amount thereof.

          5.07  U.S. Taxes.

          (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes (other than U.S. Taxes attributable to payments that are effectively connected with the conduct of a trade or business within the United States of America, within the meaning of Section 864 of the Code as in effect on the date hereof, provided that the mere participation in the transactions contemplated hereby by a foreign office of a Lender shall not alone be deemed to result in income so connected) imposed with respect to such payment (or, upon the failure of the Company properly to make any such deduction or withholding required by applicable law, payment by each Lender that is not a U.S. Person of such U.S. Taxes that should have been deducted or withheld), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to any Lender hereunder (other than in respect of any Registered Loan) unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof), on the date of each payment hereunder and on the day after any change in the Applicable Lending Office of such Lender, entitled to submit either a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or a Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), unless such inability is due to a change of law (including but not limited to any change in any applicable treaty, statute, regulation or ruling or judicial or administrative interpretation of any of the foregoing) after the date hereof (or the date it became a Lender hereunder as provided in Section 12.06(b) hereof),

         (ii) to any payment to any Lender hereunder in respect of a Registered Loan (a "Registered Holder"), unless such Registered Holder (or, if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the date hereof (or on the date such Registered Holder becomes a Lender as provided in
       Section 12.06(b) hereof), on the date of each payment hereunder and on the day after any change in the Applicable Lending Office of such Lender, entitled to submit a Form W-8, together with an annual certificate stating that (x) such Registered Holder (or beneficial owner, as the case may be) is not a "bank" within the meaning of
     Section 881(c)(3)(A) of the Code, is not a resident in a foreign country specified in a notice published under Sections 871(h)(6) or 881(c)(6) of the Code and is not a 10% shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, unless such Registered Holder, or beneficial owner as the case may be, is not so entitled by reason of a change of law (including but not limited to any change in any applicable treaty, statute, regulation or ruling, or judicial or administrative interpretation of any of the foregoing) occurring after the date hereof (or the date the Registered Holder or beneficial owner, as the case may be, became a Registered Holder or beneficial owner) and
     (y) such Registered Holder (or beneficial owner, as the case may be) shall promptly notify the Company if at any time, such Registered Holder (or beneficial owner, as the case may be) determines that it is no longer in a position to provide such certificate to the Company (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes), or
        (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with (x) applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes and (y) this Section 5.07(a).
For the purposes of this Section 5.07(a), (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America,
(B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America and (C) "Form W-8" shall mean Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States of America). Each of the Forms referred to in the foregoing clauses (A), (B) and (C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.
          (b) Within 30 days after paying any amount to the Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Agent for delivery to such non-U.S. Person evidence reasonably satisfactory to such Person of such deduction, withholding or payment (as the case may be).
          (c) If any Lender shall be entitled to compensation under this Section 5.07, such Lender, within a reasonable time after becoming entitled to such compensation, shall (unless otherwise required by a governmental authority or as a result of any law, rule, regulation, order or similar directive applicable to such Lender) designate a different Applicable Lending Office from that initially selected by such Lender to which payments are to be made under the Basic Documents, if such designation would avoid the need for (or reduce the amount of) such compensation and would not, in the sole opinion of such Lender, be otherwise disadvantageous to such Lender.
          5.08 Replacement of Lenders. If any Lender defaults in its obligation to make Loans under Section 2.01 hereof or requests compensation pursuant to Section 5.01, 5.06 or 5.07 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Type into, any other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender so defaulting or requesting such compensation or whose obligations are so suspended, being herein called a "Relevant Lender"), the Company, upon three Business Days notice given when no Default shall have occurred and be continuing, may require that such Relevant Lender transfer all of its right, title and interest under this Agreement and such Relevant Lender's Notes to any bank or other financial institution identified by the Company that is satisfactory to the Agent, in its discretion reasonably exercised (a "Proposed Lender") if (i) such Proposed Lender agrees to assume all of the obligations of such Relevant Lender hereunder, and to purchase all of such Relevant Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Relevant Lender's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Relevant Lender of all other amounts payable hereunder to such Relevant Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under
Section 5.05 hereof as if all of such Relevant Lender's Loans were being prepaid in full on such date) and (ii) such Relevant Lender has requested compensation pursuant to Section 5.01, 5.06 or 5.07 hereof, such Proposed Lender's aggregate requested compensation, if any, paid pursuant to Section 5.01, 5.06 or 5.07 hereof with respect to such Relevant Lender's Loans is lower than that of the Relevant Lender. Subject to the provisions of Section 12.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 5.01, 5.06, 5.07 and 12 hereof (without duplication of any payments made to such Relevant Lender by the company or the Proposed Lender) shall survive for the benefit of such Relevant Lender under this Section 5.08 with respect to the time prior to such replacement.


          Section 6.  Guarantee.
          6.01 The Guarantee. The Guarantor hereby guarantees to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under this Agreement and under the Notes and by the Company under any of the other Basic Documents, and all obligations of the Company to any Lender in respect of any Interest Rate Protection Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
          6.02 Obligations Unconditional. The obligations of the Guarantor under Section 6.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the
Guarantor hereunder which shall remain absolute and unconditional as described above:
          (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
         (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;
        (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or
         (iv) any lien or security interest granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.
The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.
          6.03 Reinstatement. The obligations of the Guarantor under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Obligor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
          6.04 Subrogation. The Guarantor hereby waives, until payment in full of the Guaranteed Obligations, all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 6.
          6.05 Remedies. The Guarantor agrees that, as between the Guarantor and the Lenders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section
6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of said Section 6.01.
          6.06  Continuing Guarantee.  The guarantee in this
Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
          Section 7.  Conditions Precedent.
          7.01 Initial Loan . The obligation of each Lender to make its initial Loan or any other extension of credit hereunder on the Initial Borrowing Date is subject to the prior or simultaneous satisfaction of the following conditions: (i) such extension of credit shall be made on or before the Loan Commitment Termination Date and (ii) the Agent shall have received the following documents (with, in the case of clauses (a), (b), (d), (e), (f), (h), (i), (k), (l), (m), (n), (o), (t), (u) and (y)
below sufficient copies for each Lender) or other evidence, each of which shall be satisfactory to the Agent (and to the extent specified below, to the Lenders) in form and substance:
          (a) Corporate Documents. The following documents, each certified as indicated below:
                    (i)  for each of the Company and the
          Guarantor, a copy of the charter, as amended and in effect, prior to the Mergers, of such Person certified as of a date reasonably close to the Initial Borrowing Date by the Secretary of State of Delaware or Illinois, as the case may be, and a certificate from such Secretary of State dated as of a date reasonably close to the Initial Borrowing Date as to the good standing of and charter documents filed by such Person;
                   (ii)  for each of the Company and the
          Guarantor, a certificate of the Secretary or an Assistant Secretary of such Person, dated the Initial Borrowing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Person as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted until the Mergers, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Person authorizing the execution, delivery and performance of such of the Basic Documents to which such Person is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of such Person had not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Person executing such of the Basic Docu ments to which such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection therewith (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Person);

        (iii)  for each of the Company and the
Guarantor, a certificate of another officer of such Person, dated the Initial Borrowing Date, as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of such Person at the time of execution of the certificate referred to in clause (ii) above;
          (iv)  the Articles of Merger relating to the
merger of the Guarantor into United as filed with the Secretary of State of Delaware certified as of the Initial Borrowing Date by the Secretary of United;
          (v)  the Articles of Merger relating to the
merger of the Company with and into Supply as filed with the Secretary of State of Illinois and Delaware certified as of the Initial Borrowing Date by the Secretary of Supply;
         (vi)  a certificate of the Secretary or
Assistant Secretary of United dated the Initial
Borrowing Date certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation and by-laws of United, as amended and in effect on the Initial Borrowing Date after giving effect to the United Merger, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of United authorizing the execution, delivery and performance of such of the Transaction Documents to which United is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer of United executing such of the Transaction Documents to which United is or is intended to be a party and each other document to be delivered by United from time to time in connection therewith (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from United);

        (vii)  a certificate of the Secretary or
Assistant Secretary of Supply dated the Initial
Borrowing Date certifying (A) that attached thereto is a true and complete copy of the Articles of Incorporation and by-laws of Supply, as amended and in effect on the Initial Borrowing Date after giving effect to the Supply
Merger, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of Supply authorizing the execution, delivery and performance of such of the Transaction Documents to which Supply is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer of Supply executing such of the Transaction Documents to which Supply is or is intended to be a party and each other document to be delivered by Supply from time to time in connection therewith (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from Supply);

       (viii)  a certificate of another officer of
United, dated the Initial Borrowing Date after giving effect to the United Merger, as to the incumbency and specimen signature of the Secretary or Assistant Secretary of United, as the case may be; and
             (ix)  a certificate of another officer of
     Supply, dated the Initial Borrowing Date after giving effect to the Supply Merger, as to the incumbency and specimen signature of the Secretary or Assistant Secretary of Supply, as the case may be.
     (b) Officer's Certificate. A certificate of a senior officer of the Guarantor, dated the Initial Borrowing Date, to the effect set forth in clauses (a) and (b) of Section
7.02 hereof.
     (c) Notes. The Term Notes, duly completed and executed for each Term Lender (except that, in the case of a Registered Holder, Term Loan Notes shall be required only to the extent that such Registered Holder shall have requested the execution and delivery of a Note pursuant to
Section 2.08(f) hereof) and the Revolving Credit Notes, duly completed and executed for each Revolving Credit Lender.

    (d) Opinions of Counsel to the Obligors. Opinions, dated the Initial Borrowing Date, of (i) Weil, Gotshal & Manges, special New York counsel to the Obligors, substantially in the form of Exhibit G-1 hereto and covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent) and (ii) D'Ancona & Pflaum, special Illinois counsel to the Obligors, substantially in the form of Exhibit G-2 hereto and covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent) and (iii) Prickett, Jones, Elliott, Kristol & Schnee, special Delaware counsel to the Obligors, substantially in the form of Exhibit G-3 hereto and covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

    (e) Opinions of Local Counsel. Opinions, dated the Initial Borrowing Date, of local counsel in the respective states in which the Properties covered by the Mortgages referred to in clause (m) below are located, substantially in the form of Exhibit G-4 hereto, and in each case covering such others matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Agent).

     (f)  Opinion of Special New York Counsel to the Agent.
An opinion, dated the Initial Borrowing Date, of Milbank,
Tweed, Hadley & McCloy, special New York counsel to the
Agent, substantially in the form of Exhibit H hereto.

    (g)  Tender of United Shares.  Evidence that at least
90% of the issued and outstanding United Shares shall have been validly tendered to the Guarantor, that the price per share to be paid by the Guarantor for such United Shares shall not exceed $15.50 and that such United Shares have been validly tendered to the Guarantor free and clear of all Liens and restrictions to purchase imposed by applicable law and have not been withdrawn and are available for purchase in accordance with the terms and conditions of the Offer to Purchase.

     (h)  Tender Offer Documents and Governmental Approvals.
(i) Certified copies of all Tender Offer Documents (including the Offer to Purchase), and all Additional Tender Offer Documents (which Additional Tender Offer Documents shall be in form and substance acceptable to the Majority Lenders),
(ii) a certified copy of the Notification and Report Form in respect of the Acquisition furnished to the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended,
(iii) a certificate of a senior officer of the Guarantor dated the Initial Borrowing Date certifying that all of the conditions precedent to the purchase of the United Shares contained in the Offer to Purchase have been satisfied and not waived except with the consent of the Majority Lenders and that the Offer to Purchase has been duly authorized and delivered by the Guarantor and is in full force and effect as of said date and (iv) evidence that all necessary governmental and material third party consents and approvals in connection with the Acquisition have been obtained and remain in effect and all applicable waiting periods have expired without any action being taken by any competent authority that restricts, prevents of imposes materially adverse conditions upon the making or consummation of the Acquisition.

     (i) Merger Agreement. Evidence that the Merger Agreement shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect (it being understood that by reason of the Merger Agreement, the Lenders are relying in good faith upon the assets and cash flow of United and its Subsidiaries to be available for repayment of the Loans). The Lenders shall have received a certificate from a senior officer of United dated the Initial Borrowing Date and certifying that there has been no amendment to the Merger Agreement except with the consent of the Majority Lenders and that the representations and warranties of United set forth in the Merger Agreement are true and complete in all material respects as if made on the Initial Borrowing Date, except that any such representation or warranty stated to relate to a specific earlier date is true and complete as of such earlier date.

     (j) Merger. Evidence that the Guarantor, the Company, United and Supply shall have consummated the Mergers in compliance with the Merger Agreement and all applicable laws; and certified copies of each document or instrument delivered by the Guarantor, the Company, United and Supply pursuant to the Merger Agreement.

     (k) Other Acquisition Documents. Certified copies of all other Acquisition Documents each of which shall be in form and substance satisfactory to the Majority Lenders.

     (l) Security Agreement. The Security Agreement, duly executed and delivered by the Company and the Agent. In addition, the Company shall have taken such other action (including, without limitation, delivering to the Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

     (m) Pledge Agreement. The Pledge Agreement, duly executed and delivered by the Guarantor and the Agent, together with certificate(s) representing all of the issued and outstanding capital stock of the Company accompanied by undated stock powers duly executed in blank.
     (n) Mortgages and Title Insurance. The following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the
Agent:

               (i)  Mortgages covering the real Properties
     identified under the heading "Mortgages" in Schedule IV hereto, in each case duly executed and delivered by the Company or Supply, as the case may be, in recordable form (in such number of copies as the Agent shall have reasonably requested);
              (ii) mortgagee policies of title insurance on forms of and issued by one or more title companies satisfactory to the Majority Lenders (the "Title Companies"), insuring the validity and priority of the Liens created under such Mortgages for and in amounts satisfactory to the Majority Lenders, subject only to such exceptions as are satisfactory to the Majority Lenders and, to the extent necessary under applicable law, for filing in the appropriate county land offices, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed;
             (iii) as-built surveys of recent date of each of the facilities to be covered by such Mortgages, showing such matters as may be reasonably required by the Majority Lenders, which surveys shall be in form and content acceptable to the Majority Lenders, and certified to the Agent and to each Lender and the Title Companies, and shall have been prepared by a registered surveyor reasonably acceptable to the Majority Lenders; and
              (iv)  certified copies of permanent and
     unconditional certificates of occupancy for each fee owned real Property covered by a Mortgage (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the facilities to be covered by such Mortgages are located, then such other evidence reasonably satisfactory to Majority Lenders) permitting the fully functioning operation and occupancy of each such facility and of such other permits necessary for the use and operation of each such facility issued by the respective governmental authorities having jurisdiction over each such facility.
In addition, the Company shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording such Mortgages in the appropriate county land offices.
    (o) Assumption Agreement. The Assumption Agreement, duly executed and delivered by United and Supply.

     (p) Amount of Revolving Credit Loans. Evidence satisfactory to the Lenders that after giving effect to the borrowings of the Term Loans on the Initial Borrowing Date and the borrowings of the Revolving Credit Loans contemplated to occur on the Initial Borrowing Date, the aggregate outstanding principal amount of Revolving Credit Loans as of the Initial Borrowing Date will not exceed $245,000,000.

     (q) Guarantor Note. A promissory note duly executed and delivered by the Guarantor to the Company evidencing the loan by the Company to the Guarantor contemplated by clause
(i) of Section 9.19(a) hereof (the "Guarantor Note").

    (r) UCC, Tax Lien, Judgment and Litigation Searches. Reports satisfactory to the Lenders listing the results of Uniform Commercial Code filing, tax lien, judgement and litigation searches prepared by one or more firms satisfactory to the Agent with respect to the Company, United and Supply in each of the jurisdictions deemed relevant by the Agent.

     (s) Insurance. Certificates of insurance evidencing the existence of insurance covering risks and issued by such insurers and on such terms as shall be satisfactory to the Majority Lenders in their reasonable discretion and evidencing the designation of the Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by Section 9.04 hereof, such certificates to be in such form and contain such information as is specified in said Section 9.04. In addition, the Company shall have delivered a certificate of a Responsible Officer setting forth the insurance obtained by it in accordance with the requirements of Section 9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

      (t) Environmental Survey and Questionnaire. An environmental assessment of all real Property owned by United or Supply by Law Engineering in form and substance reasonably satisfactory to the Majority Lenders, which assessment shall be based on physical site inspections as well as a review of historical operations on such site. Further, the Company shall provide the Agent with an update, prepared by the Company, of the Phase I Environmental Assessments prepared by Law Engineering in December 1991 (the "Associated Reports"), which update shall provide the status and, if applicable, the results of any additional investigatory work taken to implement the recommendations set forth in the Associated Reports. In addition, if requested by the Majority Lenders (through the Agent), the Company and United shall have completed (and delivered to each Lender) an environmental risk questionnaire in a form provided thereto by the Agent (and containing such inquiries with respect to environmental matters as shall have been requested by any Lender, through the Agent, to be included in such questionnaire), and the responses to such questionnaire (and the underlying facts and circumstances shown thereby) shall be in form and substance satisfactory to Majority Lenders.

     (u) Solvency Analysis. Analyses from Valuation Research Inc., or any other firm of independent solvency analysts of nationally recognized standing, to the effect that, as of the Initial Borrowing Date and after giving effect to the Mergers, the borrowings contemplated hereunder in the full amount of the Commitments, the borrowing of the full amount of the commitments under the Senior Subordinated Debt Documents, and the other transactions contemplated by the Transaction Documents, neither Obligor, on a stand-alone or consolidated basis, (i) will be insolvent or will be rendered insolvent by the Indebtedness incurred in connection therewith, (ii) will be left with unreasonably small capital with which to conduct its business operations as heretofore conducted and (iii) will have incurred debts beyond its ability to pay such debts as they mature. The Agent shall have also received (x) a certificate from a Responsible Officer of each Obligor certifying the conclusions specified in clauses (i), (ii) and (iii) above and that the financial projections and underlying assumptions contained in such analyses were at the time made, and on the Initial Borrowing Date are, fair and reasonable and accurately computed and (y) opinions of value and other appropriate factual information supporting the conclusions of the solvency analyses and the financial condition certificate required to be delivered as provided above (which opinions of value shall not have been amended, modified or revoked).

      (v) Senior Subordinated Debt. Evidence that the Senior Subordinated Loan Agreement shall have been duly authorized, executed and delivered, and that the notes evidencing the Senior Subordinated Bridge Loans shall have been duly executed and delivered, in each case containing terms in form and substance satisfactory to each Lender, and the Agent shall have received copies of each of the Senior Subordinated Debt Documents certified by a Responsible Officer of the Company. In addition, the Agent shall have received a certificate of a Responsible Officer of the Company to the effect that the Company shall have received net cash proceeds (prior to the payment of any transaction expenses) from the Senior Subordinated Bridge Loans, which, together with the proceeds of the Term Loans and the Revolving Credit Loans and the issuance by the Guarantor of common stock of the Guarantor, are sufficient to consummate the Tender Offer and the Mergers.

     (w) Equity. Evidence that the Guarantor shall have received net cash consideration (prior to the payment of any transaction expenses) of not less than $12,000,000, representing proceeds of the issuance of common stock of the Guarantor.

     (x) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness of the Company and United and Supply (including, without limitation, any contingent or other amounts payable in respect of letters of credit) indicated on Parts A and B, respectively, of Schedule I hereto that is to be repaid on the Initial Borrowing Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Majority Lenders shall have been made); in addition, the Agent shall have received from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Agent shall have requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination satisfactory to the Majority Lenders shall have been made).
          (y) Litigation. A certificate of a senior officer of each of the Company, the Guarantor and United to the effect that there exists (i) no judgment, order, injunction or other restraint issued or filed which prohibits the making of the Loans or the consummation of the Acquisition, (ii) no action, suit, litigation, or similar proceeding at law or in equity or by or before any court or governmental or regulatory authority with respect to the Acquisition or the financing thereof other than actions, suits, litigation or proceedings which have been disclosed in the Offer to Purchase and which are acceptable to the Majority Lenders and (iii) no actions, suits or proceedings pending or threatened with respect to any such party that could reasonably be expected to have a Material Adverse Effect.
          (z) Margin Regulations. Evidence satisfactory to the Lenders that neither the making of Loans hereunder nor the use of the proceeds thereof will violate Regulation G, U or X.
          (aa) Contracts. Copies of all material contracts of United and Supply including, without limitation, all material supply and purchase contracts of United or Supply involving more than 5% of the supplies to or purchases of United or Supply.
          (bb) Borrowing Base Report. A Borrowing Base Certificate dated as of a date not more than five days prior to the date of the making of the initial Loans.
          (cc) Other Documents. Such other documents as the Agent or any Lender or special New York counsel to the Agent reasonably request.
The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Obligors of such fees as the Obligors shall have agreed to pay or deliver to any Lender or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Obligors).
          7.02 Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan or otherwise extend any credit to either Obligor upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowings of the Term Loans and the Revolving Credit Loans) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:
          (a)  no Default shall have occurred and be continuing;
          (b) the representations and warranties made by each Obligor in Section 8 hereof and in each other Basic Document to which such Obligor is a party, shall be true and complete in all material respects on and as of the date of the making of such Loan or other extension of credit (and after giving effect thereto) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (c) to the extent there are Revolving Credit Loans outstanding, the aggregate principal amount of the Revolving Credit Loans together with the aggregate amount of all Letter of Credit Liabilities shall not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 7.01(bb) or 9.01(g) hereof.

Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).


          Section 8.  Representations and Warranties.  Each
Obligor represents and warrants to the Agent and the Lenders that:

          8.01 Corporate Existence. Each Obligor and its Subsidiaries (including, for purposes of this Section 8.01, United and its Subsidiaries): (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          8.02 Financial Condition. (a) The Guarantor has heretofore furnished to each of the Lenders the following:

          (i) the consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 1994 and the related consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Arthur Andersen LLP; and

          (ii) the consolidated balance sheet of United and its Subsidiaries as at August 31, 1994 and the related consolidated statements of income, changes in stockholders' investment and cash flows of United and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Arthur Andersen LLP, and the unaudited consolidated balance sheet of United and its Subsidiaries as at November 30, 1994 and the related consolidated statements of income, changes in stockholders' investment and cash flows of United and its Subsidiaries for the three-month period ended on such date.

          (b) The financial statements referred to in clause (a) above fairly present, in all material respects, the consolidated financial position of the Guarantor and its Subsidiaries and of United and its Subsidiaries, as the case may be, as at said dates and the consolidated results of their respective operations for the fiscal years and periods ended on said dates (subject, in the case of such financial statements (other than as at the end of, and for, fiscal years) to normal year-end audit adjustments), in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Guarantor or United or any of their respective Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1994 in the case of the Guarantor and November 30, 1994 in the case of United, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Guarantor and its Subsidiaries or United and its Subsidiaries from that set forth in said financial statements as at said respective dates.

          8.03  Litigation.  Except as disclosed to the Lenders in
Schedule V hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Obligor) threatened against either Obligor or any of its Subsidiaries (including, for purposes of this Section 8.03, United and its Subsidiaries) that, if adversely determined, could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          8.04 No Breach. None of the making or performance of this Agreement and the Notes and the other Transaction Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent not already obtained under, the charter or by-laws of either Obligor or any of its Subsidiaries (including, for purposes of this Section 8.04, United and its Subsidiaries), or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which either Obligor or any such Subsidiary is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of either Obligor or any such Subsidiary pursuant to the terms of any such agreement or instrument.

          8.05 Action. Each Obligor and each of its Subsidiaries (including, for purposes of this Section 8.05, United and its Subsidiaries) has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party; the execution, delivery and performance by each Obligor and each such Subsidiary of each of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by such Obligor and (assuming the due authorization, execution and delivery thereof by the Agent, the Lenders and the other parties (other than an Obligor) thereto) constitutes, and each of the Notes and the other Transaction Documents to which it is a party when executed and delivered by such Obligor or such Subsidiary (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against such Obligor and/or such Subsidiary, as the case may be, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06 Approvals. Other than the Notification and Report Form in respect of the Acquisition furnished to the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which Notification and Report Form has been duly given and all applicable waiting periods thereunder have expired or have been terminated without any action having been taken by any competent authority that restricts, prevents or imposes conditions upon the Acquisition), no authorizations, approvals or consents not already duly obtained of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by either Obligor or any of its Subsidiaries (including, for purposes of this Section 8.06, United and its Subsidiaries) of the Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for (i) filings and recordings in respect of the Liens created pursuant to the Security Documents, (ii) filings under applicable Federal or state securities laws which have been made or will have been made prior to the time required,
(iii) immaterial state and municipal licenses such as business licenses, food sales establishment licenses, required registrations with state revenue departments and other similar ministerial licenses and (iv) certificates relating to the Mergers.

          8.07 Use of Credit. Neither Obligor nor any of its Subsidiaries (including, for purposes of this Section 8.07, United and its Subsidiaries) is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. At the time of the making of any of the Term Loans or Revolving Credit Loans, not more than 25% of the value of the assets of either Obligor is represented by Margin Stock. Neither the making of any of the Loans hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, U, or X.

          8.08 ERISA. Each Plan and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which either Obligor or, prior to the Mergers, United or Supply, would be under an obligation to furnish a report to the Lenders under Section 9.01(f) hereof. As of the date of this Agreement, and for the year preceding the date of this Agreement, neither Obligor nor, prior to the Mergers, United or Supply, has contributed to any Multiemployer Plan.

          8.09 Taxes. Except as set forth on Schedule VIII, the Guarantor and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Guarantor is the "common parent" (within the meaning of Section 1504 of the Code) of such group. Except as set forth on Schedule VIII hereto, the Guarantor and its Subsidiaries (including, for all purposes of this Section
8.09 other than the first sentence hereof, United and its Subsidiaries) have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor or any such Subsidiary, except for any such tax the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, provided that no such tax is being contested on the Initial Borrowing Date. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Guarantors, adequate. Except as set forth in Schedule VIII hereto, neither the Guarantor nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.
          8.10 Investment Company Act. Neither the Guarantor nor any of its Subsidiaries (including, for purposes of this Section 8.10, United and its Subsidiaries) is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.
          8.11 Public Utility Holding Company Act. Neither the Guarantor nor any of its Subsidiaries (including, for purposes of this Section 8.11, United and its Subsidiaries) is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.
          8.12  Material Agreements and Liens.
          (a) Parts A and C of Schedule I hereto are a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to Indebtedness of the Guarantor and its Subsidiaries outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Initial Borrowing Date) will be outstanding on the Initial Borrowing Date, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Parts A and C of said Schedule I.
          (b) Parts B and D of Schedule I hereto are a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to Indebtedness of United and its Subsidiaries outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Initial Borrowing Date) will be outstanding on the Initial Borrowing Date, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Parts B and D of said Schedule I.
          (c) Part E of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Initial Borrowing Date) will be outstanding on the Initial Borrowing Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000 and covering any Property of the Guarantor or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part E of said Schedule I.
          (d) Part F of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Initial Borrowing Date) will be outstanding on the Initial Borrowing Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000 and covering any Property of United or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part F of said Schedule I.
          8.13  Environmental Matters.  Except as set forth on
Schedule II hereto,
          (a) each of the Guarantor and its Subsidiaries (including for all purposes of this Section 8.13, United and its Subsidiaries) has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws (collectively, "Environmental Permits") to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such Environmental Permit would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such Environmental Permits is in full force and effect and each of the Guarantor and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other applicable Environmental Laws, decrees, judgments, and injunctions, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.
          (b) No notice, notification, demand, request for information, citation, summons or order is pending, no complaint is pending, no penalty has been assessed and is outstanding and no investigation or review is pending or, to the Guarantor's knowledge, threatened by any governmental or other entity with respect to any alleged failure by the Guarantor or any of its Subsidiaries to have any Environmental Permit or with respect to any generation, treatment, storage, recycling, transportation or any Release of any Hazardous Materials generated by the Guarantor or any of its Subsidiaries that could reasonably be expected to result in a liability in excess of $10,000.
          (c) Neither the Guarantor nor any of its respective Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute.
          (d) There is not now nor, to the Guarantor's knowledge, has there been in the past any PCBs, asbestos containing materials ("ACMs"), surface impoundments or underground storage tanks at any real Property now or, to the Guarantor's knowledged, previously owned, operated or leased by the Guarantor or any of its Subsidiaries, the presence of which could reasonably be expected to result in a liability in excess of $10,000.
          (e)  no Hazardous Materials have been otherwise
       Released at, on or under any site or facility now or previously owned, operated or leased by the Guarantor or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

          (f) Neither the Guarantor nor any of its Subsidiaries has received a notice alleging that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List ("NPL") by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.
      300.5 ("CERCLIS"), or on any similar state or local list.

          (g) No written notification of a Release of a Hazardous Material has been filed by or on behalf of the Guarantor or any of its Subsidiaries and no site or facility now or, to the Guarantor's knowledge, previously owned, operated or leased by the Guarantor or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (h)  No Liens exist under or pursuant to any
     Environmental Laws on any real Property owned or operated by the Guarantor or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and, to the best knowledge of the Guarantor, neither the Guarantor nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real Property on which such site or facility is located.

          (i) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Guarantor or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Guarantor or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

          8.14  Capitalization.

          (a) Part A of Schedule VI hereto correctly sets forth the authorized capital stock of the Guarantor, the capital stock and equity securities of the Guarantor owned of record and the names of the owners of record, in each case as of the date hereof. All of the issued and outstanding shares of the Class A Common Stock of the Guarantor on the date hereof are duly and validly issued, fully paid and nonassessable, other than with respect to 46,258 shares of such Class A Common Stock (23,129 of which have been issued to Cumberland Capital Corporation and 23,129 of which have been issued to Good Capital Co., Inc.) which on the date hereof are partly-paid shares which are assessable under the General Corporation Law of the State of Delaware. On the date hereof, (x) except for (1) the warrants issued by the Guarantor pursuant to the Warrant Agreement, (2) the rights arising under the Registration Rights Agreement dated as of January 31, 1992, between the Guarantor and Chase Manhattan Investment Holdings, Inc., as amended, modified and supplemented and in effect from time to time, (3) the warrant issued to Boise pursuant to the Warrant Agreement dated as of January 31, 1992 between the Guarantor and Boise, as amended, modified and supplemented and in effect from time to time, (4) options exercisable for an aggregate of 31,528 shares of Class A Common Stock of the Guarantor issued to certain executive officers of the Company, (5) options exercisable for an aggregate of 21,684 shares of Class A Common Stock of the Guarantor to be issued to certain executive officers of the Company on or prior to January 31, 1996 pursuant to several Executive Stock Purchase Agreements, dated as of January 31, 1992, between the Guarantor and such executive officers, (6) an option exercisable for 5,681 shares of Class A Common Stock of the Guarantor to be issued to Daniel H. Bushell after the date hereof, (7) the Registration Rights Agreement dated as of January 31, 1992 among the Guarantor, Wingate Partners, L.P. and the other parties thereto, as amended, modified and supplemented and in effect from time to time, and (8) the Voting Trust Agreement dated as January 31, 1992 among the Guarantor, the voting trustees named therein, and the beneficiaries named therein, there are no outstanding Equity Rights with respect to the Guarantor and (y) except for the warrants referred to in clauses (1) and (3) above and redemption and exchange rights in respect of the preferred stock described in Part A of Schedule VI hereto, there are no outstanding obligations of the Company or the Guarantor or any of their Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Guarantor nor are there any outstanding obligations of the Guarantor or any of its Subsidiaries (including, without limitation, the Company) to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Guarantor or any of its Subsidiaries (including, without limitation, the Company).
          (b) On the date hereof, the authorized capital stock of the Company consists of an aggregate of 3,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are duly and validly issued and outstanding, each of which shares are fully paid and nonassessable. On the date hereof all of such issued and outstanding shares of common stock are owned beneficially and of record by the Guarantor. On the date hereof, (x) there are no outstanding Equity Rights issued by the Company and (y) there are no outstanding obligations of the Company or the Guarantor or any of their Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or the Guarantor or any of their Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.
          (c) Part B of Schedule VI hereto correctly sets forth the authorized capital stock of the Guarantor on the Initial Borrowing Date after giving effect to the Mergers. All of the issued and outstanding shares of the Guarantor on such date and at such time will be duly and validly issued, fully paid and nonassessable. On the Initial Borrowing Date and after giving effect to the Mergers, (x) except for the Equity Rights described in paragraph (a) above and except as set forth in Part B of
Schedule VI hereto, there will be no outstanding Equity Rights with respect to the Guarantor and (y) except for the warrants referred to in clauses (1) and (3) of paragraph (a) above, the redemption and exchange rights in respect of the preferred stock described in Part B of Schedule VI hereto and as otherwise set forth in Part B of Schedule VI hereto, there will be no outstanding obligations of the Company or the Guarantor or any of their Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Guarantor nor are there any outstanding obligations of the Guarantor or any of its Subsidiaries (including, without limitation, the Company) to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Guarantor or any of its Subsidiaries (including, without limitation, the Company).

          (d) On the Initial Borrowing Date and after giving effect to the Mergers, the authorized capital stock of the Company will consist of an aggregate of 890,000 shares of common stock. All of the issued and outstanding shares of the Company on such date and at such time will be duly and validly issued, fully paid and nonassessable. As of such date and time, all of such shares will be owned beneficially and of record by the Guarantor and (x) there will be no outstanding Equity Rights with respect to the Company and (y) there will be no outstanding obligations of the Company or the Guarantor or any of their Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor will there be any outstanding obligations of the Company or the Guarantor or any of their Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

          8.15  Subsidiaries, Etc.

          (a) Prior to the Initial Borrowing Date, the Guarantor does not have any Subsidiaries other than the Company. Part A of
Schedule III hereto sets forth all Subsidiaries of the Guarantor after giving effect to the Acquisition.

          (b) Set forth in Part B of Schedule III hereto is a complete and correct list of all Investments held by the Guarantor, United or any of their respective Subsidiaries on the date hereof, and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule III hereto, each of the Guarantor, United and such Subsidiaries owns on the date hereof, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

          8.16 Title to Assets. Except as disclosed in the footnote under the heading "Real Property Interests" in Schedule IV hereto, each of the Guarantor, United and their respective Subsidiaries owns and has on the date hereof good and marketable title (subject only to Liens permitted by Section 9.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05
hereof).   Each of the Guarantor, United and their respective
Subsidiaries owns and has on the date hereof, good and marketable title to, and enjoys peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of its businesses.

          8.17 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, including, without limitation, the Acquisition Documents, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Guarantor or any of its Subsidiaries to the Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on estimates deemed in good faith to be reasonable, on the date as of which such information is stated or certified. There is no fact known to either Obligor that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

          8.18 Real Property. Set forth on Schedule IV hereto under the heading "Real Property Interests" is a list, as of the date hereof and after giving effect to the Mergers, of all of the real Property interests held by the Company, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.
          8.19 Security Documents. The Security Documents create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected interest in and Lien on all of the Properties covered thereby in favor of the Agent, superior to and prior to the right of all third Persons and subject to no other Liens (other than Permitted Liens).
          8.20 Acquisition Costs. The Acquisition Costs will not exceed $35,000,000.


          Section 9. Covenants of the Obligors. Each Obligor covenants and agrees with the Lenders and the Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Obligors hereunder:

          9.01 Financial Statements, Etc. The Company (for itself and on behalf of the Guarantor) shall deliver to each of the Lenders:

          (a) as soon as available and in any event within 30 days after the end of each month (other than March, June, September and December), beginning with July 1995, consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (provided that until 12 full months of the Guarantor have elapsed since the Initial Borrowing Date, such corresponding figures shall be the pro forma consolidated figures furnished to the Agent prior to the Initial Borrowing Date);

          (b) as soon as available and in any event within 45 days after the end of the first three quarterly fiscal periods of each fiscal year of the Guarantor, consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (provided that until four full fiscal quarters of the Guarantor have elapsed since the Initial Borrowing Date, such corresponding figures shall be the pro forma consolidated figures furnished to the Agent prior to the Initial Borrowing Date) and (ii) the corresponding consolidated projected figures contained in the business plan furnished under Section 9.01(h) hereof in respect of such fiscal period (or in the quarterly business plan of the Guarantor heretofore delivered to the Agent), accompanied by a certificate of a Responsible Officer of the Guarantor, which certificate shall (A) state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Guarantor and its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and excluding any footnotes thereto) and (B) contain an explanation of any deviations in the results of operations shown on such financial statements from the projected figures contained in such business plan along with a description of the action that either Obligor has taken or proposes to take with respect to any adverse deviations, if any;
     (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Guarantor, consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries, for such fiscal year and the related consolidated balance sheet as at the end of such fiscal year, setting forth in each case in comparative form (i) the corresponding consolidated figures for the preceding fiscal year (provided that until a full fiscal year of the Guarantor has elapsed since the Initial Borrowing Date, such previous period corresponding figures shall be the pro forma consolidated figures furnished to the Agent prior to the Initial Borrowing Date) and (ii) the corresponding consolidated projected figures contained in the business plan furnished under Section 9.01(h) hereof in respect of such fiscal year (or in the quarterly business plan of the Guarantor heretofore delivered to the Agent) and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Guarantor and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default under any of Sections 9.09 through
9.14 hereof;

     (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports and other material reports, if any, which either Obligor shall have filed with the Commission (or any governmental agency substituted therefor) or any national securities exchange;

     (e) promptly upon the mailing thereof to the shareholders of either Obligor generally, copies of all financial statements, reports and proxy statements so mailed;
     (f) as soon as possible, and in any event within 21 days after either Obligor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Officer of the Company setting forth details respecting such event or condition and the action, if any, that such Obligor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Obligor or an ERISA Affiliate with respect to such event or condition):

               (i)  any reportable event, as defined in
     Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under
     Section 412(d) of the Code for any Plan;

              (ii)  the distribution under Section 4041 of
     ERISA of a notice of intent to terminate any Plan or any action taken by either Obligor or an ERISA Affiliate to terminate any Plan if the assets of such Plan are insufficient to provide in full for all of the benefit liabilities under such Plan as contemplated by Section 4041(b) of ERISA;

             (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by either Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal from a Multiemployer Plan by either Obligor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by either Obligor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v)  the institution of a proceeding by a
     fiduciary of any Multiemployer Plan against either
     Obligor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

              (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or
     Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if either Obligor or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

             (vii)  the existence of any event or
     circumstance which may reasonably be expected to constitute grounds for either Obligor Company or any ERISA Affiliate to incur liability under Section 4062, 4063, 4064 or 4069 of ERISA;

     (g)  as soon as available and in any event within five
Business Days after the end of each month, a Borrowing Base
Certificate as at the last day of such month;

     (h) no later than 15 days prior to the end of the fiscal year of the Company, a quarterly business plan covering the next succeeding year, in form and substance satisfactory to the Majority Lenders (and, if requested by the Majority Lenders prior to such date, an annual business plan for the succeeding five-year period);

    (i) as soon as available after the end of the first and second six-month period in any fiscal year of the Company, and at such other times as the Agent or the Majority Revolving Credit Lenders may request, a report of an independent collateral auditing agent ("Collateral Auditing Agent") (which shall be satisfactory to the Majority Revolving Credit Lenders in their reasonable determination and which may be, or be affiliated with, one of the Lenders and whose annual fees and expenses will not exceed $40,000 plus reasonable out-of-pocket expenses) with respect to, but not restricted to, the Receivables and Inventory components included in the Borrowing Base as at the end of such six-month period which report shall indicate that, based upon a review by the Collateral Auditing Agent of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Company) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Company as at the end of such six-month period is accurate and complete in all material respects and in addition, as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a like report of independent certified public accountants with respect to the Receivables and Inventory components included in the Borrowing Base of the Company as at the end of such fiscal year;

     (j) promptly after becoming aware thereof, written notice of (i) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Guarantor or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental
Laws or any permits, licenses or authorizations, other than any Environmental Claims or alleged violations which, if adversely determined, would not have a Material Adverse
Effect, (ii) any Environmental Claim, inquiry, proceeding, investigation, or other action, including a notice from any governmental authority of potential environmental liability, or any Federal, state or local environmental agency or board, that involves any collateral security for the Loans or the Lenders' rights with respect to any such collateral security, and (iii) any Release of a non-de minimus quantity of Hazardous Materials at any site or facility of the Guarantor or any Subsidiary;
          (k) promptly after either Obligor knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as reasonably possible, a description of any action that either Obligor has taken or proposes to take with respect thereto; and
          (l) from time to time such other information regarding the financial condition, operations, business or prospects of the Guarantor or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.
The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (b) or (c) above, a certificate of a Responsible Officer of the Company (i) to the effect that, to the best of such Responsible Officer's knowledge, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing any action that either Obligor has taken or proposes to take with respect thereto) and
(ii) setting forth in reasonable detail the computations necessary to determine whether the Obligors are in compliance with Sections
9.09 through 9.14 (inclusive) and 9.22 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          9.02 Litigation. Promptly upon becoming aware thereof, the Company (for itself and on behalf of the Guarantor and its Subsidiaries) will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Guarantor or any of its Subsidiaries, except proceedings that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
          9.03 Existence, Etc. The Guarantor will, and will cause each of its Subsidiaries to:
          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);
          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;
          (c) pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Lender or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers and independent certified public accountants, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

          9.04 Insurance. The Guarantor will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss, damage and liability of the kinds and in the amounts customarily insured against by such corporations, provided that in any event the Company will maintain (with respect to itself and each of its Subsidiaries) insurance against such risks and on such terms as the insurance evidenced by the certificates delivered pursuant to Section 7.01(s) hereof and such other insurance as may be reasonably requested by the Majority Lenders.

          Such insurance shall be written by financially responsible companies selected by the Company, duly licensed to do business in the states in which the relevant facilities are located and having an A. M. Best rating of "A-" or better and being in a financial size category of VIII or larger, or by other companies acceptable to the Agent. The policies for any casualty insurance required hereunder shall either name or contain an endorsement naming the Agent as first mortgagee and loss payee under a first mortgage clause or endorsement without contribution substantially equivalent to the New York standard first mortgage clause of endorsement. Each policy referred to in this
Section 9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Agent and shall also provide that the interests of the Agent and the Lenders shall not be invalidated by any act or negligence of the Obligor or any Person having an interest in any Property covered by the Mortgage nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property and shall otherwise be in form and substance satisfactory to each Lender. The Company will advise the Agent promptly of any policy cancellation, reduction or amendment.

          By the last Business Day in each year, the Company will deliver to the Agent the certificates of insurance evidencing that all insurance required to be maintained by the Company hereunder will be in effect for the 12 months beginning after the immediately succeeding January 1, subject only to the payment of premiums as they become due. The Company will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Agent is named as first mortgagee and loss payee as provided herein.
The Company will immediately notify the Agent whenever any such separate insurance is obtained and shall deliver to the Agent the certificates evidencing the same.

          Without limiting the obligations of the Company under the foregoing provisions of this Section 9.04, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 9.04, then the Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Agent in such amounts and against such risks as the Agent (or the Majority Lenders) shall deem appropriate, and the Company shall reimburse the Agent in respect of any premiums paid by the Agent in respect thereof.

          9.05 Prohibition of Fundamental Changes. The Guarantor will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except for the Mergers.

          The Guarantor will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for (i) the Acquisition, (ii) purchases of inventory and other Property to be sold or used in the ordinary course of business,
(iii) Investments permitted under Section 9.08 hereof, (iv) Capital Expenditures permitted under Section 9.14 hereof and (v) the acquisition by the Company of Guarantor Preferred Stock in exchange for the Guarantor Note.

          The Guarantor will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired, including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business, (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms, (iii) any Part A Property sold or disposed of for fair value, (iv) any Part B Property sold or disposed of within one year prior to or after the Disposition of any Part A Property located in the same geographical area if the proceeds thereof are applied as provided in Section 2.10(e) hereof, (v) prior to the Initial Borrowing Date, the United Shares purchased by the Guarantor in connection with the Acquisition to the extent sold for fair value in cash and such cash proceeds are deposited in the Collateral Account are held therein until payment in full of the Loans, (vi) shares in United Business Computers, Inc. to be transferred as described in
Schedule III hereto and (vii) other Properties sold for fair value provided that at least 85% of the proceeds of each such sale shall be received in cash and the aggregate Net Available Proceeds received from the sale of such Properties and all other Properties sold pursuant to this clause (vii) shall not exceed $10,000,000. Notwithstanding the foregoing provisions of this Section 9.05:

          (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that (x) if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company;
          (c) the Company and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, receivables more than 90 days overdue and arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);
          (d) the Company and its Subsidiaries may transfer condemned Property to the respective governmental authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and may transfer Properties that have been subject to a casualty to the respective insurer (or its designee) of such Property as part of an insurance settlement;
          (e) the Company and its Subsidiaries may license or sublicense software, trademarks, and other intellectual property in the ordinary course of business which do not materially interfere with the business of the Company or any Subsidiary; and
          (f) the Company and its Subsidiaries may enter into consignment arrangements (as consignor or consignee) or similar arrangements for the sale of goods in the ordinary course of business and consistent with the past practices of the Company and its Subsidiaries.
          9.06 Limitation on Liens. The Guarantor will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:
          (a)  Liens created pursuant to the Security Documents;
          (b) Liens in existence on the date hereof and (i) listed in Part E or F of Schedule I hereto or (ii) listed on any policy of title insurance delivered pursuant to Section 7.01(n)(ii) hereof;
          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Guarantor or the affected Subsidiaries, as the case may be, in accordance with GAAP;
          (d)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under
     Section 10(h) hereof;
          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;
     (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
    (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property, encroachments, protrusions or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

     (h) Liens on Property of any corporation that becomes a Subsidiary of the Guarantor after the Tender Offer Closing Date; provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Guarantor and were not created in anticipation thereof;

     (i) Liens upon Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either
(A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or
(B) was created within 120 days of the acquisition or completion of construction of such Property solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a Responsible Officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

    (j) Liens in respect of Capital Lease Obligations to the extent permitted by Sections 9.07 and 9.14 hereof;

     (k) Liens securing the obligations of the Company under Interest Rate Protection Agreements permitted by
Section 9.08(i) hereof;

     (l) licenses, leases or subleases granted to others in the ordinary course of business not materially interfering with the conduct of the business of the Company and its Subsidiaries taken as a whole;

    (m) statutory and contractual landlords' liens under leases to which the Company or any of its Subsidiaries is a party;

     (n) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

     (o) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;
          (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs' duties in connection with the importation of goods;
          (q) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property); and
          (r) prior to the Initial Borrowing Date, Liens on the United Shares purchased by the Guarantor in connection with the Acquisition.
          9.07 Indebtedness. The Guarantor will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:
          (a) Indebtedness to the Lenders hereunder and under the other Basic Documents;
          (b) Indebtedness outstanding on the date hereof and listed in item 9 of Part B of Schedule I hereto or Parts C or D of Schedule I hereto;
          (c)  the Senior Subordinated Debt;
          (d)  the Guarantor Note;
          (e) Indebtedness of any Wholly-Owned Subsidiary of the Company (i) to the Company in an aggregate unpaid principal amount of not more than $1,500,000 or (ii) to any other Wholly-Owned Subsidiary of the Company;
          (f) Indebtedness of the Company to any Wholly-Owned Subsidiary of the Guarantor provided that all such Indebtedness is subordinate on terms satisfactory to the Majority Lenders to the Indebtedness to the Lenders hereunder and under the other Basic Documents and is evidenced by an intercompany promissory note which is pledged to the Agent as collateral;
          (g) Indebtedness of the Company or any Subsidiary as a guarantor of the lessee under any lease pursuant to which the Company or any Subsidiary of the Company is a lessee so long as such lease is otherwise permitted hereunder;
          (h) Indebtedness incurred on or after the Revolving Credit Commitment Termination Date and after the payment in full of all Revolving Credit Loans and all Letter of Credit Liabilities for working capital or other general corporate purposes of the Company and/or its Subsidiaries not to exceed $300,000,000 in the aggregate and on terms satisfactory to the Majority Lenders in their reasonable discretion; and
          (i) Indebtedness of the Company and its Subsidiaries incurred after the Initial Borrowing Date (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Sections 9.06(i) or 9.06(j) hereof) up to but not exceeding $20,000,000 at any one time outstanding.
          9.08 Investments. The Guarantor will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:
          (a)  Investments outstanding on the date hereof and

     identified in Schedule III hereto;

            (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d)  Investments by the Guarantor in the Company; (e)
          Customer advances not to exceed $250,000 in the aggregate at any one time outstanding;

          (f) travel and relocation loans and advances to employees in the ordinary course of business not to exceed
$1,000,000 in the aggregate at any one time outstanding;

          (g)  deposits permitted by Section 9.06(f) hereof;

          (h) Investments received in settlement of defaulted Receivables or in connection with the bankruptcy or reorganization of suppliers and customers and in connection with the settlement of other disputes with customers and suppliers arising in the ordinary course of business;

          (i)  Interest Rate Protection Agreements, required by
     Section 9.15 hereof;

          (j)  intercompany loans to the extent permitted by
     Section 9.07(e) or (f) hereof;

          (k)  the Guarantor Note; and

          (l)  additional Investments up to but not exceeding
     $1,000,000 in the aggregate.

          9.09 Dividend Payments. (a) The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time; provided, however, that (1) any Subsidiary of the Company may make any Dividend Payment to the Company or any Wholly-Owned Subsidiary of the Company and (2) the Company may declare and make Dividend Payments in cash in respect of its common stock (i) to enable the Guarantor to pay any income, franchise or like taxes to the extent permitted by the Tax Sharing Agreement, (ii) to enable the Guarantor to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, legal, accounting, reporting, listing and similar expenses) in an aggregate amount not in excess of $750,000 in any fiscal year, (iii) to enable the Guarantor to acquire shares of capital stock to distribute to directors, officers and other employees pursuant to employee benefit plans, (iv) to enable the Guarantor to make cash payments of dividends in respect of the Guarantor Preferred Stock or to pay Accrued Warrant Liabilities, and (v) to enable the Guarantor to repurchase its common stock from former employees of the Company for an aggregate purchase price of no more than $600,000 in any 12-month period, subject, in the case of clauses (iii), (iv) and (v) above, to the satisfaction of the following conditions on the date of such Dividend Payment and after giving effect thereto and to the application of any Excess Cash Flow then required to be applied pursuant to Section 2.10(c) hereof:

                    (1)  no Default shall have occurred and be
          continuing;
                    (2)  the Fixed Charges Ratio as at the last
          day of the fiscal quarter of the Company most recently ended prior to the date of such Dividend Payment shall not be less than 1.2 to 1;
                    (3)  the aggregate amount of such Dividend
          Payments made in cash in any fiscal year of the Company shall not exceed an amount equal to 25% of the Excess Cash Flow for the fiscal year of the Company most recently ended prior to the date of such Dividend Payment;
                    (4)  the average, for the immediately
          preceding 90 days, of the excess of (i) the lesser of
          (x) the Borrowing Base and (y) the aggregate Revolving Credit Commitments over (ii) the sum of the outstanding principal amount of Revolving Credit Loans and the aggregate amount of Letter of Credit Liabilities shall be an amount at least equal to $50,000,000; and
                    (5)  at least 10 Business Days (but not more
          than 20 Business Days) prior to the date of each such Dividend Payment, the Company shall have delivered to each Lender a certificate of a Responsible Officer of the Company stating that, both before and after giving effect to the Dividend Payment to be made, no Default exists and demonstrating compliance with the conditions set forth in clauses (2), (3) and (4) of this
          Section 9.09(a).

          (b) The Guarantor will not declare or make any Dividend Payment except (i) (subject to paragraph (c) below) regularly scheduled Dividend Payments in respect of Guarantor Preferred Stock and payments of Accrued Warrant Liabilities, (ii) repurchases of common stock of the Guarantor from former employees of the Company for an aggregate purchase price of no more than $600,000 in any 12-month period and (iii) repurchases of common stock of the Guarantor to distribute to directors, officers and other employees pursuant to employee benefit plans.

          (c) The Guarantor will not make any Dividend Payment in respect of Guarantor Preferred Stock in cash, except to the extent that the Company would then be permitted under
Section 9.09(a) hereof to make Dividend Payments in cash to the Guarantor to fund the same.

          9.10 Net Worth. The Guarantor will not permit Net Worth to be less than the sum of (a) $70,000,000 plus (b) 75% of the sum of Net Income (if positive) for each fiscal quarter of the Guarantor commencing with the first full fiscal quarter occurring after the Initial Borrowing Date.

          9.11 Debt to Cash Flow Ratio. The Guarantor will not permit the Debt to Cash Flow Ratio to exceed the following respective amounts at any time during the following respective periods:

          Period                               Ratio

     From December 31, 1995                  6.00 to 1
      through June 29, 1996

     From June 30, 1996                      5.25 to 1
      through December 30, 1996

     From December 31, 1996                  4.75 to 1
      through June 29, 1997
     From June 30, 1997                      4.50 to 1
      through December 30, 1997

     From December 31, 1997                  4.00 to 1
      through December 30, 1998

     From December 31, 1998                  3.50 to 1
      through December 30, 1999

     From December 31, 1999                  3.00 to 1
      and thereafter

          9.12  Fixed Charges Ratio.  The Guarantor will not
permit the Fixed Charges Ratio to be less than the following respective amounts at any time during the following respective periods:
          Period                               Ratio
     From December 31, 1995                  1.05 to 1
      through December 30, 1998

     From December 31, 1998                  1.10 to 1
      and thereafter

          9.13 Interest Coverage Ratio. The Guarantor will not permit the Interest Coverage Ratio to be less than the following respective amounts at any time during the following respective periods:

             Period                             Ratio

     From the date hereof
      through December 30, 1995            1.30 to 1

     From December 31, 1995
      through June 29, 1996                1.70 to 1

     From June 30, 1996
      through December 30, 1998            2.00 to 1

     From December 31, 1998
      and thereafter                       2.50 to 1

          9.14 Capital Expenditures. (a) The Company will not permit the aggregate amount of Capital Expenditures by the Company and its Subsidiaries to exceed $12,000,000 in any fiscal year.

          (b) Notwithstanding anything to the contrary contained in paragraph (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries in any fiscal year are less than $12,000,000, the amount of such difference may be carried forward to the next succeeding fiscal year and used to make Capital Expenditures in such immediately succeeding fiscal year of the Company; provided that in no event may any such amount carried forward from a fiscal year exceed $12,000,000 minus the amount of Capital Expenditures made by the Company and its Subsidiaries in such fiscal year.

          (c) In addition to the Capital Expenditures permitted pursuant to the preceding paragraphs (a) and (b), the Company and its Subsidiaries may make additional Capital Expenditures as follows: (i) Capital Expenditures consisting of a reinvestment of the Net Available Proceeds of any asset sales not required to be applied to prepay the Loans pursuant to Section 2.10(e) hereof;
(ii) Capital Expenditures consisting of the reinvestment of that portion of Excess Cash Flow generated during the priorfiscal year and not required to be applied to prepay the Loans pursuant to
Section 2.01(c) hereof; and (iii) the reinvestment of insurance or condemnation proceeds payable by reason of theft, loss, physical destruction or damage or any similar event or as a result of condemnation or deed in lieu thereof.

          9.15 Interest Rate Protection Agreements. The Company will within forty-five days after the Initial Borrowing Date effect one or more Interest Rate Protection Agreements with one or more of the Lenders that effectively enables the Company (in a manner satisfactory to the Agent), as at any date, to protect itself against three-month London interbank offered rates exceeding 8% per annum as to a notional principal amount at least equal to $150,000,000 for a period of at least three years after the Initial Borrowing Date and shall maintain such Interest Rate Protection Agreements in full force and effect throughout such period.

          9.16 Subordinated Indebtedness. The Guarantor will not, nor will it permit any of its Subsidiaries to purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for (i) regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness, (ii) repayments of the Senior Subordinated Loans from the proceeds of any issuance of the Take Out Notes and (iii) repayments of the Senior Subordinated Bridge Loans from the proceeds of any Equity Issuance.

          9.17 Lines of Business. The Guarantor will not, nor will it permit any of its Subsidiaries (including, without limitation, the Company) to, engage to any substantial extent in any line or lines of business activity other than the business of the wholesale distribution and selling of office products, computers, computer products, janitorial supplies and similar products.

          9.18 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Guarantor will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate;
(b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction (other than the payment of Sponsor Management Fees permitted by Section 9.22 hereof) directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer, employee or consultant of the Guarantor or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.
          9.19  Use of Proceeds.
          (a) The Company will use the proceeds of the Term Loans and the Revolving Credit Loans solely to (i) make a loan to the Guarantor to consummate the Acquisition and (ii) to refinance existing Indebtedness of the Company listed in Parts A and B of
Schedule I hereto and (iii) and for general corporate purposes of the Company and its Subsidiaries.
          (b) The use of the proceeds of the Loans by the Company shall be in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, U and X, the Securities Act of 1933, as amended, and the Exchange Act and the regulations thereunder; provided that neither the Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.
          9.20 Modifications of Certain Documents. (a) Neither Obligor will consent to any modification, supplement or waiver of any of the provisions of the Acquisition Documents or the Senior Subordinated Debt Documents or terminate the Merger Agreement without the prior consent of the Agent (with the approval of the Majority Lenders).
          (b) The Guarantor will not take any action to modify or supplement the Articles of Incorporation of the Company after the Mergers have occurred, other than modifications that do not adversely affect the interests of the Lenders, without the prior approval of the Majority Lenders.
          9.21 Ownership of the Company. The Guarantor will at all times hold not less than 100% of the issued and outstanding capital stock of the Company.
          9.22 Management Fees, Etc. (a) Except for Acquisition Costs, neither Obligor will pay to any Sponsor any management, consultant, financial advisor, director or similar fees ("Sponsor Management Fees"), except that the Obligors may pay (1) Sponsor Management Fees of not more than $70,834 in any month (the "Monthly Management Fees") plus (2) up to an additional $150,000 of Sponsor Management Fees for any fiscal year (the "Annual Management Fee") if, giving effect to the payment of all Monthly Management Fees and to the payment of such Annual Management Fee (solely for which purpose such Annual Management Fee shall be deemed to have been paid in such fiscal year), EBITDA of the Company for such fiscal year is not less than EBITDA of the Company as set forth opposite such fiscal year in Schedule VII hereto; provided that no Annual Management Fee for any fiscal year shall be paid until each Lender has received the financial statements of the Company for such fiscal year required to be delivered to such Lender pursuant to Section 9.01(c) hereof; and provided, further, that, in any event, no Annual Management Fee shall be paid if, at the time of such payment and after giving effect thereto, any Event of Default shall have occurred and be continuing; and provided, further, that any Annual Management Fees that shall not be paid because of the occurrence and continuance of any Event of Default shall continue to accrue.
          (b) Neither Obligor nor any of its Subsidiaries shall pay any severance payments or fees or other amounts to any officer or director of United in connection with or as a result, directly or indirectly, of the Acquisition except pursuant to a schedule delivered to the Agent prior to the Initial Borrowing Date and in form and substance satisfactory to the Agent.

          9.23 Taxes; Tax Sharing Agreement. The Guarantor and its Subsidiaries will file consolidated Federal income tax returns. Prior to filing any Federal income tax returns or paying any Federal income tax after the Tender Offer Closing Date, the Guarantor and its Subsidiaries will enter into a tax allocation agreement (the "Tax Sharing Agreement") in form and substance reasonably satisfactory to the Majority Lenders.

          9.24  Subsidiary Guarantors; Repayment of Indebtedness;
Additional Mortgaged Property.

          (a) In the event that the Guarantor shall, after the Initial Borrowing Date, hold or acquire any Domestic Subsidiary, the Company will notify the Lenders (through the Agent) and will, and will cause each of its other Subsidiaries to, cause such Domestic Subsidiary (i) to execute and deliver a written guarantee of the Guaranteed Obligations in form and substance satisfactory to the Majority Lenders in their reasonable discretion, (ii) to execute and deliver a security agreement in substantially the form of Exhibit C hereto, mutatis mutandis, (iii) at the request of the Majority Lenders, to enter into a Mortgage covering all of the interests in material real Property owned by such Domestic Subsidiary and (iv) to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as are consistent with those delivered by the Company pursuant to
Section 7.01 hereof on the Initial Borrowing Date or as the Agent shall have reasonably requested.

          (b) On or before July 31, 1995, the Company shall repay in full all Indebtedness identified in Schedule I hereto to be repaid on or before such date.

          (c) If (x) the Company repays any Indebtedness described in any of items 1 and 3 of Part F of Schedule I hereto or (y) the Company or any of its Subsidiaries acquires or leases any material real Property after the Initial Borrowing Date, other than any real Property encumbered by Liens permitted by Section 9.06(i) hereof, the Company or such Subsidiary will promptly execute a Mortgage covering the Property securing such repaid Indebtedness or such newly-acquired Property, as the case may be, together with such surveys, title insurance policies and endorsements, certificates of occupancy and such other agreements, estoppels and consents (including agreements with lessors) as the Agent may reasonably require.

          (d) The Company will, prior to July 31, 1995, execute and deliver a Mortgage covering the Property of the Company located in Twinsburg, Ohio and deliver such surveys, title insurance policies and endorsements, certificates of occupancy and such other agreements as the Agent may reasonably require.

          9.25 Termination of ERISA Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multi employer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any Property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

          9.26 Consummation of the Mergers. The Guarantor will cause the Mergers to be consummated on the Tender Offer Closing Date.
          Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:
          (a) Either Obligor shall (i) default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of any Loan or any Reimbursement Obligation or (ii) default in the payment when due of any interest on any Loan or any Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Basic Document and such default shall continue unremedied for three or more Business Days; or
          (b) Either Obligor, United or Supply or any of their respective Subsidiaries (the Obligors, United, Supply and such Subsidiaries herein collectively called the "Relevant Parties") shall default in the payment when due of any principal of or interest on any of its Indebtedness aggregating $5,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement for a notional principal amount exceeding $5,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or the Company shall have failed to convert outstanding Senior Subordinated Bridge Loans into Rollover Loans on the Bridge Loan Maturity Date (as defined in the Senior Subordinated Loan Agreement); or
          (c) Any representation, warranty or certification made or deemed made herein or in any Transaction Document (or in any modification or supplement hereto or thereto) by any party thereto, or any certificate furnished to any Lender or the Agent pursuant to the provisions of any Basic Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or
          (d) The Company or the Guarantor (as applicable) shall default in the performance of any of its obligations under any of Sections 9.01(g), 9.01(k), 9.05 through 9.16, inclusive, 9.18 through 9.22, inclusive, and 9.26 hereof or either the Company or the Guarantor shall default in the performance of any of its obligations under Section 4.02,
     5.02 or 5.07 of the Security Agreement, Section 4.02 or 4.07 of the Pledge Agreement or any provisions of any Mortgage; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of ten or more days after notice thereof to the
Company by the Agent or any Lender (through the Agent); or
     (e) Any Relevant Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or
     (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors,
(iii) commence a voluntary case under the Bankruptcy Code,
(iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

    (g) A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts,
(ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Relevant Party or of all or any substantial part of its Property or
(iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code; or

     (h) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Relevant Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Relevant Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (i) An event or condition specified in Section 9.01(f) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the reasonable opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; or

          (j) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or
          (k)  Any Change of Control shall have occurred; or
          (l) Except for expiration in accordance with its terms or a voluntary release by the Agent on behalf of the Agent and the Lenders, the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by either Obligor, United or Supply, as the case may be;
THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Agent shall, at the direction of the Majority Lenders, by notice to the Obligors, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable (provided that if so requested by the Majority Revolving Credit Lenders, the Agent shall terminate the Revolving Credit Commitments), whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.
          In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Agent or the Majority Revolving Credit Lenders through the Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to either Obligor, forthwith, without any demand or the taking of any other action by the Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.


          Section 11.  The Agent.

          11.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other
     Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

          (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee (or Registered Holder, as the case may be) of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

          11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders, the Majority Term Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          11.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Revolving Credit Lenders or the Majority Term Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Revolving Credit Lenders, the Majority Term Lenders or all of the Lenders.

          11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (including, without limitation, under the Senior Subordinated Loan Agreement) make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          11.05 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Obligors under said Section 12.03, and including in any event any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Obligors are obligated to pay under
Section 12.03 hereof, and including also any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Guarantor and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Guarantor or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the Security Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Guarantor or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

          11.07 Failure to Act. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Obligors, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a bank with a combined capital and surplus and undivided profits of at least $300,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.
          11.09 Consents under Other Basic Documents. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided that, without the prior consent of each Lender, the Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security, except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering (i) Property that is the subject of a disposition of Property permitted hereunder or
(ii) Receivables to the extent such Receivables secure other Indebtedness expressly permitted by the Majority Revolving Credit Lenders, Majority Tranche A Term Loan Lenders and Majority Tranche B Term Loan Lenders.
          11.10 Collateral Sub-Agents. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 4.03 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Agent thereunder. The Obligors by their execution and delivery of this Agreement hereby consent to the foregoing.
          Section 12.  Miscellaneous.
          12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
          12.02 Notices. Except as otherwise expressly provided herein or in the Security Documents, all notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of the Guarantor);
or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03 Expenses, Etc. The Obligors agree, jointly and severally, to pay or reimburse each of the Lenders and the Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and
(ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated);
(b) all reasonable out-of-pocket costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and one legal counsel for the Lenders) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein; and (d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

          The Obligors hereby agree, jointly and severally, to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Lender, whether or not the Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Guarantor or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or solely by reason of a breach of this Agreement by such Person). Without limiting the generality of the foregoing, the Obligors will (x) indemnify the Agent for any payments that the Agent is required to make under any indemnity issued to any bank referred to in
Section 4.02 of the Security Agreement to which remittances in respect to Accounts, as defined therein, are to be made and (y) indemnify the Agent and each Lender from, and hold the Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against any Property covered by the Mortgages or any part of the thereunder in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when the Agent or any Lender shall be in possession of any such site or facility following the exercise by the Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents.

          12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Guarantor, the Company and the Majority Lenders, or by the Guarantor, the Company and the Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; provided that (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans (except in connection with any transaction contemplated by clause (ii) to the proviso to Section 11.09 hereof), (vi) alter the terms of this
Section 12.04, (vii) modify the definition of the term "Majority Lenders", "Majority Revolving Credit Lenders" or "Majority Term Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) waive any of the conditions precedent set forth in Section 7.01 or 7.02 hereof or (ix) release the Guarantor from any of its obligations under Section 6 hereof; (b) no modification, supplement or waiver shall (i) modify in any manner any of Sections 2.01(a), 2.03, 9.01(g), 9.01(i), and 9.01(l) hereof or (ii) modify the definition of the term "Borrowing Base", "Borrowing Base Certificate", "Eligible Inventory", "Ineligible Receivable", "Inventory", "Letter of Credit Documents", "Letter of Credit Interest", "Letter of Credit Liability", "Receivable Adjustments" or "Receivables", without the consent of the Majority Revolving Credit Lenders; (c) no waiver or modification with respect to clause (i) of Section
11.03 of the Senior Subordinated Loan Agreement or any similar provision in any agreement or instrument evidencing Subordinated Indebtedness shall be effective without the consent of the Lenders holding at least 66 2/3% of the sum of (i) the aggregate unused Commitments, (ii) the aggregate unpaid principal amount of the Loans and (iii) the aggregate amount of all Letter of Credit Liabilities (the "Supermajority Lenders"); and (d) any modification of any of the rights or obligations of the Agent or the Issuing Bank hereunder (including, without limitation, any of the provisions of Section 11.08 hereof) shall require the consent of the Agent or the Issuing Bank (as the case may be).
          12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
          12.06  Assignments and Participations.
          (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

          (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and, if such Lender is a Revolving Credit Lender, its Letter of Credit Interest (but only with the consent of, in the case of its outstanding Commitments, the Company and the Agent and, in the case of the Revolving Credit Commitment or a Letter of Credit Interest, the Issuing Bank); provided that

          (i) no such consent by the Company or the Agent shall be required in the case of any assignment to another Lender;

         (ii) except to the extent the Company and the Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000 (or, if less, the aggregate unpaid principal amount of the Loans and the aggregate Commitments of such Lender);

        (iii) each such assignment by a Lender of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment and Letter of Credit Interest is assigned to the respective assignee;

         (iv) each such assignment by a Lender of its Term Loans or Term Loan Commitment shall be made in such manner so that the same portion of its Term Loans and Term Loan Commitment, as the case may be, is assigned to the respective assignee;

          (v) upon each such assignment, the assignor and assignee shall deliver to the Company, the Agent and the Issuing Bank a Notice of Assignment in the form of Exhibit J hereto; and

         (vi) no consent required of the Company or the Agent under this Section 12.06(b) shall be unreasonably withheld or delayed.

Upon execution and delivery by the assignor and the assignee to the Company, the Agent and the Issuing Bank of such Notice of Assignment, and upon consent thereto by the Company, the Agent and the Issuing Bank to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company, the Agent and the Issuing Bank), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Agent an assignment fee of $3,000; provided that in the case of any such assignment to a Proposed Lender (as defined in Section 5.08 hereof), such assignment fee shall be paid by the Company.
          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of
Section 9.01(m) hereof with respect to its participation in such Loans, Letter of Credit Interest and Commitments as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment,
(ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant,
(iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee,
(v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Lender.
          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and
(ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.
          (e) A Lender may furnish any information concerning the Obligors or any of their respective Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

          (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          (g) At the request of any Lender that is not a U.S. Person and is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, the Company shall maintain, or cause to be maintained, a register (the "Register") that, at the request of the Company, shall be kept by the Agent on behalf of the Company at no charge to the Company at the address to which notices to the Agent are to be sent hereunder, on which it enters the name of such Lender as the registered owner of each Registered Loan held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may only be assigned or otherwise transferred in whole or in part by registration of such assignment or transfer on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loan (and the Registered Note, if any, evidencing the same) shall be effected by registration of such assignment or transfer on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or transfer of any Registered Loan (and the Registered Note, if any, evidencing the same), the Company shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

          (h) The Register shall be available for inspection by the Company and any Lender that is a Registered Holder at any reasonable time upon reasonable prior notice.

          12.07 Survival. The obligations of the Obligors under the last paragraph of Section 2.03 hereof and under Sections 5.01, 5.05, 5.06, 5.07 and 12.03 hereof and under Section 6.03 of the Security Agreement and Section 4.13 of the Pledge Agreement, the obligations of the Guarantor under Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to the Basic Documents or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          12.11 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASIC DOCUMENTS, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

             12.12  Treatment of Certain Information;
Confidentiality.

          (a) Each Obligor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Obligor or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each Obligor hereby authorizes each Lender to share any information delivered to such Lender by such Obligor and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, with any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

          (b) Each Lender and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Obligor pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to regulatory personnel, auditors or accountants, (iv) to the Agent or any other Lender (or to Chase Securities, Inc.), (v) in connection with any litigation related to the Acquisition or the transactions contemplated by the Credit Agreement or the other Basic Documents to which the Agent or any of the Lenders is a party, (vi) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of
Exhibit I hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 12.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans or Letter of Credit Interest hereunder); provided, further, that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by any Obligor. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit I hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b) hereof.
          12.13 Certain Tax Information. The Company shall provide in writing to the Lenders on a timely basis such information, if any, required by Treasury Regulation Section 1.1275-2(e).
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              ASSOCIATED STATIONERS, INC.
                              By_________________________ Title:

                              Address for Notices:

                                1075 Hawthorn Drive
                                Itasca, IL 60143

                              Attention:  Daniel H. Bushell

                              Telecopier No.:  (708) 775-7509

                              Telephone No.:  (708) 775-7575





                              ASSOCIATED HOLDINGS, INC.




                              By_________________________
                                Title:

                              Address for Notices:

                                1075 Hawthorn Drive
                                Itasca, IL 60143

                              Attention:  Daniel H. Bushell

                              Telecopier No.:  (708) 775-7509

                              Telephone No.:  (708) 775-7575





                              LENDERS








                              THE CHASE MANHATTAN BANK (NATIONAL
                                ASSOCIATION)



                              By_________________________
Revolving Credit Commitment     Title:  Vice President
$24,968,750.00

Tranche A Term
  Loan Commitment
$15,280,000.00                               Lending Office for
                              all Loans:
                                The Chase Manhattan Bank Tranche
B Term                            (National Association)
  Loan Commitment               1 Chase Manhattan Plaza
$42,500,000.00                  New York, New York 10081

                              Address for Notices:
                                The Chase Manhattan Bank
                                  (National Association)
                                1 Chase Manhattan Plaza
                                New York, New York 10081

                              Attention:  John Coyle

                              Telecopier No.:  (212) 552-7075

                              Telephone No.:  (212) 552-5878


                                     ARAB BANKING CORPORATION
                                       (B.S.C.)



Revolving Credit Commitment          By_____________________________
$15,268,750.00                         Title:

Tranche A Term
  Loan Commitment                    Lending Office for Base Rate
$6,370,000.00                        Loans:

Tranche B Term                         Arab Banking Corp.
  Loan Commitment                      245 Park Avenue
$5,000,000.00                          31st Floor
                                       New York, NY  10167

                                     Lending Office for Eurodollar
                                     Loans:

                                       Arab Banking Corp. (Grand
                                         Cayman)
                                       245 Park Avenue
                                       31st Floor
                                       New York, NY  10167

                                     Address for Notices:

                                       Arab Banking Corp.
                                       245 Park Avenue
                                       31st Floor
                                       New York, NY  10167

                                     Attention:  Mr. Grant E.
                                     McDonald

                                     Telecopier No.:  (212) 599-8385

                                     Telephone No.:   (212) 850-0813


                                     BANK OF AMERICA ILLINOIS



Revolving Credit Commitment          By_____________________________
$15,268,750.00                         Title:

Tranche A Term                       Lending Office for Base Rate
  Loan Commitment                    Loans:
$6,370,000.00
                                       Bank of America Illinois
Tranche B Term                         2850 W. Golf Road
  Loan Commitment                      Suite 308
N/A                                    Rolling Meadows, IL  60008

                                     Lending Office for Eurodollar
                                  Loans:

                                       Bank of America Illinois
                                       2850 W. Golf Road
                                       Suite 308
                                       Rolling Meadows, IL  60008

                                     Address for Notices:

                                       Bank of America Illinois
                                       2850 W. Golf Road
                                       Suite 308
                                       Rolling Meadows, IL  60008

                                     Attention:  Richard J. Kerbis

                                     Telecopier No.:  (708) 952-1136

                                     Telephone No.:   (708) 952-1110


                                     Revolving Credit Commitment$15,268,750.00
                                     Tranche A Term
                                       Loan Commitment$6,370,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
THE BANK OF NEW YORK



By_____________________________
  Title:
Lending Office for Base Rate
Loans:

  The Bank of New York
  101 Barclay Street
  New York, NY  10007

Lending Office for Eurodollar
Loans:

  The Bank of New York
  101 Barclay Street
  New York, NY  10007

Address for Notices:

  The Bank of New York
  One Wall Street
  19th Floor
  New York, NY  10286

Attention:  Yvonne Forbes
            Assistant Treasurer
Telecopier No.:  (212) 635-1208/
                           1209
Telephone No.:   (212) 635-6691


                                     Revolving Credit Commitment$15,268,750.00
                                     Tranche A Term
                                       Loan Commitment$6,370,000.00
                                     Tranche B Term
                                       Loan Commitment$5,000,000.00
THE FIRST NATIONAL BANK OF
CHICAGO



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  The First National Bank of
    Chicago
  One First National Plaza
  Chicago, IL  60670

Lending Office for Eurodollar
Loans:

  The First National Bank of
    Chicago
  One First National Plaza
  Chicago, IL  60670

Address for Notices:

  The First National Bank of
    Chicago
  One First National Plaza
  Suite 0173
  Chicago, IL  60670

Attention:  Julia A. Bristow

Telecopier No.:  (312) 732-2715

Telephone No.:   (312) 732-4116


                                     Revolving Credit Commitment$15,268,750.00
                                     Tranche A Term
                                       Loan Commitment$6,370,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
THE LONG-TERM CREDIT BANK OF
JAPAN,    LTD., CHICAGO BRANCH



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  The Long-Term Bank of Japan,
    Chicago Branch
  190 South LaSalle Street
  Suite 800
  Chicago, IL  60603

Lending Office for Eurodollar
Loans:

  The Long-Term Bank of Japan,
    Chicago Branch
  190 South LaSalle Street
  Suite 800
  Chicago, IL  60603

Address for Notices:

  The Long-Term Bank of Japan,
    Chicago Branch
  190 South LaSalle Street
  Suite 800
  Chicago, IL  60603

Attention:  Kevin Murata

Telecopier No.:  (312) 704-8505

Telephone No.:   (312) 704-5485


                                     Revolving Credit Commitment$15,268,750.00
                                     Tranche A Term
                                       Loan Commitment$6,370,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
NATIONSBANK, N.A. (CAROLINAS)



By_____________________________
  Title:
Lending Office for Base Rate
Loans:

  NationsBank, N.A. (Carolinas)
  One Independence Center
  101 N. Tryon Street
  Charlotte, NC  28255

Lending Office for Eurodollar
Loans:

  NationsBank, N.A. (Carolinas)
  One Independence Center
  101 N. Tryon Street
  Charlotte, NC  28255

Address for Notices:

  NationsBank, N.A. (Carolinas)
  One Independence Center
  101 N. Tryon Street
  Charlotte, NC  28255

Attention:  Kathy Mumpower

Telecopier No.:  (704) 386-8694

Telephone No.:   (704) 386-7429


                                     Revolving Credit Commitment$15,268,750.00
                                     Tranche A Term
                                       Loan Commitment$6,370,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
PNC BANK, NATIONAL ASSOCIATION



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  PNC Bank, N.A.
  500 W. Madison St.
  Suite 3140
  Chicago, IL  60661

Lending Office for Eurodollar
Loans:

  PNC Bank, N.A.
  500 W. Madison St.
  Suite 3140
  Chicago, IL  60661

Address for Notices:

  PNC Bank, N.A.
  500 W. Madison St.
  Suite 3140
  Chicago, IL  60661

Attention:  Tammy Dunn

Telecopier No.:  (312) 906-3420

Telephone No.:   (312) 906-3403


                        Revolving Credit Commitment
                                     N/A
                      Tranche A Term  Loan Commitment
                                     N/A
                      Tranche B Term  Loan Commitment
  $20,000,000.00VAN KAMPEN MERRITT PRIME RATE          INCOME TRUST

                      By_____________________________
  Title:
Lending Office for all Loans:
  State Street Bank and Trust            Company
  2 International Place                Boston, MA  02110
                                     Address for Notices:
                                       Van Kampen Merritt Prime Rate
    Income Trust                       One Parkview Plaza
  Oakbrook Terrace, IL  60181
         Attention:  Brian Murphy
  Telecopier No.:  (708) 684-        6740
                                       Telephone No.:   (708) 684
6479
With a copy to:
  State Street Bank and Trust            Company
  2 International Place                Boston, MA  02110
                                       Attention:  Laura Magazu
                                       Telecopier No.:  (617) 664-
5366
  Telephone No.:   (617) 664-        5478


                                     Revolving Credit Commitment$11,730,000.00
                                     Tranche A Term
                                       Loan Commitment$4,804,600.00
                                     Tranche B Term
                                       Loan CommitmentN/A
BANK ONE, MILWAUKEE, NA



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  Bank One, Milwaukee, NA
  111 East Wisconsin Avenue
  Milwaukee, WI  53202

Lending Office for Eurodollar
Loans:

  Bank One, Milwaukee, NA
  111 East Wisconsin Avenue
  Milwaukee, WI  53202

Address for Notices:

  Bank One, Milwaukee, NA
  111 East Wisconsin Avenue
  Milwaukee, WI  53202

Attention:  Kathy Wadsworth

Telecopier No.:  (414) 765-2176

Telephone No.:   (414) 765-2135


                Revolving Credit Commitment
                $11,730,000.00
                Tranche A Term  Loan Commitment $4,804,600.00
                Tranche B Term  Loan Commitment
                N/ATHE CIT GROUP/BUSINESS CREDIT,         INC.

                                     By_____________________________
  Title:
Lending Office for Base Rate         Loans:
                                       The CIT Group/Business Credit,
    Inc.                               2110 Walnut Hill Lane #220
  Irving, TX  75038
Lending Office for Eurodollar        Loans:
                                       The CIT Group/Business Credit,
    Inc.                               2110 Walnut Hill Lane #220
  Irving, TX  75038
Address for Notices:
  The CIT Group/Business Credit,         Inc.
  2110 Walnut Hill Lane #220           Irving, TX  75038
                                     Attention:  Carolyn Hawkins
                                     Telecopier No.:  (214) 550-9035
                                     Telephone No.:   (214) 580-2773


                                     Revolving Credit Commitment$11,730,000.00
                                     Tranche A Term
                                       Loan Commitment$4,804,600.00
                                     Tranche B Term
                                       Loan CommitmentN/A
NATIONAL CANADA FINANCE
CORPORATION



By_____________________________
  Title:

By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  National Bank of Canada
  225 W. Washington, Suite 1100
  Chicago, IL  60606

Lending Office for Eurodollar
Loans:

  National Bank of Canada
  225 W. Washington, Suite 1100
  Chicago, IL  60606

Address for Notices:

  National Bank of Canada
  225 W. Washington, Suite 1100
  Chicago, IL  60606

Attention:  Bradley Crawford

Telecopier No.:  (312) 558-8888

Telephone No.:   (312) 558-8879


                                     Revolving Credit Commitment$11,730,000.00
                              Tranche A Term
                                       Loan Commitment$4,804,600.00
                              Tranche B Term
                                       Loan CommitmentN/A
SANWA BUSINESS CREDIT
CORPORATION



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  Sanwa Business Credit
Corporation
  One South Wacker Drive
  Suite 2800
  Chicago, IL  60606

Lending Office for Eurodollar
Loans:

  Sanwa Business Credit
Corporation
  One South Wacker Drive
  Suite 2800
  Chicago, IL  60606

Address for Notices:

  Sanwa Business Credit
Corporation
  One South Wacker Drive
  Suite 2800
  Chicago, IL  60606

Attention:  Andrew J. Heinz

Telecopier No.:  (312) 782-6035

Telephone No.:   (312) 853-1327


                                     Revolving Credit Commitment
               $11,730,000.00
               Tranche A Term  Loan Commitment
               $4,804,600.00
               Tranche B Term  Loan Commitment
               N/ATRANSAMERICA BUSINESS CREDIT           CORPORATION

                                     By_____________________________
  Title:
Lending Office for Base Rate         Loans:
                                       TransAmerica Business Credit
    Corporation
Lending Office for Eurodollar        Loans:
                                       TransAmerica Business Credit
    Corporation


Address for Notices:
  TransAmerica Business Credit           Corporation


                                     Attention:
                                     Telecopier No.:
                                     Telephone No.:


                                     Revolving Credit Commitment$9,500,000.00
                                     Tranche A Term
                                       Loan Commitment$3,950,000.00
                                     Tranche B Term
                                       Loan Commitment$2,500,000.00
BANK OF SCOTLAND



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  Bank of Scotland
  565 Fifth Avenue
  New York, NY  10017

Lending Office for Eurodollar
Loans:

  Bank of Scotland
  565 Fifth Avenue
  New York, NY  10017

Address for Notices:

  Bank of Scotland
  565 Fifth Avenue
  New York, NY  10017

Attention:  Janet Taffe
            Assistant Vice
              President

Telecopier No.:  (212) 557-9460

Telephone No.:   (212) 557-0872


                                     Revolving Credit Commitment$9,500,000.00
                                     Tranche A Term
                                       Loan Commitment$3,950,000.00
                                     Tranche B Term Loan
                                       CommitmentN/A
THE NORTHERN TRUST COMPANY



By_____________________________
  Title:  Vice President
Lending Office for Base Rate
Loans:

  The Northern Trust Company
  50 LaSalle Street
  Chicago, Illinois  60675

Lending Office for Eurodollar
Loans:

  The Northern Trust Company
  50 LaSalle Street
  Chicago, Illinois  60675


Address for Notices:

  The Northern Trust Company
  Chicago Division, B-11
  Chicago, Illinois 60675

Attention: Stephanie Taylor

Telecopier No.:  (312) 630-1566

Telephone No.:  (312) 444-7669


                                     Revolving Credit Commitment$8,500,000.00
                                     Tranche A Term
                                       Loan Commitment$3,023,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
CORESTATES BANK, N.A.



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  CoreStates Bank, N.A.
  1345 Chestnut St.
  FC 1-8-3-12
  Philadelphia, PA  19101-7618

Lending Office for Eurodollar
Loans:

  CoreStates Bank, N.A.
  1345 Chestnut St.
  FC 1-8-3-12
  Philadelphia, PA  19101-7618

Address for Notices:

  CoreStates Bank, N.A.
  1345 Chestnut St.
  FC 1-8-3-12
  Philadelphia, PA  19101-7618

Attention:  Louise Clair

Telecopier No.:  (215) 973-2045

Telephone No.:   (215) 786-7454


                                     Revolving Credit Commitment$8,500,000.00
                                     Tranche A Term
                                       Loan Commitment$3,023,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
COMERICA BANK



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  Comerica Bank
  500 Woodward Ave., MC 3279
  Detroit, MI  48226

Lending Office for Eurodollar
Loans:

  Comerica Bank
  500 Woodward Ave., MC 3279
  Detroit, MI  48226

Address for Notices:

  Comerica Bank
  500 Woodward Ave., MC 3279
  Detroit, MI  48226

Attention:  David L. Morrison

Telecopier No.:  (313) 222-3330

Telephone No.:   (313) 222-3808


                                     Revolving Credit Commitment$8,500,000.00
                                     Tranche A Term
                                       Loan Commitment$3,023,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
THE FIRST NATIONAL BANK OF
MARYLAND



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  The First National Bank of
    Maryland
  25 South Charles Street
  Baltimore, MD  21201

Lending Office for Eurodollar
Loans:

  The First National Bank of
    Maryland
  25 South Charles Street
  Baltimore, MD  21201

Address for Notices:

  The First National Bank of
    Maryland
  18th Floor
  25 South Charles Street
  Baltimore, MD  21201

Attention:  Andrew W. Fish

Telecopier No.:  (410) 244-4295

Telephone No.:   (410) 244-4217
                        Revolving Credit Commitment
       $8,500,000.00
       Tranche A Term  Loan Commitment
       $3,023,000.00
       Tranche B Term  Loan Commitment
       N/ATHE MITSUBISHI TRUST AND BANKING       CORPORATION CHICAGO BRANCH

                      By_____________________________
  Title:
Lending Office for Base Rate         Loans:
                                       The Mitsubishi Trust & Banking
    Corp., Chicago Branch              440 S. LaSalle, Suite 3100
  Chicago, IL  60610
Lending Office for Eurodollar        Loans:
                                       The Mitsubishi Trust & Banking
    Corp., Chicago Branch              440 S. LaSalle, Suite 3100
  Chicago, IL  60610
Address for Notices:
  The Mitsubishi Trust & Banking         Corp., Chicago Branch
  440 S. LaSalle, Suite 3100           Chicago, IL  60610
                                     Attention:  Violetta Smith
            David Miller
Telecopier No.:  (312) 663-0863
Telephone No.:   (312) 408-6035

                                     Revolving Credit Commitment$8,500,000.00
                                     Tranche A Term
                                       Loan Commitment$3,023,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
NBD BANK



By_____________________________
  Title:
Lending Office for Base Rate
Loans:

  NBD Bank
  611 Woodward Avenue
  Detroit, MI  48226

Lending Office for Eurodollar
Loans:

  NBD Bank
  611 Woodward Avenue
  Detroit, MI  48226

Address for Notices:

  NBD Bank
  611 Woodward Avenue
  Detroit, MI  48226

Attention:  Jenny Gilpin

Telecopier No.:  (313) 225-3269

Telephone No.:   (313) 225-4247


                                     Revolving Credit Commitment$8,500,000.00
                                     Tranche A Term
                                       Loan Commitment$3,023,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
BANQUE PARIBAS



By_____________________________
  Title:

By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  Banque Paribas
  1200 Smith Street
  Suite 3100
  Houston, TX  77002

Lending Office for Eurodollar
Loans:

  Banque Paribas
  1200 Smith Street
  Suite 3100
  Houston, TX  77002

Address for Notices:

  Banque Paribas
  1200 Smith Street
  Suite 3100
  Houston, TX  77002

Attention:  Leah Hughes

Telecopier No.:  (713) 659-3832

Telephone No.:   (713) 659-4811
                                     Revolving Credit Commitment$8,500,000.00
                                     Tranche A Term
                                       Loan Commitment$3,023,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
SOCIETY NATIONAL BANK



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  Society National Bank
  127 Public Square
  Cleveland, OH  44114

Lending Office for Eurodollar
Loans:

  Society National Bank
  127 Public Square
  Cleveland, OH  44114

Address for Notices:

  Society National Bank
  127 Public Square
  Cleveland, OH  44114

Attention:  Rita Moenich

Telecopier No.:  (216) 689-3298

Telephone No.:   (216) 689-4401


                                     Revolving Credit Commitment$8,500,000.00
                                     Tranche A Term
                                       Loan Commitment$3,023,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
THE BANK OF TOKYO TRUST COMPANY



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  The Bank of Tokyo Trust Co.
  1251 Avenue of the Americas
  New York, NY  10116-3138

Lending Office for Eurodollar
Loans:

  The Bank of Tokyo Trust Co.
  1251 Avenue of the Americas
  New York, NY  10116-3138

Address for Notices:

  The Bank of Tokyo Trust Co.
  1251 Avenue of the Americas
  New York, NY  10116-3138

Attention:  Mr. Roland Uy
            The Bank of Tokyo
Trust
              Co.
            12th Floor
           1251 Avenue of the
                Americas
           New York, NY 10116-
3138

Telecopier No.:  (212) 732-1678

Telephone No.:   (212) 766-5461


                                     Revolving Credit Commitment$8,500,000.00
                                     Tranche A Term
                                       Loan Commitment$3,023,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
UNION BANK



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  Union Bank
  70 South Lake Street
  Suite 900
  Pasadena, CA  91101

Lending Office for Eurodollar
Loans:

  Union Bank
  70 South Lake Street
  Suite 900
  Pasadena, CA  91101

Address for Notices:

  Union Bank
  70 South Lake Street
  Suite 900
  Pasadena, CA  91101

Attention:  Corrina Lu

Telecopier No.:  (818) 304-1846
                           1845
Telephone No.:   (818) 304-1915


                                     Revolving Credit Commitment$7,000,000.00
                                     Tranche A Term
                                       Loan Commitment$3,000,000.00
                                     Tranche B Term
                                       Loan CommitmentN/A
MICHIGAN NATIONAL BANK



By_____________________________
  Title:

Lending Office for Base Rate
Loans:

  Michigan National Bank
  27777 Inkster Road 10-36
  Farmington Hills, MI  48333-
9065

Lending Office for Eurodollar
Loans:

  Michigan National Bank
  27777 Inkster Road 10-36
  Farmington Hills, MI  48333-
9065

Address for Notices:

  Michigan National Bank
  27777 Inkster Road 10-36
  Farmington Hills, MI  48333-
9065

Attention:  Thomas R. Kuslits

Telecopier No.:  (810) 473-4345

Telephone No.:   (810) 473-4380


                   Revolving Credit Commitment
                   $7,000,000.00
                   Tranche A Term  Loan Commitment $3,000,000.00
                   Tranche B Term  Loan Commitment
                   N/ACREDITANSTALT CORPORATE FINANCE,       INC.

                                     By_____________________________
  Title:
By_____________________________        Title:
                                     Lending Office for Base Rate
Loans:
CREDITANSTALT CORPORATE FINANCE,       INC.
245 Park Avenue                      27th Floor
New York, New York 10167
Lending Office for Eurodollar        Loans:
                                     CREDITANSTALT CORPORATE FINANCE,
  INC.                               245 Park Avenue
27th Floor                           New York, New York 10167
                                     Address for Notices:
                                       Creditanstalt Corporate
Finance,                                 Inc.
  2 Greenwich Plaza                    Greenwich, CT  06830
                                     Attention:  Catherine MacDonald
                                     Telecopier No.:  (203) 861-6594
                                     Telephone No.:   (203) 861-6592
                                   THE CHASE MANHATTAN BANK (NATIONAL
                                     ASSOCIATION),
                                     as Agent


                                   By____________________________
                                     Title:  Vice President

                                   Address for Notices to
                                     Chase as Agent:

                                     The Chase Manhattan Bank
                                       (National Association)
                                     New York Agency
                                     4 Metrotech Center -- 13th
Floor
                                     Brooklyn, New York  11245

                                     Attention:  New York Agency

                                     Telex No.:  6720516
                                       (Answerback:  CMBNYAUW)

                                     Telecopier No.:  (718) 242
6910

                                     Telephone No.:  (718) 2427979

                                                      EXHIBIT A-1
                  [Form of Revolving Credit Note]
                          PROMISSORY NOTE


$_______________                                   March __, 1995
                                               New York, New York

          FOR VALUE RECEIVED, UNITED STATIONERS SUPPLY CO., an Illinois corporation (the "Company"), hereby promises to pay to __________________ (the "Lender") for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Lender.
          This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of March 30, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company (as successor by merger to Associated Stationers, Inc.), Associated Holdings, Inc. (and its successor by merger, United Stationers Inc.), as parent guarantor, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, and evidences Revolving Credit Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.
          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              UNITED STATIONERS SUPPLY CO.
                              By_________________________ Title:



                SCHEDULE OF REVOLVING CREDIT LOANS

          This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                           Amount
  Date     Prin-                            Paid,
  Made,    cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal  Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by




                                                      EXHIBIT A-2
                [Form of Tranche A Term Loan Note]
                          PROMISSORY NOTE


$_______________                                   March __, 1995
                                               New York, New York

          FOR VALUE RECEIVED, UNITED STATIONERS SUPPLY CO., an Illinois corporation (the "Company"), hereby promises to pay to __________________ (the "Lender") [or registered assigns]1 for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Tranche A Term Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Tranche A Term Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche A Term Loan until such Tranche A Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          [This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the register maintained for such purpose by or on behalf of the Company as provided in Section 12.06(g) of the Credit Agreement.]

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Tranche A Term Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Tranche A Term Loans made by the Lender.

          This Note is one of the Tranche A Term Loan Notes [(constituting a Registered Note)] referred to in the Credit Agreement dated as of March 30, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company (as successor by merger to Associated Stationers, Inc.), Associated Holdings, Inc. (and its successor by merger, United Stationers, Inc.), as parent guarantor, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, and evidences Tranche A Term Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Tranche A Term Loans upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit
Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              UNITED STATIONERS SUPPLY CO.
                              By__________________________ Title:



                 SCHEDULE OF TRANCHE A TERM LOANS

          This Note evidences Tranche A Term Loans made,
Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                           Amount
  Date     Prin-                            Paid,
  Made,    cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal  Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by

                                                      EXHIBIT A-3
                 [Form of Tranche B Term Loan Note]

                        PROMISSORY NOTE


$_______________                                     ____________
                                               New York, New York

          FOR VALUE RECEIVED, UNITED STATIONERS SUPPLY CO., an Illinois corporation (the "Company"), hereby promises to pay to __________________ (the "Lender") [or registered assigns]2, for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Tranche B Term Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Tranche B Term Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche B Term Loan until such Tranche B Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          [This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the register maintained for such purpose by or on behalf of the Company as provided in Section 12.06(g) of the Credit Agreement.]
          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Tranche B Term Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Tranche B Term Loans made by the Lender.
          This Note is one of the Tranche B Term Loan Notes [(constituting a Registered Note)] referred to in the Credit Agreement dated as of March 30, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company (as successor by merger to Associated Stationers, Inc.), Associated Holdings, Inc. (and its successor by merger, United Stationers, Inc.), as parent guarantor, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, and evidences Tranche B Term Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.
          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Tranche B Term Loans upon the terms and conditions specified therein.
          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              UNITED STATIONERS SUPPLY CO.
                              By_________________________
                                Title:



                SCHEDULE OF TRANCHE B TERM LOANS

          This Note evidences Tranche B Term Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                           Amount
  Date     Prin-                            Paid,
  Made,    cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal
Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made
by
                                                        EXHIBIT B
               [Form of Borrowing Base Certificate]

                    BORROWING BASE CERTIFICATE

        Monthly Accounting Period ended ____________, _____


          Reference is made to the Credit Agreement dated as of March 30, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between Associated Stationers, Inc. (together with its successors and assigns, including United Stationers Supply Co. from and after the effectiveness of the Supply Merger (as defined in the Credit Agreement), the "Company"), Associated Holdings, Inc., as parent guarantor (together with its successors and assigns, including United Stationers Inc. from and after the effectiveness of the United Merger (as defined in the Credit Agreement)), the lenders named therein, and The Chase Manhattan Bank (National Association), as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

          Pursuant to Section 9.01(f) of the Credit
Agreement, the undersigned, a Responsible Officer of the Company, hereby certifies that, to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as at the end of the monthly accounting period ended ____________, _____ determined in accordance with the requirements of the Credit Agreement.

          To the best of my knowledge, all Inventory covered by this Certificate has been produced in compliance with all applicable laws, including, without limitation, the minimum wage and overtime requirements of the Fair Labor Standards Act of 1938, as amended.

          IN WITNESS WHEREOF, the undersigned has caused this
certificate to be duly executed on behalf of the Company and not individually as of the __________ day of ____________,
______.



By:____________________________
                                 Name
                                 Title:
                                                          Annex 1
                  UNITED STATIONERS SUPPLY CO.
                  Borrowing Base Certificate
                        (000's omitted)

 ************************************************************

Receivables as of the last day of the
  immediately preceding month                 ______
Less:  Receivable Adjustments as of the
  last day of the preceding Monthly
  Accounting Period                          (______)
Subtotal:                                     ______
Less:  Ineligible Receivables as of the
  last day of the preceding Monthly
  Accounting Period (determined without duplication):

Receivables not payable in Dollars           (______)
  (other than up to $5,000,000 Canadian
  dollars)
Receivables (other than in connection
  with a published promotional program)
  payable more than 60 days after the
  issuance of the billing statement
  therefor                                   (______)
Receivables due from Subsidiaries and
  Affiliates (other than Boise or BCOP)      (______)
Export Receivables                           (______)
Receivables from creditors with
  unsatisfactory credit standing (as
  determined by the Majority Lenders)
  or with respect to which, subsequent
  to the creation of such Receivable,
  an event described in Section 10(f)
  or (g) of the Credit Agreement shall
  have occurred                              (______)
Receivables over 90 days from issuance
  of original billing statement
  date                                       (______)
Receivables with excess of 50% of
  balances past 90 days from
  invoice date                               (______)
Receivables exceeding concentration of
  10% of aggregate Receivables               (______)
Receivables subject to dispute               (______)
Receivables evidenced by Instruments         (______)
Receivables arising out of sale or
  return transactions                        (______)
Catalogue Receivables3                       (______)
Government Receivables including
  state and local public universities        (______)
Receivables from employees                   (______)
Receivables payable on COD basis             (______)

Total Ineligible Receivables                 (______)

Total Eligible Receivables                    ______

                                                       Annex 1 to
                                                   Borrowing Base
                                       Certificate of the Company
                  UNITED STATIONERS SUPPLY CO.
                   Borrowing Base Certificate
                        (000's omitted)

                       ELIGIBLE INVENTORY

Inventory at lower of cost or market
  covered by appropriate filings:             ______
[Less:  Calendars4                           (______)
        Catalogs                             (______)
        In excess of 100% of prior
          12 months' sales                   (______)
        New Inventory (to extent
          value exceeds $25,000,000)         (______)
        Inventory for internal use]          (______)

Less:                                        (______)
Total Eligible Inventory                      ______
                                                       Annex 1 to
                                                   Borrowing Base
                                       Certificate of the Company
                  UNITED STATIONERS SUPPLY CO.
                   Borrowing Base Certificate (000's

                        omitted)

                         BORROWING BASE

Borrowing Base:

80% of Eligible Receivables                  ______

Plus:  50% of Eligible Inventory             ______

Plus:  Cover for Letter of Credit
            Liabilities
______

Subtotal                                     ______
Less:   Eligible Inventory in excess
            of [65]%5 of Borrowing Base:      (______)

Borrowing Base:
______

Revolving Credit Loans and Letter of
  Credit Liabilities
(______)

Unused Borrowing Base:
______


                                                        EXHIBIT C
                   [Form of Security Agreement]


                        SECURITY AGREEMENT

          SECURITY AGREEMENT dated as of March 30, 1995 between UNITED STATIONERS SUPPLY CO., a corporation duly organized and validly existing under the laws of the State of Illinois (together with its successors and assigns, the "Company"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as agent for the lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").
          The Company (as successor by merger to Associated Stationers, Inc.), United Stationers Inc. (as successor by merger to Associated Holdings, Inc.), the parent corporation of the Company and a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Guarantor"); certain lenders; and the Agent are parties to a Credit Agreement dated as of March 30, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal amount not exceeding $500,000,000.
          To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:
          Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:
          "Accounts" shall have the meaning ascribed thereto in
     Section 3(c) hereof.
          "Collateral" shall have the meaning ascribed thereto in
     Section 3 hereof.
          "Collateral Account" shall have the meaning ascribed thereto in Section 4.01 hereof.
          "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by the Company, including each Copyright identified in Annex 2 hereto.
          "Copyrights" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
          "Documents" shall have the meaning ascribed thereto in
     Section 3(i) hereof.
          "Equipment" shall have the meaning ascribed thereto in
     Section 3(g) hereof.
          "Foreign Subsidiary" shall mean any Subsidiary of the Company that is not organized or created under the laws of the United States of America, any State thereof or the District of Columbia.
          "Instruments" shall have the meaning ascribed thereto in
     Section 3(d) hereof.
          "Intellectual Property" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 4 hereto, except to the extent that a security interest therein may not be granted without the consent of a licensor;
(c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured;
(e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company, except to the extent that a security interest therein may not be granted without the consent of a licensor; and (g) all causes of action, claims or warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.
     "Inventory" shall have the meaning ascribed thereto in
Section 3(e) hereof.
     "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.
     "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by the Company, including each Patent identified in Annex 3 hereto.
     "Patents" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.
     "Pledged Stock" shall have the meaning ascribed thereto in Section 3(a) hereof.
     "Secured Obligations" shall mean, collectively, (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under the Basic Documents including, without limitation, all Reimbursement Obligations and interest thereon, (b) the Interest Rate Protection
Obligations required by Section 9.15 of the Credit Agreement and (c) all obligations of the Company to the Lenders and the Agent hereunder.

          "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by the Company, including each Trademark identified in Annex 4 hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.
          "Trademarks" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.
          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
          Section 2. Representations and Warranties. The Company represents and warrants to the Lenders and the Agent that:
          (a) The Company is (or, at the time that the Company acquires any interest therein, will be) the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 9.06 of the Credit Agreement and except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a perfected pledge and security interest in and to all of the Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America), subject to no equal or prior security interest or pledge except as permitted under Section 9.06 of the Credit Agreement.
          (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the relevant issuer thereof, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).
          (c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of each class of each issuer thereof on the date hereof (or, in the case of any Foreign Subsidiary, not less than 65% of the issued and outstanding shares of capital stock of each class of such Foreign Subsidiary on the date hereof), and said Annex 1 correctly identifies, as at the date hereof, the respective class and par value of the shares comprising such Pledged Stock, the respective number of shares represented by each such certificate, and the respective beneficial and registered owner of such shares.

          (d) Annexes 2, 3 and 4 hereto, respectively, set forth a complete and correct list of all Copyrights, Patents and Trademarks owned by the Company on the date hereof; except pursuant to licenses and other user agreements entered into by the Company in the ordinary course of business, that are listed in Annex 5 hereto, the Company owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annexes 2, 3 and 4, and all registrations listed in said Annexes 2, 3 and 4 are valid and in full force and effect; except as may be set forth in said
     Annex 5, the Company owns and possesses the right to use all Copyrights, Patents and Trademarks.

          (e) Annex 5 hereto sets forth a complete and correct list of all licenses and other user agreements included in the Intellectual Property on the date hereof.

          (f) To the Company's knowledge, (i) except as set forth in Annex 5 hereto, there is no violation by others of any right of the Company with respect to any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4 hereto, respectively, and (ii) the Company is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against the Company or, to the Company's knowledge, threatened, and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth in said Annex 5.

          (g) The Company does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

          (h) Any goods now or hereafter produced by the Company or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

          Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Company's right, title and interest in the following Property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

          (a) all shares of capital stock of whatever class of each Subsidiary of the Company (other than United Business Computers, Inc., a Delaware corporation ("UBC"), for so long as, and to the extent, the Stockholders' Agreement dated July 1, 1993 between the Company, Theodore J. Crayne and United Business Computers, Inc. prohibits transfer of the shares of UBC, as described in Annex III to the Credit Agreement) now or hereafter owned by the Company or any other Subsidiary of the Company, including, without limitation, from and after the effectiveness of the Mergers, the shares of stock represented by the certificates identified in Annex 1 hereto, in each case together with the certificates representing the same (collectively, the
"Pledged Stock");
     (b) all shares, securities, moneys or Property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;
     (c) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Company constituting any right to the payment of money, including
(but not limited to) all moneys due and to become due to the Company in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

     (d) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Company evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

     (e)  all inventory (as defined in the Uniform Commercial
Code) of the Company, all goods obtained by the Company in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");

     (f) all Intellectual Property and all other accounts or general intangibles not constituting Intellectual Property or Accounts;

     (g)  all equipment (as defined in the Uniform Commercial
Code) of the Company, including all Motor Vehicles (herein collectively called "Equipment");

    (h) each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

     (i)  all documents of title (as defined in the Uniform
Commercial Code) or other receipts of the Company covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");

     (j) all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

    (k)  the balance from time to time in the Collateral
     Account; and
          (l) all other tangible and intangible personal Property and fixtures of the Company, including, without limitation, all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Company described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above) and, to the extent related to any Property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company;
provided that Collateral shall not include (i) shares of capital stock of any class issued by any Foreign Subsidiary to the extent that the percentage of issued and outstanding shares of capital stock of such class subject to the Lien of this Agreement would constitute more than 65% of the issued and outstanding shares of capital stock of such class and (ii) any tangible personal Property located outside the United States of America.
             Section 4.  Cash Proceeds of Collateral.
          4.01 Collateral Account. The Agent shall establish with Chase a cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts that it wishes to pledge to the Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Sections 2.10 and 10 of the Credit Agreement, it is required to pledge as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. As promptly as possible after any amount is deposited into the Collateral Account pursuant to the second or third sentence of
Section 4.02 hereof, the Agent shall remit the balance of such amount (if any) to the Company's account (#910-2-668754) with Chase. However, the Agent may (and, if instructed by the Lenders of the Credit Agreement shall) at any time in its (or their) discretion apply or cause to be applied the balance from time to time outstanding to the credit of the Collateral Account to the repayment of the principal of the Revolving Credit Loans outstanding, to accrued interest on the principal so repaid, and to the payment of any commitment fees with respect to the Revolving Credit Commitments, in each case in accordance with the Credit Agreement. Notwithstanding the above, at any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

          4.02 Proceeds of Accounts. The Company shall within 90 days of the Closing Date instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such other bank(s)) under arrangements, in form and substance satisfactory to the Agent pursuant to which the Company shall have irrevocably instructed such other bank(s) (and such other bank(s) shall have agreed) to remit all proceeds of such payments directly to the Agent for deposit into the Collateral Account. All payments made to the Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, the Company agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Agent and shall not be commingled with any other funds or property of the Company.

          4.03 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of an Event of Default, the Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof and (ii) if requested by the Company, such Permitted Investments may be held in the name and under the control of one or more of the Lenders (and in that connection each Lender, pursuant to Section 11.10 of the Credit Agreement, has agreed that such Permitted Investments shall be held by such Lender as a collateral sub-agent for the Agent hereunder).

          4.04 Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 2.10(h) or Section 10 thereof shall be held by the Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

          Section 5.  Further Assurances; Remedies.  In
furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Lender and the Agent as follows:

          5.01  Delivery and Other Perfection.  The Company shall:

          (a) if any of the shares, securities, moneys or other Property required to be pledged by the Company under clauses (a) and (b) of Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or Property in said clauses (a) and (b);

          (b) deliver and pledge to the Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request; provided, that so long as no Event of Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course any Instruments received by the Company in the ordinary course of business and the Agent shall, promptly upon request of the Company, make appropriate arrangements for making any Instrument pledged by the Company available to the Company for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document);

          (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, after the occurrence of an Event of Default, causing any or all of the Stock Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Stock Collateral), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (i) below;

          (d)  without limiting the obligations of the
Company under Section 5.04(c) hereof, upon the acquisition after the date hereof by the Company of any Equipment covered by a certificate of title or ownership, cause the Agent to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Agent;

          (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

      (f) furnish to the Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Agent may reasonably request, all in reasonable detail;
          (g) promptly upon request of the Agent, following receipt by the Agent of any statements, schedules or reports pursuant to clause (f) above, modify this Agreement by amending Annexes 2, 3 and/or 4 hereto, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement;
          (h) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Agent may require; and
          (i) upon the occurrence and during the continuance of any Event of Default, upon request of the Agent, promptly notify (and the Company hereby authorizes the Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent.
          5.02 Other Financing Statements and Liens. Except for financing statements securing Liens expressly permitted by Section
9.06 of the Credit Agreement and protective filings filed against the Company in respect of equipment, furniture or fixtures leased to or Property consigned with the Company, without the prior written consent of the Agent (granted with the authorization of the Lenders as specified in Section 11.09 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.
          5.03 Preservation of Rights. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.
           5.04  Special Provisions Relating to Certain
Collateral.

          (a)  Stock Collateral.

          (1) The Company will cause the Pledged Stock to constitute at all times 100% (or, with respect to any issuer that is a Foreign Subsidiary, at least 65%) of the total number of shares of each class of capital stock of each Subsidiary of the Company then outstanding.

          (2) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Company of its intention to exercise rights arising hereunder or under any other Basic Document with respect to the Pledged Stock, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Stock for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(a)(2).
          (3) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.
          (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Stock shall be paid directly to the Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Company agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Company.
          (b)  Intellectual Property.
          (1) For the purpose of enabling the Agent to exercise rights and remedies under Section 5.05 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
          (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 9.05 of the Credit Agreement that limit the right of the Company to dispose of its Property, so long as no Event of Default shall have occurred and be continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Agent shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments and Letter of Credit Liabilities or earlier expiration of this Agreement or release of the Collateral, the license granted pursuant to clause (1) immediately above shall expire by its own terms without further action on the part of the Company or the Agent. The exercise of rights and remedies under Section 5.05 hereof by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this clause (2).
          (c) Motor Vehicles. At any time after the occurrence and during the continuance of an Event of Default, the Company shall, upon the request of the Agent, deliver to the Agent originals of the certificates of title or ownership for the Motor Vehicles owned by it with the Agent listed as lienholder and take such other action as the Agent shall deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles.
          5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:
          (a) the Company shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and the Company, designated in its request;
          (b) the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;
          (c) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);
          (d) the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or other Property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and
          (e) the Agent may, upon ten business days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Agent in Section 5.04(b) hereof, shall be applied in accordance with Section 5.09 hereof.

          The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

          5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section
5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

          5.07 Removals, Etc. Without at least 30 days' prior written notice to the Agent, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at 2200 East Golf Road, Des Plaines,
Illinois, 60016-1267 or at one of the locations identified in Annex 6 hereto or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

          5.08 Private Sale. The Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this
Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the Agent:

          First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Agent in connection therewith;

          Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

          Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.04 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.

          As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other Property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

          5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.
          5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall (i) file such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 of this Agreement and (ii), at the request of the Agent, cause the Agent to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by the Company

          5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and canceled all licenses and rights referred to in
Section 5.04(b) hereof. The Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral.

          5.13 Further Assurances. The Company agrees that, from time to time upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

          5.14 Release of Motor Vehicles. So long as no Event of Default shall have occurred and be continuing, upon the request of the Company, the Agent shall execute and deliver to the Company such instruments as the Company shall reasonably request to remove the notation of the Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release effective only upon receipt by the Agent of a certificate from the Company stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company (or its designee) therefor in settlement of the claim for such loss) and any proceeds of such sale or casualty loss to the extent required by the Credit Agreement being paid to the Agent hereunder.

          Section 6.  Miscellaneous.

          6.01 No Waiver. No failure on the part of the Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.
          6.03 Expenses. The Company agrees to reimburse each of the Lenders and the Agent for all reasonable costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with
(i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and
(z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

          6.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Lender each holder of any of the Secured Obligations and the Company.

          6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

          6.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

          6.08  Governing Law.   This Agreement shall be governed
by, and construed in accordance with, the law of the State of New
York.

          6.09 Agents and Attorneys-in-Fact. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.
                              UNITED STATIONERS SUPPLY CO.
                                By
                                 Title:
                              THE CHASE MANHATTAN BANK (NATIONAL
                                ASSOCIATION),
                                as Agent



                                By
                                 Title:


                                                          ANNEX 1
                           PLEDGED STOCK

                        [See Section 2(b)]


Number of Shares,  Certif. No.     Record & Beneficial Owner
Class & Par Value


                                                          ANNEX 2



        LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND

            APPLICATIONS FOR COPYRIGHT REGISTRATIONS

                        [See Section 2(d)]





Title      Date Filed      Registration No.      Effective Date

                                                          ANNEX 3






              LIST OF PATENTS AND PATENT APPLICATIONS

                        [See Section 2(d)]




File     Patent     Country     Registration No.     Date
                                                          ANNEX 4
        LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS, TRADEMARK
          AND SERVICE MARK REGISTRATIONS AND
     APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS


                        [See Section 2(d)]


                          U.S. Trademarks



                 Application (A)
                 Registration (R)        Registration
Mark             or Series No. (S)       or Filing Date



                        Foreign Trademarks



               Application (A)                  Registration or
Mark           Registration (R)     Country     Filing Date (F)

                                                           ANNEX 5
         LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

                  [See Section 2(d), (e) and (f)]









                                                           ANNEX 6




                        LIST OF LOCATIONS

                        [See Section 5.07]





                                                        EXHIBIT D

                   [Form of Pledge Agreement]
                        PLEDGE AGREEMENT
          PLEDGE AGREEMENT dated as of March 30, 1995 between UNITED STATIONERS INC., a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Pledgor"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as agent for the lenders (the "Lenders") party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").
          WHEREAS, United Stationers Supply Co. (as successor by merger to Associated Stationers, Inc.), a wholly-owned subsidiary of the Pledgor and a corporation duly organized and validly existing under the laws of the State of Illinois (the "Company"), the Pledgor, the Lenders and the Agent are parties to a Credit Agreement dated as of March 30, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Company in an aggregate principal amount not exceeding $500,000,000;
          WHEREAS, to induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined).
         NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Definitions.  Terms defined in the
Credit Agreement are used herein as defined therein. In addition, as used herein:

          "Collateral" shall have the meaning ascribed thereto in Section 3 hereof.

          "Foreign Subsidiary" shall mean any Subsidiary of the Pledgor that is not organized or created under the laws of the United States of America, any State thereof or the District of Columbia.

          "Pledged Stock" shall have the meaning ascribed thereto in Section 3(a) hereof.

          "Secured Obligations" shall mean, collectively, (a) the Guaranteed Obligations, which include the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under the Basic Documents including, without limitation, all Reimbursement Obligations and interest thereon, (b) all obligations of the Pledgor under the Credit Agreement and the other Basic Documents (including, without limitation, in respect of its Guarantee under Section 6 of the Credit Agreement) and (c) all obligations of the Pledgor to the Lenders and the Agent hereunder.

          "Uniform Commercial Code" shall mean the Uniform
    Commercial Code as in effect from time to time in the State of New York.

          Section 2.  Representations and Warranties.  The
Pledgor represents and warrants to the Lenders and the Agent that:

          (a)  The Pledgor is (or at the time that the
     Pledgor acquires any interest therein, will be) the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

          (b) The Pledged Stock represented by certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Company, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

          (c) The Pledged Stock represented by certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Company beneficially owned by the Pledgor on the date hereof (whether or not registered in the name of the Pledgor) and said Annex 1 correctly identifies, as at the date hereof, the respective class and par value of the shares represented by such certificate and, the Pledgor is the registered owner of all such shares.

          Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Pledgor hereby pledges and grants to the Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Pledgor's right, title and interest in the following Property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

          (a) the shares of common stock of the Company represented by the certificates identified in Annex 1 hereto and all other shares of capital stock of whatever class of the Company or any other Subsidiary of the Pledgor, now or hereafter owned by the Pledgor, in each case together with the certificates representing the same (collectively, the "Pledged Stock");

          (b) all shares, securities, moneys or Property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which the Company is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger; and

          (d) all proceeds of and to any of the Property of the Pledgor described in the preceding clauses of this
     Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Pledgor in respect of any of the items listed above) and, to the extent related to any Property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers;

provided that Collateral shall not include shares of capital stock of any class issued by any Foreign Subsidiary to the extent that the percentage of issued and outstanding shares of capital stock of such class subject to the Lien of this Agreement would constitute more than 65% of the issued and outstanding shares of capital stock of such class.

          Section 4.  Further Assurances; Remedies.  In
furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Pledgor hereby agrees with each Lender and the Agent as follows:

          4.01 Delivery and Other Perfection. The Pledgor shall:

          (a) if any of the shares, securities, moneys or other Property required to be pledged by the Pledgor under clauses (a), (b) and (c) of Section 3 hereof are received by the Pledgor, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by the Pledgor (together with the certificates representing any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or other Property in said clauses (a), (b) and (c);

          (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, following the occurrence of an Event of Default, causing any or all of the Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to the Collateral);

          (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

          (d) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Pledgor with respect to the Collateral, all in such manner as the Agent may require.

          4.02 Other Financing Statements and Liens. The Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.

          4.03 Preservation of Rights. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          4.04  Collateral.

          (a) The Pledgor will cause the Collateral to constitute at all times 100% (or, with respect to any issuer that is a Foreign Subsidiary, at least 65%) of the total number of shares of each class of capital stock of the Company and each other Subsidiary of the Pledgor then outstanding.

         (b)  Unless an Event of Default shall have
occurred and be continuing and the Agent shall have given notice to the Pledgor of its intention to exercise rights arising hereunder or under any other Basic Document with respect to the Pledged Stock, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Pledgor agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(b).

          (c) Unless and until an Event of Default has occurred and is continuing, and subject to the provisions of
Section 9.09 of the Credit Agreement, the Pledgor shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

          (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Pledgor agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Pledgor (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Pledgor.

          4.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

          (a) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

          (b) the Agent in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (c) the Agent may, upon ten business days' prior written notice to the Pledgor of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 4.05 shall be applied in accordance with
Section 4.09 hereof.

          The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

         4.06  Deficiency.  If the proceeds of sale,
collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgor shall remain liable for any deficiency.

          4.07 Removals, Etc. Without at least 30 days' prior written notice to the Agent, the Pledgor shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at 2200 East Golf Road, Des Plaines, Illinois 60016-1267 or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

          4.08 Private Sale. The Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 hereof conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          4.09  Application of Proceeds.  Except as
otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under this Section 4, shall be applied by the Agent:

          First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Agent in connection therewith;

          Next, to the payment in full of the Secured
     Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

          Finally, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          As used in this Section 4, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor or any issuer of or obligor on any of the Collateral.

          4.10  Attorney-in-Fact.  Without limiting any
rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          4.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Pledgor shall deliver to the Agent all certificates identified in
Section 3(a) hereof, accompanied by undated stock powers duly executed in blank.

          4.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor.
          4.13 Expenses. The Pledgor agrees to pay to the Agent all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Agent of any obligations of the Pledgor in respect of the Collateral which the Pledgor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof.
          4.14 Further Assurances. The Pledgor agrees that, from time to time upon the written request of the Agent, the Pledgor will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.
          Section 5.  Miscellaneous.
          5.01 No Waiver. No failure on the part of the Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
          5.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.
          5.03  Amendments, Etc.  The terms of this
Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor and the Agent (with the consent of the Lenders as specified in
Section 11.09 of the Credit Agreement).
          5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor, the Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Pledgor shall not assign or transfer its rights hereunder without the prior written consent of the Agent).
          5.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
          5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.
          5.08  Governing Law.   This Agreement shall be
governed by, and construed in accordance with, the law of the State of New York.

          5.09 Agents and Attorneys-in-Fact. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          5.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


          IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.


                              UNITED STATIONERS INC.
                              By__________________________
                                 Title:


                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent


                              By__________________________
Title:

                                                        EXHIBIT E
                                                      MASTER FORM
                                             USSC TO CMB MORTGAGE
This Indenture was prepared by
and when recorded mail to:
Kristin A. Halvey, Esq.
Milbank, Tweed, Hadley & McCloy
1 Chase Manhattan Plaza
New York, New York  10005

 ______________________________________________________________

            Space above this line for recorder's use

          INDENTURE OF MORTGAGE, ASSIGNMENT OF RENTS, SECURITY
             AGREEMENT AND FIXTURE FILING

               KNOW ALL MEN BY THESE PRESENTS:

          THIS INDENTURE OF MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Indenture") is made as of March 30, 1995 by UNITED STATIONERS SUPPLY CO., a corporation duly organized and validly existing under the laws of the State of Illinois and having an office at __________________ _________________________ (the "Company"),
in favor of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association having its principal office at 1 Chase Manhattan Plaza, New York, New York 10081, as agent for the banks referred to below (in such capacity, together with its successors in such capacity, the "Agent").
                      W I T N E S S E T H:
          WHEREAS, Associated Stationers, Inc. (predecessorin-interest by merger to the Company), Associated Holdings, Inc. (predecessor-in-interest by merger to United Stationers, Inc. ("United")), certain lenders (collectively, together with their successors and assigns, the "Lenders") and the Agent are parties to a Credit Agreement dated as of March 30, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement"; terms defined in the Credit Agreement unless otherwise defined herein being used herein as defined therein), which Credit Agreement was assumed by the Company and United pursuant to the Assumption Agreement dated as of March 29, 1995 between United, the Company and the Agent;
          WHEREAS, the Credit Agreement provides for, inter alia, extensions of credit by the Lenders to the Company by the making of term loans and revolving credit loans (collectively, the "Loans") and the issuance of letters of credit in an aggregate principal amount not exceeding $500,000,000;
          WHEREAS, the Loans are to be evidenced by, and repayable with interest thereon in accordance with, various promissory notes to be executed and delivered by the Company to the respective order of the Lenders (collectively, the "Notes");
          WHEREAS, it is a condition to the obligation of the Lenders to extend credit to the Company pursuant to the Credit Agreement that the Company execute and deliver this Indenture;
          NOW, THEREFORE, for good and valuable
consideration, the receipt of which is hereby acknowledged, and FOR THE PURPOSE OF SECURING the following (collectively, the "Obligations"):
          (i) the payment of all indebtedness evidenced by the Notes and any and all reborrowings, future advances and readvances under the Credit Agreement and modifications, extensions, substitutions, exchanges and renewals of the Credit Agreement or the Notes (each of which reborrowings, future advances, readvances, modifications, extensions, substitutions, exchanges and renewals shall enjoy the same priority as the initial advances evidenced by the Notes);
         (ii) the performance and payment of the covenants, agreements and obligations hereinafter contained and all other monies secured hereby, including, without limitation, any and all sums expended by the Agent pursuant to Section 1.11 hereof, together with interest thereon; and
        (iii) the payment of all other indebtedness of the Company to the Lenders and the Agent under the Credit Agreement, the Company hereby irrevocably grants, bargains, sells, releases, conveys, warrants, assigns, transfers, mortgages, pledges, sets over and confirms unto the Agent, under and subject to the terms and conditions hereinafter set forth, all of the following described property:
          ALL OF the Company's right, title and interest in and to the lands and premises (collectively, the "[Fee] Properties") more particularly described on Exhibit A hereto;
          [ALL OF the Company's right, title and interest in and to the respective leases and lease agreement (collectively, the "Leases") more particularly described on Exhibit B hereto affecting the respective lands and premises (collectively, the "Leasehold Properties" and together with the Fee Properties, the "Properties");]
          TOGETHER WITH all interests, estates or other claims, both in law and in equity, that the Company now has or may hereafter acquire in (a) the Properties, (b) all easements, rights-of-way and rights used in connection therewith or as a means of access thereto and (c) all tenements, hereditaments and appurtenances in any manner belonging, relating or appertaining thereto (all of the foregoing interests, estates and other claims, collectively, "Easements and Rights of Way");
          TOGETHER WITH all estate, right, title and interest of the Company, now owned or hereafter acquired, in and to any land lying within the right-of-way of any streets, open or proposed, adjoining the Properties, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection therewith (all of the foregoing estate, right, title and interest, collectively, "Adjacent Rights");
          TOGETHER WITH all estate, right, title and interest of the Company, now owned or hereafter acquired, in and to any and all buildings and other improvements now or hereafter located on the Properties and all building materials, building equipment and fixtures of every kind and nature located on the Properties or, attached to, contained in or used in any such buildings and other improvements, and all appurtenances and additions thereto and betterments, substitutions and replacements thereof (all of the foregoing estate, right, title and interest, collectively, "Improvements");
          TOGETHER WITH all estate, right, title and interest of the Company in and to all such tangible property owned by the Company (including all machinery, apparatus, equipment, fittings and articles of personal property) and now or hereafter located on or at or attached to the Properties that an interest in such tangible property arises under applicable real estate law, and any and all products and accessions to any such property which may exist at any time (all of the foregoing estate, right, title and interest, and products and accessions, collectively, "Fixtures");
          TOGETHER WITH all estate, right, title and interest of the Company in and to all rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon substances on or in the Properties, development rights or credits, air rights, water, water rights (whether riparian, appropriative, or otherwise and whether or not appurtenant) and water stock (all of the foregoing estate, right, title and interest, collectively, "Mineral and Related Rights");
          TOGETHER WITH all rents, revenues, proceeds, issues, profits, royalties, income and other benefits derived from the Properties, the Improvements and the Fixtures, subject to the right, power and authority hereinafter given to the Company to collect and apply the same (all of the foregoing rents, revenues, proceeds, issues, profits, royalties, income and other benefits, collectively, "Rents and Royalties");
          TOGETHER WITH all estate, right, title and interest and other claim or demand that the Company now has or may hereafter acquire with respect to any damage to the Properties, the Improvements or the Fixtures and any and all proceeds of insurance in effect with respect to the Improvements or the Fixtures, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the Properties, the Improvements or the Fixtures, including without limitation any awards resulting from a change of grade of streets or as the result of any other damage to the Properties, the Improvements or the Fixtures for which compensation shall be given by any governmental authority (all of the foregoing estate, right, title and interest and other claims or demand, and any such proceeds or awards, collectively, "Damage Rights");
          TOGETHER WITH all the estate, right, title, interest and other claim of the Company with respect to any parking facilities located other than on the Properties and used or intended to be used in connection with the operation, ownership or use of the Properties, any and all replacements and substitutions for the same, and any other parking rights, easements, covenants and other interests in parking facilities acquired by the Company for the use of tenants or occupants of the Improvements (all of the foregoing estate, right, title, interest and other claim, collectively, "Parking Rights");
         TOGETHER WITH all estate, right, title and interest of the Company in respect of any and all air rights, development rights, zoning rights or other similar rights or interests which benefit or are appurtenant to the Properties or the Improvements (all of the foregoing estate, right, title and interest, collectively, "Air and Development Rights"); and

          All of the foregoing Easements and Rights of Way, Adjacent Rights, Improvements, Fixtures, Minerals and Related Rights, Rents and Royalties, Damage Rights, Parking Rights and Air and Development Rights being sometimes hereinafter referred to collectively as the "Ancillary
Rights and Properties" and the Properties and Ancillary Rights and Properties being sometimes hereinafter referred to collectively as the "Mortgaged Property",
          TO HAVE AND TO HOLD the Mortgaged Property with all privileges and appurtenances thereunto belonging, to the Agent and its successors and assigns, forever, in accordance with the terms and conditions and for the uses hereinafter set forth.
          PROVIDED ALWAYS, that if the principal of and interest on the Notes and all of the other Obligations shall be paid in full, and the Company shall abide by and comply with each and every covenant contained herein and in the Credit Agreement, and the Commitments shall have terminated then this Indenture and the lien and estate hereby granted shall cease, terminate and be void.
          This Indenture, the Notes, the Credit Agreement and any other instrument given to evidence or further secure the payment and performance of any Obligation are sometimes hereinafter collectively referred to as the "Loan Instruments".
          TO PROTECT THE SECURITY OF THIS INDENTURE, THE COMPANY HEREBY COVENANTS AND AGREES AS FOLLOWS:


                          ARTICLE I

       Particular Covenants and Agreements of the Company

          Section 1.01. Payment of Secured Obligations; Title; etc. The Company shall pay when due the principal of, and the interest on, the indebtedness evidenced by the Notes and all other Obligations as provided in the Loan Instruments, and the principal of, and the interest on, any future advances secured by this Indenture.

          The Company represents and warrants that it has good and marketable fee simple title in and to the [Fee] Properties identified on Exhibit A hereto, and the related Ancillary Rights and Properties, in each case subject to no mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance or adverse claim of any nature, except (i) those listed as exceptions to title in the title policy insuring the lien or estate created by this Indenture and (ii) those permitted by the Credit Agreement.

          [The Company represents and warrants that (a) each Lease is in full force and effect and there are no defaults thereunder and no event has occurred and is continuing which with notice or lapse of time or both will result in such a default, (b) the Company is lawfully seized and possessed of a valid and subsisting leasehold estate in and to the Leasehold Properties identified in Exhibit B hereto and (c) subject to the Leases, it has good marketable title in fee simple to the related Ancillary Rights and Properties with respect to each Lease, in each case subject to no mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance or adverse claim of any nature, except those provided in the Lease or permitted by the Credit Agreement.]

          The Company represents and warrants that it has the full power and lawful authority to grant, bargain, sell, release, convey, warrant, assign, transfer, mortgage, pledge, set over and confirm unto the Agent the Mortgaged Property and warrants that it will forever defend the title to the Mortgaged Property and the validity and priority of the lien or estate hereof against the claims and demands of all persons whomsoever.
         Section 1.02.  Further Assurances; Filing;
Re-Filing; etc.

          (a) The Company shall execute, acknowledge and deliver, from time to time, such further instruments as the Agent may require to accomplish the purposes of this Indenture.
          (b) The Company, immediately upon the execution and delivery of this Indenture, and thereafter from time to time, shall cause this Indenture, any security agreement, mortgage or deed of trust supplemental hereto and each instrument of further assurance to be filed, registered or recorded and refiled, re-registered or re-recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and perfect the lien or estate of this Indenture upon the Mortgaged Property.
           (c)  The Company shall pay all filing,
registration and recording fees, all refiling, re-registration and re-recording fees, and all expenses incident to the execution, filing, recording and acknowledgment of this Indenture, any security agreement, mortgage or deed of trust supplemental hereto and any instrument of further assurance, and all Federal, State, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing and recording of the Notes, this Indenture, any security agreement, mortgage or deed of trust supplemental hereto or any instruments of further assurance.

         Section 1.03.  Liens.  Except as otherwise
provided in Section 9.06 of the Credit Agreement, but without limiting the obligations of the Company under Section 1.05 of this Indenture (subject to its right to contest certain liens and to withhold payment thereof as expressly provided in said
Section 1.05), the Company shall not create or suffer to be created any mortgage, deed of trust, lien, security interest, charge or encumbrance upon the Mortgaged Property prior to, on a parity with, or subordinate to the lien of this Indenture. The Company shall pay and promptly discharge at the Company's cost and expense, any such mortgages, deeds of trust, liens, security interests, charges or encumbrances upon the Mortgaged Property or any portion thereof or interest therein.

          Section 1.04.  Insurance.

          (a) The Company shall purchase and maintain in full force and effect policies of insurance in such form and amounts, covering such risks, and issued by such companies, in each case in the manner and to the extent required pursuant to Section 9.04 of the Credit Agreement.

          (b) After the occurrence of any fire or other casualty to the Mortgaged Property or any part thereof resulting in a loss in excess of $500,000, the Company shall give prompt notice thereof to the Agent.

          (c) After the occurrence of any fire or other casualty to the Mortgaged Property or any part thereof, provided that no Default (as defined in Section 4.01 hereof) has occurred and is continuing, the Company may, at its option, to be exercised by delivery of notice to the Agent within four months of the damage or destruction caused by such fire or other casualty, elect to either apply any insurance proceeds received as a result of such fire or other casualty: (i) to the restoration and repair of that part of the Mortgaged Property damaged by such fire or casualty (the "Damaged Property"); or (ii) to the prepayment of all or any part of the indebtedness secured hereby. If a Default has occurred and is continuing, or if the Company fails to make such an election within four months from the date of any such damage or destruction, such insurance proceeds shall automatically be applied to the prepayment as aforesaid of the indebtedness secured hereby.

          If the Company elects to so restore and repair the Damaged Property, any insurance proceeds in excess of $500,000 shall be held by the Agent to be applied to the restoration and repair of the Damaged Property and advanced to the Company in periodic installments upon compliance by the Company with such reasonable conditions as may be imposed by the Agent, including, but not limited to, reasonable retentions and lien releases. Interest, if any, actually earned on any insurance proceeds held by the Agent shall be credited to such insurance proceeds, for the benefit of the Company.

          Notwithstanding anything herein or at law or in equity to the contrary, none of the insurance proceeds paid to the Agent as herein provided shall be deemed trust funds, and the Agent shall be entitled to advance all such proceeds as provided in this Section 1.04(c). The Company expressly assumes all risk of loss, including a decrease in the use, enjoyment or value of the Mortgaged Property from any fire or other casualty whatsoever, whether or not insurable or insured against.

          The Agent shall have no obligation to release any of the insurance proceeds to the Company for restoration or repair of the Damaged Property if a Default has occurred and is continuing. If a Default has occurred and is continuing, the Agent may, in its sole discretion, apply any insurance proceeds received as a result of such fire or other casualty either (i) to the payment of the Obligations as provided in
Section 4.03(a) hereof or (ii) to the restoration or repair of the Damaged Property. If the Agent has required application of such proceeds to such restoration or repair, and such Default has been remedied, then the Agent will advance to the Company in accordance with the foregoing provisions of this Section 1.04(c), the insurance proceeds, less such amounts that may have been expended by the Agent to effectuate such cure. If a Default has occurred and is continuing, all insurance proceeds remaining after the payment for restoration and repair of the Damaged Property pursuant to this Section 1.04(c) may, at the option of the Agent, be applied to the payment of all or any part of the Obligations.

          (d) If a Default has occurred and is continuing, the Agent shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with any claims for loss, damage or destruction under any policy or policies of insurance, in excess of $500,000, and the Company shall within five Business Days after request therefor reimburse the Agent for all out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Agent in connection with such participation. Whether or not a Default has occurred and is continuing, the Company shall not make any compromise, adjustment or settlement in connection with any such claim in excess of $500,000 without the approval of the Agent, which approval shall not be unreasonably withheld or delayed.

          (e) In the event of foreclosure of the lien of this Indenture or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the Obligations, all right, title and interest of the Company in and to all policies of casualty insurance covering all or any part of the Mortgaged Property shall inure to the benefit of and pass to the successors in interest to the Company or the purchaser or grantee of the Mortgaged Property or any part thereof.

          Section 1.05.  Impositions.

          (a) The Company shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments, water and sewer rates, utility charges and all other governmental or nongovernmental charges or levies now or hereafter assessed or levied against any part of the Mortgaged Property (including, without limitation, nongovernmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Property) or upon the lien or estate of the Agent therein (collectively, "Impositions"), as well as all claims for labor, materials or supplies that, if unpaid, might by law become a prior lien thereon, and within ten days after request by the Agent will exhibit receipts showing payment of any of the foregoing; provided, however, that if by law any such Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), the Company may pay the same in installments (together with accrued interest on the unpaid balance thereof) as the same respectively become due, before any fine, penalty or cost attaches thereto.

          (b) Notwithstanding anything to the contrary contained in this Indenture, the Company at its expense may contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or lien thereof, and may withhold payment of the same pending such proceedings if permitted by law, provided, that (i) if the amount being contested exceeds $500,000, the Company shall give the Agent prior notice of such intention to contest and/or withhold payment, (ii) in the case of any Impositions or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or lien thereof, such proceedings shall suspend the collection thereof from the Mortgaged Property or the Company shall have posted such bonds or taken such other action as may be necessary in order to effect such suspension, (iii) neither the Mortgaged Property nor any part thereof or interest therein will be sold, forfeited or lost if the Company pays the amount or satisfies the condition being contested, and the Company would have the opportunity to do so in the event of the Company's failure to prevail in the contest, (iv) neither the Agent, nor the Lenders shall, by virtue of such permitted contest, be exposed to any risk of any criminal liability or any civil liability for which the Company has not furnished additional security as provided in clause (v) below, and neither the Mortgaged Property nor any interest therein would be subject to the imposition of any lien for which the Company has not furnished additional security as provided in clause (v) below, as a result of the failure to comply with such law or of such proceeding and (v) if a Default shall have occurred and is continuing, the Company shall have furnished to the Agent additional security in respect of the claim being contested or the loss or damage which may result from the Company's failure to prevail in such contest in such amount as may be reasonably requested by the Agent.

 Section 1.06. Maintenance of the Improvements and Fixtures. Subject to Section 9.05 of the Credit Agreement, the Company
(i) shall not permit the Improvements or Fixtures to be removed and (ii) shall maintain the Mortgaged Property in good repair, working order and condition, except for reasonable wear and use and to the extent the Agent shall have control of or over any insurance proceeds and elect not to release such proceeds for repair or restoration of the Mortgaged Property. Subject to the provisions of Sections
1.04 and 1.12 hereof (including, without limitation, the Company's rights to elect not to restore or repair the Properties), the Company shall not commit, permit or suffer any waste or deterioration of the Mortgaged Property which, in the aggregate, could reasonably be expected to have a material adverse effect on the value of the Properties.

            Section 1.07.  Compliance With Laws.

          (a) The Company represents and warrants that, except as to matters covered by Section 8.13 of the Credit Agreement (as to which the representations and warranties set forth in the Credit Agreement shall apply) and except as otherwise previously disclosed in writing to the Agent, the Company and its operations at the Properties currently comply with all applicable laws, ordinances, orders, rules and regulations, including Environmental Laws (collectively "laws") of all Federal, State, and local governments and of the appropriate departments, commissions, boards and offices thereof, and the orders, rules and regulations of the American Insurance Association or any other body now or hereafter constituted exercising similar functions, which at any time are applicable to the Mortgaged Property, except to the extent that failure to comply could not reasonably be expected to have a Material Adverse Effect.
          (b) The Company shall notify the Agent promptly of any notice or order related to the Properties which the Company receives from any agency or instrumentality of the Federal, or any State or local, government with respect to the Company's failure to comply with any laws or regulations referred to in clause (a) above which failure could reasonably be expected to have a Material Adverse Effect, promptly take any and all actions necessary to bring its operations at the Properties into compliance with such laws or regulations and shall materially comply with the requirements of such laws or regulations which at any time are applicable to its operations at the Properties;
provided, however, that the Company at its expense may, with simultaneous notice to the Agent, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such laws or regulations so long as
(i) neither the Properties nor any part thereof or interest therein will be sold, forfeited or lost if the Company pays the amount or satisfies the condition being contested in the event of the Company's failure to prevail in the contest,
(ii) neither the Agent nor any of the Lenders would, by virtue of such permitted contest, be in any danger of any criminal liability or any civil liability for which the Company has not furnished additional security as provided in clause (iii) below, and none of the Properties nor any interest therein would be subject to the imposition of any lien for which the Company has not furnished additional security as provided in clause (iii) below as a result of the failure to comply with such law or of such proceeding and
(iii) if a Default has occurred and is continuing, the Company shall have furnished to the Agent additional security in respect of the claim being contested or the loss or damage which may result from the Company's failure to prevail in such contest in such amount as may be reasonably requested by the Agent.

          (c) Subject to the Company's right to contest, if the Company fails to cure a failure to comply with any laws or regulations referred to in clause (a) above within ten days of written notice from the Agent to do so, the Agent, at its election and in its sole discretion may (but shall not be obligated to) cure any failure on the part of the Company to comply with any laws or regulations referred to in clause (a) above; provided, however, that the Agent shall not be required to give the Company such notice if either this Indenture is being enforced pursuant to Section 4.02(a) hereof or an Event of Default shall have occurred under
Section 10(e), (f) or (g) of the Credit Agreement. Any partial exercise by the Agent of the remedies hereinafter, set forth, or any partial undertaking on the part of the Agent to cure the Company's failure to comply with such laws or regulations, shall not obligate the Agent to complete the actions taken or require the Agent to expend further sums to cure the Company's noncompliance; nor shall the exercise of any such remedies operate to place upon the Agent any responsibility for the operation, control, care, management or repair of the Properties or make the Agent the "operator" of the Properties within the meaning of any such laws. Any amount paid or reasonable out-of-pocket costs incurred by the Agent as a result of the exercise by the Agent of any of the rights hereinabove set forth, together with interest thereon at the Post-Default Rate under and as defined in the Credit Agreement, shall be immediately due and payable by the Company to the Agent, and until paid shall be added to and become a part of the Obligations secured hereby; and the Agent, by making any such payment or incurring any such costs, shall be subrogated to any rights of the Company to seek reimbursement from any third parties, including, without limitation, a predecessor-in-interest to the Company's title who may be a "responsible party" or otherwise liable under the aforementioned laws or regulations.

         (d)  If after the occurrence and during the
continuance of any Default the Agent desires that an environmental survey and risk assessment with respect to any of the Properties be prepared, the Company agrees to supply such a survey and risk assessment by an independent engineering firm selected by the Company and reasonably satisfactory to the Agent, in form and detail satisfactory to the Agent (including test borings of the ground and chemical analyses of air, water and waste discharges), estimating current liabilities and assessing potential sources of future liabilities of the Company or any other owner or operator of the Properties under any Environmental Laws.
          Section 1.08. Limitations of Use. The Company shall not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses that may be made of any of the Properties and the Improvements or any part thereof that would have a material adverse effect on the value of any of the Properties or the Improvements. The Company shall comply with the provisions of all leases, licenses, agreements and private covenants, conditions and restrictions that at any time are applicable to the Mortgaged Property, except to the extent failure to comply could not reasonably be expected to have a material adverse effect on the value of the Properties or the Improvements.
          Section 1.09. Inspection of the Properties. The Company shall keep adequate records and books of account in accordance with the requirements of the Credit Agreement and shall permit the Agent and its authorized representatives to enter and inspect the Properties, to examine the records and books of account of the Company with respect thereto and make copies or extracts thereof, all in accordance with the Credit Agreement.
          Section 1.10. Estoppel Certificates. The Company, within ten days upon request in person or within 15 days upon request by mail, shall furnish the Agent a written statement, duly acknowledged, of the amount of the Obligations then secured by this Indenture and whether to the Company's knowledge, any offsets or defenses exist against any such Obligations.
           Section 1.11.  Actions to Protect Mortgaged
Property. If the Company shall fail to [(a) perform and observe any of the terms, covenants or conditions required to be performed or observed by it under any of the Leases,] (b) effect the insurance required by Section 1.04 hereof, (c) make the payments required by Section 1.05 hereof or (d) perform or observe any of its other covenants or agreements hereunder, the Agent may, without obligation to do so, and after ten days prior written notice to the Company (except in an emergency) effect or pay the same. All sums, including reasonable attorneys' fees, so expended or expended to sustain the lien or estate of this Indenture or its priority, or to protect or enforce any of the rights hereunder, or to recover any of the Obligations, shall be a lien on the Mortgaged Property, shall be deemed to be added to the Obligations secured hereby, and shall be paid by the Company within ten days after demand therefor, together with interest thereon at the Post-Default Rate under and as defined in the Credit Agreement. In any action or proceeding to foreclose this Indenture or to recover or collect the Obligations secured hereby, the provisions of law respecting the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant.
          Section 1.12.  Condemnation.
          (a) Should the Mortgaged Property or any part thereof with a value in excess of $500,000 be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner (a "Condemnation"), or should the Company receive any written notice or other information regarding such proceeding, the Company shall give prompt notice thereof to the Agent.
          (b)  The Agent shall be entitled to all
compensation, awards and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name any compromise or settlement in connection with such Condemnation involving an amount in controversy in excess of $500,000. All such compensation, awards, damages, rights of action and proceeds in excess of $500,000 awarded to the Company and all interest thereon, if any (the "Condemnation Proceeds") are hereby assigned to the Agent, and the Company shall execute such further assignments of the Condemnation Proceeds as the Agent may require.
          (c)  Upon the occurrence of a Condemnation,
provided that no Default has occurred and is continuing, the Company may, at its option, to be exercised by delivery of notice to the Agent within four months of such Condemnation, elect to either apply any Condemnation Proceeds: (i) to the replacement or restoration and repair of that part of the Mortgaged Property affected by such Condemnation (the "Affected Property"); or (ii) to the prepayment of all or any part of the indebtedness secured hereby. If a Default has occurred and is continuing or if the Company fails to make such an election within four months from the date of any such Condemnation, such Condemnation Proceeds shall automatically be applied to the prepayment as aforesaid of the indebtedness secured hereby.
          If the Company elects to so replace or restore and repair the Affected Property, any Condemnation Proceeds shall be held by the Agent to be applied to the restoration and repair of the Affected Property and advanced to the Company in periodic installments upon compliance by the Company with such reasonable conditions as may be imposed by the Agent including, but not limited to, reasonable retentions and lien releases. Interest, if any, actually earned on any Condemnation Proceeds held by the Agent shall be credited to such Condemnation Proceeds for the benefit of the Company.
          Notwithstanding anything herein or at law or in equity to the contrary, none of the Condemnation Proceeds paid as herein provided shall be deemed trust funds and the Agent shall be entitled to advance all such proceeds as provided in this Section 1.12(c). The Company expressly assumes all risk of loss, including a decrease in the use, enjoyment or value of the Affected Property from any Condemnation whatsoever.
          The Agent shall have no obligation to release any of the Condemnation Proceeds to the Company for restoration or repair of Affected Property if a Default has occurred and is continuing. If a Default has occurred and is continuing, the Agent may, in its sole discretion, apply the Condemnation Proceeds either (i) to the payment of the Obligations as provided in Section 4.03(a) hereof or (ii) to the restoration or repair of the Affected Property. If the Agent has required application of Condemnation Proceeds to such restoration or repair, and such Default has been remedied, then the Agent will advance to the Company in accordance with the foregoing provisions of this Section 1.12(c), the Condemnation Proceeds, less such amounts that may have been expended by the Agent to effectuate such cure. If a Default has occurred and is continuing, all Condemnation Proceeds remaining after the payment, for restoration and repair of the Affected Property pursuant to this Section 1.12(c), may, at the option of the Agent, be applied to payment of all or any part of the Obligations.

          Section 1.13.  Insurance and Condemnation
Proceeds. Any moneys held by the Agent constituting insurance proceeds received by the Agent in respect of any loss or damage to, or destruction of, the Mortgaged Property (or any portion thereof), or constituting Condemnation Proceeds shall, so long as no Default shall have occurred and be continuing, at the written request of the Company, be invested or reinvested in such Permitted Investments as the Company shall from time to time specify. Such Permitted Investments shall be held by the Agent pursuant to this
Section 1.13; but, upon request of the Company, the Agent shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Agent subject to the provisions hereof in the same manner as the cash used by it to purchase the obligations so sold. The Company agrees to pay the Agent, on demand, amounts equal to any loss resulting from any investment or reinvestment pursuant to this Section 1.13, it being understood that the Agent shall not be liable or responsible for any such loss. All amounts from time to time received by the Agent in respect of any gains or interest on such obligations or reimbursement in respect of any loss resulting from any such investment or reinvestment shall be paid to the Company within ten days of receipt thereof.

          [Section 1.14. Leasehold Interests.

          (a) The Company shall (i), except where failure to do so could not reasonably be expected to have a material adverse effect on the Properties or the Improvements, promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by the Company under the Leases and do all things necessary to preserve and to keep unimpaired its rights thereunder, (ii) promptly notify the Agent of any material default by the Company under any Lease in the performance of any of the terms, covenants or conditions on the part of the Company to be performed or observed thereunder or of the giving of any notice by the lessor to the Company of any default under any Lease or of such lessor's intention to exercise any remedy reserved to the lessor thereunder and (iii) promptly cause a copy of each such notice given by the lessor under any Lease to the Company to be delivered to the Agent.

          (b) If the Company shall fail promptly to perform or observe any of the terms, covenants or conditions required to be performed by it under any Lease, including, without limitation, payment of all rent and other charges due thereunder, the Agent may, without obligation to do so, after ten days prior written notice to the Company, take such action as is appropriate to cause such terms, covenants or conditions to be promptly performed or observed on behalf of the Company but no such action by the Agent shall release the Company from any of its obligations under this Indenture. Upon receipt by the Agent from the lessor under any Lease of any notice of default by the Company thereunder, the Agent may rely thereon and take any action as aforesaid to cure such default even though the existence of such default or the nature thereof be questioned or denied by the Company or by any party on behalf of the Company; provided, however, that the Agent must first give the Company ten days prior written notice of its intent to cure such default so long as the Agent is not prevented from giving such notice by order, judgment or decree of court.

          (c)  Subject to the Company's rights pursuant to
Section 6.12 hereof, the Company shall not surrender its leasehold estate and interests under any Lease, nor terminate or cancel any Lease, and the Company shall not modify, change, supplement, alter or amend any Lease orally or in writing without the consent of the Agent, which consent shall not be unreasonably withheld or delayed and any attempt on the part of the Company to so modify, change, supplement, alter or amend without the consent of the Agent shall be null and void.

          (d)  No release or forbearance of any of the
Company's obligations under any Lease, pursuant to the terms thereof or otherwise, shall release the Company from any of its obligations under this Indenture.

          (e) Neither the fee title to the property demised by any Lease nor the leasehold estate created by any Lease shall merge, but shall always remain separate and distinct, notwithstanding the union of the aforesaid estates either in the lessor or the Company under any Lease or in a third party by purchase or otherwise, unless the Agent shall, at its option, execute and record a document evidencing its intent to merge the estates. If the Company acquires the fee title or any other estate, title or interest in any Leasehold Property covered by any Lease, this Indenture shall attach to, be a lien upon and spread to the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of this Indenture. The Company shall notify the Agent of any such acquisition by the Company and, on written request by the Agent, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the opinion of the Agent be required to carry out the intent and meaning hereof.

          (f) Unless enforcement would, in the Company's reasonable business judgment, be inadvisable, the Company shall enforce the obligations of the lessor under the Leases to the end that the Company may enjoy all of the material rights granted to it under the Leases, and shall promptly notify the Agent of any material default by the lessor under any Lease, in the performance or observance of any of the terms, covenants and conditions on the part of such lessor to be performed or observed under any Lease and the Company shall promptly advise the Agent of the occurrence of any material event of default under any Lease.

          (g) The Company shall use its best efforts to obtain from the lessor under each Lease and deliver to the Agent, within 20 days after written demand from the Agent, a statement in writing certifying that such Lease is unmodified and in full force and effect and the dates to which the rent and other charges, if any, have been paid in advance, and stating whether or not, to the best knowledge of the signer of such certificate, the Company is in default in the performance of any covenant, agreement or condition contained in such Lease, and, if so, specifying each such default of which the signer may have knowledge.
         (h)  Unless the exercise of any option, now
existing or hereafter created, to renew or extend the term of any Lease would, in the Company's reasonable business judgment, be inadvisable, the Company shall, at least two months prior to the last day upon which the Company may validly exercise such option, (i) exercise such option in such manner as will cause the term of such Lease to be effectively renewed or extended for the period provided by such option and (ii) give prompt notice thereof to the Agent, it being understood that if the Company fails to do so, the Agent shall have, and is hereby granted, the irrevocable right to exercise any such option, either in its own name and behalf, or in the name and behalf of the Company, as the Agent shall in its sole discretion determine; provided, however, that the Agent shall, to the extent practicable, first give the Company 20 days prior written notice and opportunity to notify the Agent that the Company reasonably deems such renewal inadvisable.

          (i) The Company shall promptly notify the Agent of any material change in the rent or other charges payable under any Lease, except for changes made pursuant to the provisions of such Lease.
          (j) In the event that any proceeds of insurance in excess of $500,000 on any part of the Mortgaged Property, or any Condemnation Proceeds, shall be deposited with any person pursuant to the requirements of any Lease, the Company shall promptly notify the Agent of the name and address of the person with whom such proceeds have been deposited and of the amount so deposited.]

          Section 1.15. Notice Regarding Special Flood Hazards. The Company hereby acknowledges that it realizes that the following Properties are in zones identified by the Director of the Federal Emergency Management Agency as special flood hazard zones described in 12 C.F.R. 22.2 and that it has received prior to the making of the Loans, and the incurrence of any other indebtedness constituting part of the Obligations, secured by this Mortgage the notice regarding Federal disaster relief assistance referred to in the Appendix to 12 C.F.R. Part 22:

          [List Properties located in special flood hazard zones].


                         ARTICLE II

           Assignment of Rents, Issues and Profits

          Section 2.01. Assignment of Rents, Issues and Profits. The Company does hereby assign to the Agent the Company's right, title and interest in all current and future rents, revenues, issues, profits, royalties, income and benefits derived from the Properties, the Improvements and the Fixtures (collectively, the "Rents"), it being intended by the Company that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. The Company agrees to execute and deliver to the Agent such additional instruments, in form and substance reasonably satisfactory to the Agent, as may hereafter be requested by the Agent to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section 2.01, the Agent grants to the Company a license, revocable as hereinafter provided, to operate and manage the Mortgaged Property and to collect and use the Rents subject to the requirements of the Credit Agreement. Upon the occurrence of a Default, the license granted to the Company herein may be revoked by the Agent, and, upon written notice of such revocation, the Agent shall immediately be entitled to possession of all Rents collected thereafter (including Rents past due and unpaid), whether or not the Agent enters upon or takes control of the Mortgaged Property. The Agent is hereby granted and assigned by the Company the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court appointed receiver to collect the Rents. Any of the Rents collected after the revocation of the license may be applied toward payment of the Obligations in accordance with the Credit Agreement.
          Section 2.02. Collection Upon Default. To the extent permitted by law, upon the occurrence of any Default, the Agent may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations or the solvency of the Company, enter upon and take possession of the Properties, the Improvements and the Fixtures or any part thereof, in its own name, sue for or otherwise collect the Rents including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including attorneys' fees, to the payment of the Obligations as provided in Section 4.03(a) hereof, and in such order as the Agent may determine. The collection of the Rents or the entering upon and taking possession of the Properties, the Improvements or the Fixtures or any part thereof, or the application thereof as aforesaid, shall not cure or waive any Default or notice thereof or invalidate any act done in response to such Default or pursuant to notice thereof.
                         ARTICLE III

                       Security Agreement
          Section 3.01. Creation of Security Interest. The Company hereby grants to the Agent a security interest in the Fixtures for the purpose of securing the Obligations. The Agent shall have, in addition to all rights and remedies provided herein and in the other Loan Instruments, all the rights and remedies of a secured party under the Uniform Commercial Code of the State in which the applicable portion of the Fixtures is located.
          Section 3.02. Warranties, Representations and Covenants. Subject to Section 9.05 of the Credit Agreement, the Company hereby warrants, represents and covenants that:
(a) the Fixtures will be kept on or at the related Properties and the Company will not remove any Fixtures from the related Properties, except such portions or items of the Fixtures which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by the Company, except as otherwise expressly provided in Section 1.06 hereof, (b) all covenants and obligations of the Company contained herein relating to the Mortgaged Property shall be deemed to apply to the Fixtures whether or not expressly referred to herein and (c) this Indenture constitutes a security agreement and "fixture filing" as those terms are used in the applicable Uniform Commercial Code. Information relative to the security interest created hereby may be obtained by application to the Agent (secured party) c/o The Chase Manhattan Bank (National Association), 1 Chase Manhattan Plaza, New York, New York 10081. The mailing address of the Company is set forth on Page 1 hereof.
                           ARTICLE IV
                     Defaults; Remedies
          Section 4.01. Defaults. If any Event of Default (herein, a "Default") under the Credit Agreement shall occur and be continuing then, subject to and as more particularly provided in the Credit Agreement, the principal of and accrued interest on the Notes and all other Obligations may be declared, or may become, due and payable, without presentment, demand, protest or other formalities of any kind, all of which have been waived pursuant to the Credit Agreement.
          Section 4.02.  Default Remedies.
          (a)  If a Default shall have occurred and be
continuing, this Indenture may, to the maximum extent permitted by law, be enforced as a mortgage, and the Agent may exercise any right, power or remedy permitted to it hereunder, under the Credit Agreement or under any of the other Loan Instruments or by law, and, without limiting the generality of the foregoing, the Agent may, personally or by their respective agents, to the maximum extent permitted by law:
          (i) enter and take possession of the Mortgaged Property or any part thereof, exclude the Company and all persons claiming under the Company whose claims are junior to this Indenture, wholly or partly therefrom, and use, operate, manage and control the same either in the name of the Company or otherwise as the Agent shall deem best, and upon such entry, from time to time at the expense of the Company and the Mortgaged Property, make all such repairs, replacements, alterations, additions or improvements to the Mortgaged Property or any part thereof as the Agent may deem proper and, whether or not the Agent has so entered and taken possession of the Mortgaged Property or any part thereof, collect and receive all the rents and profits and apply the same, to the extent permitted by law, to the payment of all expenses which the Agent may be authorized to make under this Indenture, the remainder to be applied to the payment of the Obligations until the same shall have been repaid in full; if the Agent demands or attempts to take possession of the Mortgaged Property or any portion thereof in the exercise of any rights hereunder, the Company shall promptly turn over and deliver complete possession thereof to the Agent, as the case may be; and
         (ii) to the maximum extent permitted by law, personally or by agents, with or without entry, if the Agent shall deem it advisable:

          (x)  sell the Mortgaged Property at a
sale or sales held at such place or places and time
or times and upon such notice and otherwise in such
manner as may be required by law, or, in the
absence of any such requirement, as the Agent may
deem appropriate, and from time to time adjourn any
such sale by announcement at the time and place
specified for such sale or for such adjourned sale
without further notice, except such as may be
required by law;
          (y)  proceed to protect and enforce its
rights under this Indenture, by suit for specific
performance of any covenant contained herein or in
the Loan Instruments or in aid of the execution of
any power granted herein or in the Loan
Instruments, or for the foreclosure of this
Indenture (as a mortgage or otherwise) and the sale
of the Mortgaged Property under the judgment or
decree of a court of competent jurisdiction, or for
the enforcement of any other right as the Agent
shall deem most effectual for such purpose,
provided, that in the event of a sale, by
foreclosure or otherwise, of less than all of the
Mortgaged Property, this Indenture shall continue
as a lien on, and security interest in, the
remaining portion of the Mortgaged Property; or
          (z)  exercise any or all of the remedies
available to a secured party under the applicable
Uniform Commercial Code, including, without
limitation:
               (1)  either personally or by means
     of a court               appointed receiver,
     take possession of all or any of the Fixtures
     and exclude therefrom the Company and all
     persons claiming under the Company, and
     thereafter hold, store, use, operate, manage,
     maintain and control, make repairs,
     replacements, alterations, additions and
     improvements to and exercise all rights and
     powers of the Company in respect of the
     Fixtures or any part thereof; if the Agent
     demands or attempts to take possession of the
     Fixtures in the exercise of any rights
     hereunder, the Company shall promptly turn
     over and deliver complete possession thereof
     to the Agent;
               (2)  without notice to or demand
     upon the Company, make such payments and do
     such acts as the Agent may deem necessary to
     protect its security interest in the Fixtures, including, without limitation, paying, purchasing, contesting or compromising any
     encumbrance which is prior to or superior to
     the security interest granted hereunder, and
     in exercising any such powers or authority
     paying all expenses incurred in connection
     therewith;
               (3)  require the Company to assemble
     the Fixtures or any portion thereof, at a
     place designated by the Agent and
               reasonably convenient to both parties, and
               promptly to deliver the Fixtures to the Agent, or an agent or representative designated by it; the Agent, and its agents and representatives, shall have the right to enter upon the premises and property of the Company to exercise the Agent's rights hereunder;
                         (4)  sell, lease or otherwise
               dispose of the Fixtures, with or without
               having the Fixtures at the place of sale, and upon such terms and in such manner as the Agent may determine (and the Agent or any Lender may be a purchaser at any such sale); and
                         (5)  unless the Fixtures are
               perishable or threaten to decline speedily in value or are of a type customarily sold on a recognized market, the Agent shall give the Company at least ten days' prior notice of the time and place of any sale of the Fixtures or other intended disposition thereof.
          (b)  If a Default shall have occurred and be
continuing, the Agent, to the maximum extent permitted by law, shall be entitled, as a matter of right, to the appointment of a receiver of the Mortgaged Property, without notice or demand, and without regard to the adequacy of the security for the Obligations or the solvency of the Company. The Company hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Agent in case of entry and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property, unless such receivership is sooner terminated.
          (c)  If a Default shall have occurred and be
continuing and either this Indenture is being enforced pursuant to clause (a) above or an Event of Default shall have occurred under Section 10(e), (f) or (g) of the Credit Agreement, the Company shall, to the maximum extent permitted by law, pay monthly in advance to the Agent, or to any receiver appointed at the request of the Agent to collect rents, the fair and reasonable rental value for the use and occupancy of the Properties, the Improvements and the Fixtures or of such part thereof as may be in the possession of the Company. Upon default in the payment thereof, the Company shall vacate and surrender possession of the Properties, the Improvements and the Fixtures to the Agent or such receiver, and upon a failure so to do may be evicted by summary proceedings.
          (d)  In any sale under any provision of this
Indenture or pursuant to any judgment or decree of court, the Mortgaged Property, to the maximum extent permitted by law, may be sold in one or more parcels or as an entirety and in such order as the Agent may elect, without regard to the right of the Company or any person claiming under the Company to the marshalling of assets. The purchaser at any such sale shall take title to the Mortgaged Property or the part thereof so sold free and discharged of the estate of the Company therein, the purchaser being hereby discharged from all liability to see to the application of the purchase money. Any person, including the Agent or any Lender, may purchase at any such sale. Upon the completion of any such sale by virtue of this Section 4.02, the Agent shall execute and deliver to the purchaser an appropriate instrument which shall effectively transfer all of the Company's and the Agent's estate, right, title, interest, property, claim and demand in and to the Mortgaged Property or portion thereof so sold, but without any covenant or warranty, express or implied. The Agent is hereby irrevocably appointed the attorney-in-fact of the Company in its name and stead to make all appropriate transfers and deliveries of the Mortgaged Property or any portions thereof so sold and, for that purpose, the Agent may execute all appropriate instruments of transfer, and may substitute one or more persons with like power, the Company hereby ratifying and confirming all that said attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Company shall ratify and confirm, or cause to be ratified and confirmed, any such sale or sales by executing and delivering, or by causing to be executed and delivered, to the Agent or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Agent, for such purpose, and as may be designated in such request. Any sale or sales made under or by virtue of this Indenture, to the extent not prohibited by law, shall operate to divest all the estate, right, title, interest, property, claim and demand whatsoever, whether at law or in equity, of the Company in, to and under the Mortgaged Property, or any portions thereof so sold, and shall be a perpetual bar both at law and in equity against the Company and against any and all persons claiming or who may claim the same, or any part thereof, by,
through or under the Company.      The powers and agency
herein granted are coupled
with an interest and are irrevocable.

          (e) To the maximum extent permitted by applicable law, all rights of action under the Loan Instruments and this Indenture may be enforced by the Agent without the possession of the Loan Instruments and without the production thereof at any trial or other proceeding relative thereto.
           Section 4.03.  Application of Proceeds.
          (a) The proceeds of any sale made either under the power of sale hereby given or under a judgment, order or decree made in any action to foreclose or to enforce this Indenture, or of any monies held by the Agent hereunder shall, to the maximum extent permitted by law, be applied:
          (i) first to the payment of all costs and expenses of such sale, including the Agent's attorneys' fees and disbursements;
         (ii) then to the payment of all charges, expenses and advances incurred or made by the Agent in order to protect the lien and estate of this Indenture or the security afforded hereby;
        (iii) then to the payment in full of the Obligations in each case equally and ratably in accordance with the respective amounts then due and owing or as the Lenders holding the same may otherwise agree; first to accrued interest on the Obligations, then to premiums or prepayment charges and all other fees and other amounts due in connection with the Obligations other than such amounts due pursuant to
     Section 5 of the Credit Agreement, then to the principal of the Obligations, and then to all obligations due pursuant to Section 5 of the Credit Agreement;
         (iv) then to the payment in full of the principal of and interest on all other Obligations, ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree, and after payment in full of all Obligations any surplus remaining shall be paid to the Company or to whomsoever may be lawfully entitled to receive the same.
          (b) No sale or other disposition of all or any part of the Mortgaged Property pursuant to Section 4.02 hereof shall be deemed to relieve the Company of its obligations under the Credit Agreement or any other Loan Instrument except to the extent the proceeds thereof are applied to the payment of such obligations. If the proceeds of sale, collection or other realization of or upon the Mortgaged Property are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Company shall remain liable for any deficiency.
          Section 4.04. Right to Sue. The Agent shall have the right from time to time to sue for any sums required to be paid by the Company under the terms of this Indenture as the same become due, without regard to whether or not the Obligations shall be, or have become, due and without prejudice to the right of the Agent thereafter to bring any action or proceeding of foreclosure or any other action upon the occurrence of any Default existing at the time such earlier action was commenced.
          Section 4.05. Powers of the Agent. To the extent permitted by applicable law, the Agent may at any time or from time to time renew or extend this Indenture or (with the agreement of the Company) alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof or thereof, in whole or in part, and may release or reconvey any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Obligations, or release any person liable therefor as the Agent may determine without the consent of any junior lienor or encumbrancer, without any obligation to give notice of any kind thereto, without in any manner affecting the priority of the lien and estate of this Indenture on or in any part of the Mortgaged Property, and without affecting the liability of any other person liable for any of the Obligations.
          Section 4.06.  Remedies Cumulative.
          (a) No right or remedy herein conferred upon or reserved to the Agent is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Indenture or under applicable law, whether now or hereafter existing; the failure of the Agent to insist at any time upon the strict observance or performance of any of the provisions of this Indenture, or to exercise any right or remedy provided for herein or under applicable law, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof.
         (b)  The Agent shall be entitled to enforce
payment and performance of any of the obligations of the Company and to exercise all rights and powers under this Indenture or under any Loan Instrument or any applicable laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise; neither the acceptance of this Indenture nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect the Agent's right to realize upon or enforce any other security now or hereafter held by the Agent, it being stipulated that the Agent shall be entitled to enforce this Indenture and any other security now or hereafter held by the Agent in such order and manner as the Agent, in its sole discretion, may determine; every power or remedy given by the Credit Agreement, this Indenture or any of the other Loan Instruments to the Agent or to which the Agent is otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Agent.

          Section 4.07.  Waiver of Stay, Extension,
Moratorium Laws; Equity of Redemption. To the maximum extent permitted by law, the Company shall not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Indenture; nor claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of the Mortgaged Property or any portion thereof prior to any sale or sales thereof which may be made under or by virtue of Section 4.02 hereof; and the Company, to the extent that it lawfully may, hereby waives all benefit or advantage of any such law or laws. The Company for itself and all who may claim under it, hereby waives, to the maximum extent permitted by applicable law, any and all rights and equities of redemption from sale under the power of sale created hereunder or from sale under any order or decree of foreclosure of this Indenture and (if a Default shall have occurred) all notice or notices of seizure, and all right to have the Mortgaged Property marshalled upon any foreclosure hereof. The Agent shall not be obligated to pursue or exhaust its rights or remedies as against any other part of the Mortgaged Property and the Company hereby waives any right or claim of right to have the Agent proceed in any particular order.
                          ARTICLE V

                        Miscellaneous

          Section 5.01. Reconveyance. Upon the termination of the Commitments under and as defined in the Credit Agreement and the payment in full of the Obligations, the Agent shall release the lien of this Indenture or reconvey, without warranty or covenant, any portion of the Mortgaged Property then held hereunder to the Company or upon the request of the Company and at the Company's expense assign this Indenture without recourse to the Company's designee, or to the person or persons legally entitled thereto, by an instrument duly acknowledged in form for recording.
          Section 5.02. Notices. All notices, demands, consents, requests or other communications (collectively, "notices") that are permitted or required to be given by any party to the other hereunder shall be in writing and given in the manner specified in Section 12.02 of the Credit Agreement.

          Section 5.03.  Amendments; Waivers; etc.  This
Indenture cannot be modified, changed or discharged except by an agreement in writing, duly acknowledged in form for recording, signed by the party against whom enforcement of such modification, change or discharge is sought.

          Section 5.04.  Successors and Assigns.  This
Indenture applies to, inures to the benefit of and binds each of the parties hereto and their respective successors and assigns and shall run with the Properties.

          Section 5.05.  Captions.  The captions or headings
at the beginning of each Section hereof are for the convenience of the parties hereto and are not a part of this Indenture.

          Section 5.06.  Invalidity of Certain Provisions.
If the lien or estate of this Indenture is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured or partially secured portion of such indebtedness shall be completely paid prior to the payment of the remaining and secured or partially secured portion thereof, and all payments made on such indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion thereof that is not secured or fully secured by the lien or estate of this Indenture.

          Section 5.07.  Severability.  If any term or
provision of this Indenture or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Indenture, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Indenture shall be valid and enforceable to the maximum extent permitted by law.

          Section 5.08.  One of a Number of Indentures.
This Indenture is given as security together with certain other indentures which collectively cover the Properties and other properties more particularly described in the Loan Instruments and secure the Obligations. A copy of all such indenture instruments (including this Indenture) are on file with the Company and with the Agent and are available for inspection during normal business hours upon reasonable advance request therefor. A default with respect to any such indenture instrument (including this Indenture) shall constitute a default under all such indenture instruments (including this Indenture).

          Section 5.09.  Governing Law.  This Indenture
shall be governed by and construed in accordance with the laws of the State of New York including both matters of internal law and conflicts of law, except that matters of title to the Mortgaged Property and the creation, perfection, priority and foreclosure of liens on, and security interests in, the Mortgaged Property shall be governed by the laws of the State in which the Mortgaged Property is located.
          Section 5.10. Variable Rate. The interest rate on the Notes is subject to change in accordance with the terms of the Credit Agreement.
          Section 5.11. Future Advances.
[To be added by Local Counsel.]

          Section 5.12. Release. Anything contained in this Indenture or any other Loan Instrument to the contrary notwithstanding, the Company shall be entitled to dispose of all or any part of the Mortgaged Property in accordance with the terms of the Credit Agreement. If the Company so disposes of the Mortgaged Property (or any part thereof), the Agent shall release the lien, security interest and assignment against or of the Mortgaged Property (or part thereof) created and evidenced hereby.

          IN WITNESS WHEREOF, this Indenture has been duly executed by the Company as of the day and year first above written.

                              UNITED STATIONERS SUPPLY CO.
                             By
_______________________________
                                 Name:
Title:






STATE OF NEW YORK     )
                      )  ss:
COUNTY OF NEW YORK    )


         On this __ day of _______, 1995, before me personally appeared ______________, to me known, who, being by me duly sworn, did depose and say that [he] [she] resides at _________________________; that [he] [she] is the
______________ of UNITED STATIONERS SUPPLY CO., an Illinois corporation, the corporation described in and which executed the foregoing instrument; and that [he] [she] signed [his] [her] name thereto under authority of the board of directors of said corporation.

          WITNESS my hand and seal hereto affixed the day and year first above written.


                              ___________________________
                              NOTARY PUBLIC in and for
                              the State of New York My Commission
                              expires:

                                                        EXHIBIT F
                  [Form of Assumption Agreement]
          ASSUMPTION AGREEMENT dated as of March 30, 1995 between UNITED STATIONERS INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("United"); UNITED STATIONERS SUPPLY CO., a corporation duly organized and validly existing under the laws of the State of Illinois ("Supply"); and THE CHASE MANHATTAN BANK
(NATIONAL ASSOCIATION), as agent for the Lenders (as defined herein).

          WHEREAS, Associated Stationers, Inc., a Delaware corporation (together with its successors and assigns, including Supply from and after the effectiveness of the Supply Merger (as defined below), the "Company"); Associated Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, including United from and after the effectiveness of the United Merger (as defined below), the "Guarantor"); each of the lenders party thereto (together with their permitted successors and assigns, the "Lenders"); and The Chase Manhattan Bank (National Association), as agent for the Lenders (the "Agent"), have entered into a Credit Agreement dated as of March 30, 1995 (as at any time amended or otherwise modified, the "Credit Agreement") pursuant to which the Lenders have agreed to make loans to the Company in aggregate principal amount not exceeding $500,000,000;

          WHEREAS, the Guarantor and United have entered into a Merger Agreement dated as of February 13, 1995 (as at any time amended or otherwise modified, the "Merger Agreement"), providing for the merger of the Guarantor with and into United with United as the surviving corporation (the "United Merger") and the subsequent merger of the Company, a wholly-owned subsidiary of the Guarantor, with and into Supply, a wholly-owned subsidiary of United, with Supply as the surviving corporation (the "Supply Merger" and, with the United Merger, the "Mergers");

          WHEREAS, the Mergers have been consummated on the date hereof; and

          WHEREAS, each of United and Supply desires in and by this Assumption Agreement to assume expressly the performance of every obligation of the Guarantor (in the case of United) and the Company (in the case of Supply) under the Credit Agreement.

          NOW, THEREFORE, for good and valuable
consideration, the receipt of which is hereby acknowledged by each of United and Supply, and in order to induce the Lenders to make loans to Supply (as successor to the Company) on the date hereof pursuant to the Credit Agreement, each of United and Supply agrees with and for the benefit of the Agent and each Lender as follows:

          Section 1.  Definitions.  Unless otherwise
provided, terms used or defined in the Credit Agreement are used herein as used or defined therein.

          Section 2.  Assumption.

         2.01  Assumption of Obligations by United.
United, as the surviving corporation of the United Merger and the successor in interest to the Guarantor, hereby

          (a) irrevocably and unconditionally assumes and agrees to perform, observe and be bound by each and every covenant, agreement, term, condition, obligation, appointment, duty and liability of the Guarantor under the Credit Agreement and the Guarantor Note and, by virtue of the foregoing, accepts and assumes all liabilities of the Guarantor related to any representation or warranty made by, and all rights and powers of the Guarantor under or in connection with the Credit Agreement and the Guarantor Note and confirms and restates all such representations and warranties as of the date when made by the Guarantor;
          (b) confirms and acknowledges that all references to the "Guarantor" in the Credit Agreement or any amendment thereto or any document, instrument or agreement executed, or to be executed, in connection therewith, or in the Guarantor Note shall be deemed to be references to United, except where such references relate to the Guarantor prior to the assumption provided for in the foregoing clause (a).
          (c) acknowledges and agrees that it is, and shall continue to be, bound by the Credit Agreement and the Guarantor Note as if it had been the "Guarantor" thereunder from the original execution and delivery thereof.
         2.02  Assumption of Obligations by Supply.
Supply, as the surviving corporation of the Supply Merger and the successor in interest to the Company, hereby

          (a) irrevocably and unconditionally assumes and agrees to perform, observe and be bound by each and every covenant, agreement, term, condition, obligation, appointment, duty and liability of the Company under the Credit Agreement and, by virtue of the foregoing, accepts and assumes all liabilities of the Company related to any representation or warranty made by, and all rights and powers of the Company under or in connection with the Credit Agreement and confirms and restates all such representations and warranties as of the date when made by the Company;

          (b) confirms and acknowledges that all references to the "Company" in the Credit Agreement or any amendment thereto or any document, instrument or agreement executed, or to be executed, in connection therewith, shall be deemed to be references to Supply, except where such references relate to the Company prior to the assumption provided for in the foregoing clause
     (a); and

          (c) acknowledges and agrees that it is, and shall continue to be, bound by the Credit Agreement as if it had been the "Company" thereunder from the original execution and delivery thereof.

          Section 3.  Miscellaneous.
          3.01 Obligations Cumulative. The obligations undertaken herein by United and Supply are cumulative and not exclusive of any obligations incurred by operation of law as a result of the Mergers.
          3.02 Successors and Assigns. This Agreement shall be binding upon United and Supply and their respective successors and (to the extent permitted by Section 12.06 of the Credit Agreement) assigns and shall inure to the benefit of, and be enforceable by the Agent and each Lender, and their respective successors and (to the extent permitted by said Section 12.06) assigns.
          3.03 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
          3.04 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.
          3.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
          3.06 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
          IN WITNESS WHEREOF, each of United and Supply has caused this Assumption Agreement to be duly executed and delivered as of the day and year first above written.


                              UNITED STATIONERS INC.
                              By__________________________
                                Name:
                                Title:
                              UNITED STATIONERS SUPPLY CO.


                              By__________________________
                                Name:
                                Title:

Accepted and Acknowledged:

THE CHASE MANHATTAN BANK
  (NATIONAL ASSOCIATION),
    as Agent


By_______________________
  Name:
  Title:


                                                      EXHIBIT G-2
                  Opinion of Real Estate Counsel
                 [Real Estate Counsel Letterhead]


                                   _____________, 1995



The Chase Manhattan Bank
(National Association)
As Agent for the Lenders hereinafter named
1 Chase Manhattan Plaza
New York, New York  10081

     and

Each of the Lenders as defined in the
Credit Agreement referred to below

                    Re:  United Stationers Supply Co.-The
               Chase Manhattan Bank (National Association):
               $500,000,000.00 Loan
Ladies and Gentlemen:
          We have acted as special counsel in the State of ______________ (the "State") to United Stationers Supply Co. (successor by merger to Associated Stationers, Inc. ("ASI")
and hereinafter called the "Company"), in connection with the loans (the "Loans") to be made to the Company in an aggregate amount not exceeding $500,000,000.00 by the respective
Lenders (as defined in the Credit Agreement hereinafter
mentioned) pursuant to the Credit Agreement dated as of March
__, 1995 (the "Credit Agreement") among ASI, Associated
Holdings, Inc. (having heretofore merged with and into United Stationers, Inc.), each of the Lenders identified in the
Credit Agreement (the "Lenders") and The Chase Manhattan Bank (National Association), as agent for the Lenders (the
"Agent").  Capitalized terms used herein but not defined
herein shall have the meaning provided in the Credit
Agreement.
          In rendering the opinions expressed below, we have examined copies or forms of the documents set forth below (collectively, the "Documents") and such other certificates, documents and materials as we have deemed necessary as a basis for such opinions:
               The Credit Agreement.
               The Notes.
               The Mortgage [Deed of Trust], Assignment of
Rents, Security Agreement and Fixture Filing (the "Mortgage")
made by the Company to [_______, as trustee, for the benefit of] Agent for the benefit of the Lenders dated as of _____,
1995 covering the fee [and leasehold] interests of the
Company in the premises located in the State and known as _______________ (the "Property") as more particularly described therein.
               Uniform Commercial Code Financing Statements
naming the Company, as debtor, and the Agent, as secured
party, (the "Personal Property Financing Statements") as
listed on Part A of Schedule 1 hereto.
               Uniform Commercial Code Financing Statement,
naming the Company as debtor, and the Agent, as secured
party, as listed on Part B of Schedule 1 hereto (the "Fixture Financing Statement"; together with the Personal Property Financing Statements, the "Financing Statements"; and,
together with the Mortgage, the "Mortgage Documents").
               The Security Agreement.
For purposes of this opinion, we have, with your permission assumed without independent investigation that:
                    (i)  the Company is a duly organized and
               validly existing corporation under the laws of
               the jurisdiction of its incorporation;
                    (ii) the documents submitted to us as
               originals are authentic and the documents
               submitted to us as copies conform to the
               original documents;
                    (iii)     ASI has been duly merged into
               the Company and the Company has duly assumed
               all of ASI's obligations under the Credit
               Agreement;
                    (iv) the Documents have been duly
               authorized, executed and delivered by each of
               the parties thereto;
                    (v)  the Company has full corporate power
               and authority to enter into and pay or perform
               and observe its obligations contained in the
               Documents;
                    (vi) the persons who executed,
               acknowledged and delivered the Documents on
               behalf of each of the parties thereto were
               duly authorized to do so by each such party;
               and
                    (vii)     the Company has title to the
               Property covered by the Mortgage, and to the
               Collateral (as defined in the Security
               Agreement) in which it is granting a security interest pursuant to the Security Agreement.
Based upon the foregoing, we are of the opinion that:
               The Company has qualified to do business in the State and is in good standing in the State.
               The authorization, execution and delivery by the Company of the Mortgage Documents in accordance with the laws of the state of incorporation of such corporation and the State of New York satisfy all applicable legal requirements of the State as to such authorization, execution and delivery.
               The Mortgage Documents constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, subject to the qualifications hereafter set forth in this opinion. The choice of law provisions contained in the Documents will be upheld and enforced by the courts of the State and Federal courts sitting in and applying the laws of the State. If the laws of the State were held to govern the Documents, the amounts to be received by the Lenders as interest in respect of the Notes and under the Credit Agreement constitute lawful interest under the laws of the State and are neither usurious nor illegal.
               The Mortgage Documents are in forms satisfactory for recording. The recording of the Mortgage in the office of ______________ and the filing and recording of the Fixture Financing Statement in the offices of ____________________ and ______________________, respectively, are the only recordings or filings necessary to publish notice of and to establish of record the rights of the parties thereto and to perfect the liens and security interests granted by the Company pursuant to the Mortgage in the real property (including fixtures) covered thereby. The Fixture Financing Statement complies in all respects with applicable provisions of the Uniform Commercial Code as in effect in the State (the "U.C.C.") and is in appropriate form for filing or recording and the description therein of the property covered thereby is adequate to permit the perfection of such security interests. Upon the execution and delivery of the Mortgage and the Fixture Financing Statement and the recording and filing of said instruments in the aforesaid offices, the liens and security interests thereby created shall be perfected. No documents or instruments other than those referred to in this paragraph 4 need to be recorded, registered or filed in any public office in the State in order to publish notice of the Mortgage or to perfect such liens and security interests or for the validity or enforceability of any of the Documents or to permit the Lenders to enforce their rights thereunder in the courts of the State.
[Note:    (a) To the extent the recording of the Mortgage serves
as a fixture filing, paragraph 4 should be modified to delete references to the Fixture Financing Statement.

          (b) If a ground lease pursuant to which the Company holds its leasehold interest in the Property or a short form of ground lease or memorandum thereof must either (i) have been recorded or (ii) be attached to the Mortgage when recorded, please add to opinion.]

               The Personal Property Financing Statements comply in all respects with applicable provisions of the U.C.C. and are in appropriate form for filing; and upon the filing of the Personal Property Financing Statements in the offices of _______________ and ___________________, the Lenders shall have a perfected security interest in all of the Company's right, title and interest in the Collateral located in the State. There are no other filings necessary to perfect the foregoing security interests, other than the continuation statements under the U.C.C. required to be filed within six (6) months prior to the expiration of five (5) years from the date of filing of the Personal Property Financing Statements or the last timely filed continuation statements.

               [Except for _________________,] no recording,
filing, privilege, tax or other fee must be paid by the Company, the Agent or the Lenders in connection with the execution, delivery, recordation or enforcement of any of the Documents.

               No consent, approval or other authorization of, or filing or registration with, any court or governmental agency, commission or other authority of the State or any subdivision thereof is required for the due execution and delivery of any of the Documents, or for the performance or observance of the terms thereof, except for the filings and recordings in respect of the Mortgage Documents set forth herein.

               The execution and delivery by the Company of the Documents to which it is a party, compliance with the provisions thereof and the consummation of the transactions contemplated thereby will not conflict with or result in a violation of any law, statute or regulation of the State.

               It is not necessary for the Agent or the Lenders to register with or qualify to do business in the State solely to make the Loans and enforce the provisions of the Documents. The making of the Loans and enforcement of the provisions of the Documents will not result in the imposition upon the Agent or the Lenders of any taxes of the State, or any subdivision thereof in which the Property is located (including, without limitation, franchise, license, tax on interest received or income taxes), other than taxes which the Agent and/or the Lenders, if and when they become the actual and record owner of the Property, by reason of power of sale or foreclosure under the Mortgage or by deed in lieu of foreclosure, would be required to pay thereafter.

               The foreclosure of the Mortgage, exercise of mortgagee's power of sale, or exercise of any other remedy provided in the Mortgage will not in any manner restrict, affect or impair the liability of the Company with respect to the indebtedness secured thereby or the rights and remedies of the Agent or the Lenders with respect to the foreclosure or enforcement of any other security interests or liens securing such indebtedness, to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure of the Mortgage, exercise of such power of sale or as a result of the exercise of any other remedy.

               The priority of the lien of the Mortgage in respect of all advances or extensions of credit made by each Lender under the Credit Agreement on, before or after the date on which the Mortgage is recorded in the appropriate recording office referred to in paragraph 4 above will be determined by the date of such recording.

               The priority of the lien of the Mortgage will not be affected by (a) any prepayment of a portion of the Loans, or
(b) any increase in or reduction of the outstanding amount of the Loans from time to time.

          Our opinion as to enforceability of the designated
Documents in paragraph 3 above is subject to the qualifications that:

          (a) The enforceability of any of the Documents may be limited by applicable bankruptcy, insolvency reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights; and

          (b) The availability or enforceability of particular remedies, including self-help remedies, or waivers contained in or in respect of the Mortgage may be limited by (i) equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) or (ii) applicable laws, rules, regulations, court decisions and constitutional requirements in and of the State or the United States, provided that the limitations referred to in this clause
(ii) will not, in our opinion, make the remedies afforded by the Mortgage (taken as a whole) inadequate for the practical realization of the principal benefits of the collateral security provided therein.
          We express no opinion with regard to any matter which may be governed by the law of any jurisdiction other than the law of the State and the United States of America.
          This opinion is rendered as of the effective date set

forth above, and we express no opinion as to circumstances or events which may occur subsequent to such date.

                                   Very truly yours,

                            SCHEDULE 1

                       Financing Statements





Part A - Personal Property Financing Statements

Part B - Fixture Financing Statements
                                                        EXHIBIT H
    [Form of Opinion of Special New York Counsel to the Agent]
                                   March __, 1995
To the Lenders party to the
   Credit Agreement referred to
   below and The Chase Manhattan Bank
   (National Association), as Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to The Chase Manhattan Bank (National Association), as Agent, in connection with (i) the Credit Agreement dated as of March 30, 1995 (the "Credit Agreement") among Associated Stationers, Inc. (together with its successors and assigns, including United Stationers Supply Co. ("Supply") from and after the effectiveness of the Supply Merger (as defined therein), the "Company"), Associated Holdings, Inc. (together with its successors and assigns, including, United Stationers Inc. ("United") from and after the effectiveness of the United Merger (as defined therein), the "Guarantor" and, together with the Company, the "Obligors"), the lenders named therein, and The Chase Manhattan Bank (National Association), as Agent (the "Agent"), providing for extensions of credit to be made by said lenders to the Company in an aggregate principal amount not exceeding $500,000,000 and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 7.01(f) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

                    (a)  the Credit Agreement;

                    (b)  the Revolving Credit Notes; (c)

          the Tranche A Term Loan Notes;

          (d)  the Tranche B Term Loan Notes; (e)  the

                    Security Agreement; (f)  the Pledge

                    Agreement;

(g)  the Assumption Agreement;

                    (h)  financing statements being executed
               and delivered pursuant to Section 7.01 of the Credit Agreement concurrently with the delivery of this opinion (collectively, the "Financing Statements"); and


                    (i)  such other documents as we have
               deemed necessary as a basis for the opinions expressed below.


The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clauses (h) and (i) above) are collectively referred to as the "Credit Documents". The Revolving Credit Notes, the Tranche A Term Loan Notes and the Tranche B Term Loan Notes are collectively referred to as the "Notes".


           In our examination, we have assumed the
genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

                    (i)  such documents have been duly
               authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

                    (ii) all signatories to such documents
               have been duly authorized; and

                    (iii)     all of the parties to such
               documents are duly organized and validly existing and have the power and authority
               (corporate or other) to execute, deliver and perform such documents.

We have further assumed for purposes of paragraph 3 below, that the Financing Statements will be filed in the appropriate office(s) no later than 10 days after the initial extension of credit under the Credit Agreement.
         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.
          2. (a) The Security Agreement is effective to create, in favor of the Agent for the benefit of the Agent and the Lenders, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "Uniform Commercial Code") in all of the right, title and interest of the Company in, to and under the Collateral (as defined in the Security Agreement) as collateral security for the payment of the Secured Obligations (as defined in the Security Agreement), except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306 and 9-307 of the Uniform Commercial Code, (b) the security interest in Collateral in which the Company acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Company may be limited by Section 552 of the Bankruptcy Code and (c) the creation of a security interest in any Collateral (as defined in the Security Agreement) constituting a "security" (as defined in Section 8-102 of the Uniform Commercial Code) requires the transfer of said Collateral to the Agent pursuant to Section 8-313(1) of the Uniform Commercial Code, which transfer in the case of a "certificated security" (as defined in Section 8-102(1)(a) of the Uniform Commercial Code) may be effected in the manner contemplated by paragraph 3(b) below.
               (b)  The Pledge Agreement is effective to
     create, in favor of the Agent for the benefit of the Agent and the Lenders, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Guarantor in, to and under the Collateral (as defined in the Pledge Agreement) as collateral security for the payment of the Secured Obligations (as defined in the Pledge Agreement), except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interest in Collateral in which the Guarantor acquires rights after the commencement of a case under the
Bankruptcy Code in respect of the Guarantor may be limited by Section 552 of the Bankruptcy Code and (c) the creation of a security interest in any Pledged Stock
(as defined in the Pledge Agreement) requires the transfer of said Pledged Stock to the Agent pursuant to
Section 8-313(1) of the Uniform Commercial Code, which transfer in the case of a "certificated security" (as defined in Section 8-102(1)(a) of the Uniform Commercial
Code) may be effected in the manner contemplated by paragraph 3(b) below.
     3.  The security interest referred to in paragraph
2 above in the types of Collateral (as defined in the Pledge Agreement and the Security Agreement) described below will be perfected as described below:
               (a)  such security interest in that
     portion of the Collateral consisting of inventory or equipment (each, as defined in Section 9-109 of the Uniform Commercial Code but excluding equipment that is mobile and of a type normally used in more than one jurisdiction and inventory leased or held for lease to others) that is located in the State of New York will, upon the creation of such security interest, be perfected by filing the Financing Statements in the office of the Secretary of State of the State of New York and, assuming the sole place of business of the Company in the State of New York is in the County of New York, the Registry of The City of New York;
               (b)  such security interest in that
     portion of the Collateral consisting of a certificated security (including the Pledged Stock under and as defined in the Pledge Agreement and the Security Agreement), an instrument (as defined in Section 9-105(1)(i) of the Uniform Commercial
     Code) or a document (as defined in Section 9-
     105(1)(f) of the Uniform Commercial Code), will, upon the creation of such security interest, be perfected by the Agent taking and thereafter retaining possession thereof (or any certificates representing any such certificated security) in the State of New York;
               (c)  to the extent not expressly covered
     by paragraphs (a) or (b) above, such security interest in that portion of the Collateral consisting of "proceeds" (as defined in Section 9-
     306 of the Uniform Commercial Code) may be perfected as and to the extent provided in Section
     9-306 of the Uniform Commercial Code; and
               (d)  anything in this paragraph 3 to the
     contrary notwithstanding, compliance with a statute or treaty described in Section 9-302(3) of the Uniform Commercial Code is required in order to perfect such security interest in any portion of the Collateral that is subject to any such statute or treaty.
     4. With respect to any portion of the Collateral consisting of a certificated security (including the Pledged Stock under and as defined in the Pledge
Agreement and the Security Agreement), issued in bearer form or in registered form issued to the Agent or indorsed to the Agent or in blank, or a negotiable instrument (as defined in Section 3-104 of the Uniform Commercial Code), if such security interest therein is perfected by the Agent in the manner specified in paragraph 3(b) above in good faith and (in the case of any negotiable instrument) without notice that it is overdue or has been dishonored or of any defense against or claim to it on the part of any Person and (in the case of any certificated security) without notice of any adverse claim (as defined in Section 8-302(2) of the Uniform Commercial Code), any perfected security interest therein will have priority over all other security interests theretofore or thereafter created under the Uniform Commercial Code.
          The foregoing opinions are subject to the following comments and qualifications:

          (A)  The enforceability of Sections 6.03 and 12.03
     of the Credit Agreement (and any similar provisions in
     any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.
          (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.
          (C)  We express no opinion as to (i) the effect of
     the laws of any jurisdiction in which any Lender is
     located (other than the State of New York) that limit
     the interest, fees or other charges such Lender may
     impose, (ii) Section 4.07(c) of the Credit Agreement,
     and (iii) the second sentence of Section 12.10 of the
     Credit Agreement (and any similar provisions in any of
     the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New
     York to adjudicate any controversy related to any of the
     Credit Documents.
          (D)  We wish to point out that the obligations of
     the Obligors, and the rights and remedies of the Agent
     and the Lenders, under the Security Agreement and the
     Pledge Agreement may be subject to possible limitations
     upon the exercise of remedial or procedural provisions contained in such Agreements, provided that such limitations do not, in our opinion (but subject to the
     other comments and qualifications set forth in this
     opinion letter), make the remedies and procedures that
     will be afforded to the Agent and the Lenders inadequate
     for the practical realization of the substantive
     benefits purported to be provided to the Agent and the Lenders by such Agreements.
          (E)  With respect to our opinion in paragraphs 2, 3
     or 4 above, we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any Collateral (as defined in the Pledge Agreement and the Security Agreement) (i) to the extent that, pursuant to Section 9-104 of the Uniform
     Commercial Code, Article 9 of the Uniform Commercial
     Code does not apply thereto, (ii) consisting of uncertificated securities (as defined in Section 8-
     102(b) of the Uniform Commercial Code), or
     (iii) covered by a certificate of title.
          (F)  We wish to point out that the acquisition by
     an Obligor after the initial extension of credit under
     the Credit Agreement of an interest in Property that
     becomes subject to the Lien of either the Pledge
     Agreement or the Security Agreement may constitute a voidable preference under Section 547 of the Bankruptcy Code.
          (G)  We express no opinion as to the applicability
     to the obligations of the Company (or the enforceability
     of such obligations) of Section 548 of the Bankruptcy
     Code, Article 10 of the New York Debtor and Creditor Law
     or any other provision of law relating to fraudulent conveyances, transfers or obligations.
          (H)  The effectiveness of the Financing Statements
     will lapse on the expiration of a five year period from their date of filing, or (if later) five years from the last date as to which such Financing Statements were effective following the proper filing of continuation statements with respect thereto, unless continuation statements are filed within six months prior to the expiration of the applicable five year period, and, if the Company so changes its name, identity or corporate structure that the Financing Statements naming the
     Company as debtor become seriously misleading, the
     Financing Statements naming the Company as debtor will
     be ineffective to perfect a security interest in
     Collateral (as defined in the Security Agreement)
     acquired by the Company more than four months after such
     change.
          (I)  We express no opinion as to the existence of,
     or the right, title or interest of the Obligors in, to
     or under, any of the Collateral (as defined in the
     Pledge Agreement and the Security Agreement).
          (J) Except as expressly provided in paragraphs 2 through 4 above, we express no opinion as to the creation, perfection or priority of any security
     interest in, or other Lien on, the Collateral (as
     defined in the Pledge Agreement and the Security
     Agreement).
          The foregoing opinions are limited to matters
involving the Federal laws of the United States of America
and the law of the State of New York, and we do not express
any opinion as to the laws of any other jurisdiction.
          At the request of our client, this opinion letter
is, pursuant to Section 7.01(f) of the Credit Agreement,
provided to you by us in our capacity as special New York
counsel to the Agent and may not be relied upon by any Person for any purpose other than in connection with the
transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.
                              Very truly yours,
                              /s/ Milbank, Tweed, Hadley & McCloy


TDB/CDP

                                                        EXHIBIT I
              [Form of Confidentiality Agreement] CONFIDENTIALITY

                   AGREEMENT

                                             [Date]

[Insert Name and
  Address of Prospective
  Participant or Assignee]



                    Re:  Credit Agreement dated as of March
               30, 1995 (the "Credit Agreement"), among
               United Stationers Supply Co. (as
successor by merger to Associated Stationers, Inc., the "Company"), United Stationers Inc. (as successor by merger to Associated Holdings, Inc.), as parent guarantor, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent.
Dear Ladies and Gentlemen:
          As a Lender party to the Credit Agreement, we have agreed with the Company pursuant to Section 12.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.
          As provided in said Section 12.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the
Lenders or the Agent, (iii) to regulatory personnel, auditors or accountants, (iv) to the Agent or any other Lender (or to Chase Securities, Inc.), (v) in connection with any litigation related to the Acquisition or the transactions contemplated by the Credit Agreement or the other Basic Documents to which you or any one or more of the Lenders or the Agent is a party, or (vi) to a subsidiary or affiliate of yours as provided in Section 12.12(a) of the Credit Agreement; and provided that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.
          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.
                              Very truly yours,
                              [INSERT NAME OF LENDER]



                              By_________________________


The foregoing is agreed to
as of the date of this letter.



[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By_________________________

                                                        EXHIBIT J

                 [Form of Notice of Assignment]

                      NOTICE OF ASSIGNMENT

                                             [Date]
United Stationers Supply Co.
2200 East Golf Road
Des Plaines, IL  60016-1267


The Chase Manhattan Bank, N.A.,
  as Agent
4 Chase Metrotech Center -- 13th Floor
Brooklyn, New York 11245

Attention:  New York Agency


[Name of Issuing Bank]
_________________________ _________________________

Attention:  _____________


                    Re:  Credit Agreement dated as of March
               30, 1995 (the "Credit Agreement"), among
               United Stationers Supply Co., as
successor by merger to Associated Stationers, Inc. (the "Company"), United Stationers Inc., as successor by merger to Associated Holdings, Inc., as parent guarantor, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent.

Dear Ladies and Gentlemen:

          We hereby give notice that, effective as of the date hereof, [Name of Assignor] (the "Assignor") has assigned
its rights and obligations with respect to     %
(representing $_____________) of the Assignor's outstanding [[Revolving Credit] [Tranche A Term Loan] [Tranche B Term Loan] Commitment and] [[Revolving Credit] [Tranche A Term] [Tranche B Term] Loans] (such interest in such rights and obligations being hereinafter referred to as the "Assigned Interest") under the Credit Agreement to [Name of Assignee] (the "Assignee"). The Assignee hereby agrees (i) to become a "Lender" pursuant to Section 12.06(b) of the Credit Agreement (if not already a Lender under the Credit Agreement) and (ii) agrees to assume all the obligations of the Assignor thereunder with respect to the Assigned Interest.
          The address for notices, lending office(s) and payment instructions for the Assignee are as follows:
                    Address for Notices:




                    Attention:
                    Telephone:
                    Telecopier:


                                   Lending Office for Base
                    Rate Loans:
                                   Lending Office for Loans


                    other than Base Rate Loans:





                    Payment Instructions:





          [We hereby request the Company to record on the Register referred to in Section 12.06(g) of the Credit
Agreement the [[Tranche A] [Tranche B]] Term Loans assigned hereunder.]6

          Please sign and return the enclosed copy of this letter to the undersigned to indicate your receipt hereof, and your consent to or notice of (as applicable) the above-mentioned assignment and assumption, and your agreement to the release of the Assignor from its obligations under the Credit Agreement with respect to the Assigned Interest. As a condition to the effectiveness of the above-mentioned assignment and assumption, the Assignee hereby agrees to pay to the Agent on the date hereof an assignment fee of $3,500.
                                   Very truly yours,
                                   [NAME OF ASSIGNOR]


                                   By
                                      Title:
                                   [NAME OF ASSIGNEE]
                                   By
                                      Title:


ACKNOWLEDGED OR CONSENTED TO
  (AS APPLICABLE):

UNITED STATIONERS SUPPLY CO.


By
   Title:


THE CHASE MANHATTAN BANK, N.A.,
  as Agent


By
   Title:


[NAME OF ISSUING BANK],
   as Issuing Bank


By
   Title:
                                                   EXECUTION COPY
                    WAIVER AND AMENDMENT NO. 1


          WAIVER AND AMENDMENT NO. 1 dated as of April 13, 1995, between UNITED STATIONERS SUPPLY CO., a corporation duly organized and validly existing under the laws of the State of Illinois (the "Company"); UNITED STATIONERS INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("the Guarantor" and, together with the Company, the "Obligors"); each of the lenders that is a signatory hereto; and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Lenders under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").
          The Company, the Guarantor, certain lenders and the Agent are parties to a Credit Agreement dated as of March 30, 1995 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $500,000,000. The Company, the Guarantor, certain lenders and the Agent wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:
          Section 1.  Definitions.  Except as otherwise
defined in this Waiver and Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.
          Section 2.  Waivers.  Notwithstanding anything to
the contrary contained in Section 9.07, 9.09 or 9.16 of the Credit Agreement and subject to Section 5 below, but effective as of the date hereof,
          (a) the Lenders hereby agree and consent to the issuance of the Take-Out Notes in an aggregate principal amount not to exceed $150,000,000, provided that the proceeds of such issuance are applied as follows (and the Lenders hereby consent to such application):
                    (i)  First, an amount of such proceeds
          equal to (x) $130,000,000 plus (y) accrued interest on the Bridge Loans as of the date of such issuance shall be applied to the payment in full of the Bridge Loans;
                    (ii)  Second, $6,500,000 of such proceeds
          shall be applied to the prepayment of the Term
          Loans in accordance with Section 2.09 of the Credit
          Agreement; and
                    (iii)  Finally, the remaining amount of
          such proceeds shall be applied to the prepayment of the Revolving Credit Loans; and
          (b) the Lenders hereby agree and consent to the redemption in full (but not any partial redemption) or repurchase of all (but not less than all) of the Guarantor's Class B Preferred Stock at any time, unless a Default has occurred and is continuing at the time the Guarantor has committed so to repurchase or redeem such Class B Preferred Stock, provided that (i) such redemption or repurchase is for an aggregate price of not more than $7,500,000, (ii) the Guarantor shall have received all applicable consents thereto (other than any such consent required under the Credit Agreement waived hereby), (iii) any such Class B Preferred Stock so repurchased shall be immediately retired, (iv) such redemption or repurchase shall be permitted only if the Take-Out Notes are issued in the aggregate principal amount of $150,000,000 and (v) such redemption or repurchase shall have taken place not more than 60 days after the Guarantor has committed to such repurchase or redemption.
          Section 3.  Amendments.  Subject to the
satisfaction of the conditions precedent specified in Section
5 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:
          3.01.  References in the Credit Agreement
(including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.
          3.02. Section 9.10 of the Credit Agreement shall be amended by adding immediately after clause (b) thereto the following:
     "minus (c) at any time after the redemption in full or repurchase and retirement of all of the Class B
     Preferred Stock of the Guarantor, $3,750,000."
          Section 4.  Representations and Warranties.  Each
of the Guarantor and the Company represents and warrants to the Lenders that (a) no Default has occurred and is continuing and (b) the representations and warranties set forth in Section 8 of the Credit Agreement and in each other Basic Document to which the Guarantor or the Company is a party are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference in said Section 8 to "this Agreement" included reference to this Waiver and Amendment No. 1.
          Section 5.  Effectiveness.  As provided in Sections
2 and 3 above, the waivers of and amendments to the Credit Agreement set forth in said Sections 2 and 3 shall become effective, as of the date hereof, upon the execution and delivery hereof.
          Section 6.  Miscellaneous.  Except as herein
provided, the Credit Agreement shall remain unchanged and in full force and effect. This Waiver and Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Waiver and Amendment No. 1 by signing any such counterpart.
This Waiver and Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New
York.
          IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


                              UNITED STATIONERS SUPPLY CO.
                              By _________________________
                                 Title:
                              UNITED STATIONERS INC.


                              By_________________________
                                Title:


                              THE CHASE MANHATTAN BANK
                               (NATIONAL ASSOCIATION)


                              By________________________
                                Title:


                              ARAB BANKING CORPORATION
                               (B.S.C.)


By_____________________________
                                Title:
                              BANK OF AMERICA ILLINOIS



By_____________________________
                                Title:


                              THE BANK OF NEW YORK



By_____________________________
                                Title:


                              THE FIRST NATIONAL BANK OF
CHICAGO



By_____________________________
                                Title:


                              THE LONG-TERM CREDIT BANK OF
JAPAN,                                   LTD., CHICAGO
BRANCH



By_____________________________
                                Title:


                              NATIONSBANK, N.A. (CAROLINAS)



By_____________________________
                                Title:


                              PNC BANK, NATIONAL ASSOCIATION


                              By____________________________
Title:
                              VAN KAMPEN MERRITT PRIME RATE
                                INCOME TRUST



By_____________________________
                                Title:
                              BANK ONE, MILWAUKEE, NA



By_____________________________
                                Title:


                              THE CIT GROUP/BUSINESS CREDIT,
                                INC.



By_____________________________
                                Title:


                              NATIONAL CANADA FINANCE
CORPORATION



By_____________________________
                                Title:


By_____________________________
                                Title:


                              SANWA BUSINESS CREDIT
CORPORATION



By_____________________________
                                Title:


                              TRANSAMERICA BUSINESS CREDIT
                                CORPORATION



By_____________________________
                                Title:

                              BANK OF SCOTLAND



By_____________________________
                                Title:


                              THE NORTHERN TRUST COMPANY



By_____________________________
                                Title:  Vice President


                              CORESTATES BANK, N.A.



By_____________________________
                                Title:


                              COMERICA BANK



By_____________________________
                                Title:


                              THE FIRST NATIONAL BANK OF
MARYLAND



By_____________________________
                                Title:


                              THE MITSUBISHI TRUST AND
BANKING
                                CORPORATION CHICAGO BRANCH



By_____________________________
                                Title:


                              NBD BANK



By_____________________________
                                Title:


                              BANQUE PARIBAS



By_____________________________
                                Title:


By_____________________________
                                Title:


                              SOCIETY NATIONAL BANK
By_____________________________
                                Title:
                              THE BANK OF TOKYO TRUST COMPANY



By_____________________________
                                Title:


                              UNION BANK



By_____________________________
                                Title:


                              MICHIGAN NATIONAL BANK



By_____________________________
                                Title:


                              CREDITANSTALT CORPORATE
FINANCE,
                                INC.



By_____________________________
                                Title:


By_____________________________
                                Title:


                              KEYPORT LIFE INSURANCE COMPANY


                              By______________________ Title:


                              STICHTING RESTRUCTURED
OBLIGATIONS
                                   BACKED BY SENIOR ASSETS 2
(ROSA2)
                              By CHANCELLOR SENIOR SECURED
                                   MANAGEMENT, INC., as
                                   Portfolio Advisor
                                   By______________________
                                     Title:

                              RESTRUCTURED OBLIGATIONS BACKED
                                   BY SENIOR ASSETS B.V.

                              By CHANCELLOR SENIOR SECURED
                                   MANAGEMENT, INC., as
                                   Portfolio Advisor

                                   By______________________
                                     Title:


                              CERES FINANCE, LTD.
                              By CHANCELLOR SENIOR SECURED
                                   MANAGEMENT, INC., as
                                   Financial Manager
                                   By______________________
                                     Title:


                              STRATA FUNDING LTD.

                              By CHANCELLOR SENIOR SECURED
                                   MANAGEMENT, INC., as
                                   Financial Manager

                                   By______________________
                                     Title:


                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent
                              By _________________________
                                 Title:
DAFS02...:\33\78533\0004\2474\LTR5065J.130
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      [Form of Opinion of Delaware Counsel to the Obligors]



                         _________, 1995


The Chase Manhattan Bank, N.A., as Agent and the Lenders party to the Credit
Agreement dated as of March 29,
1995 among Associated Stationers, Inc.
Associated Holdings, Inc., the Lenders named therein, and The Chase Manhattan Bank, N.A., as Agent

The Roebling Fund, as Agent and the Lenders named in the Senior Subordinated Credit
Agreement dated as of March 29, 1995
among Associated Stationers, Inc., Associated
Holdings, Inc., the Lenders named therein, and The Roebling Fund, N.A., as Agent

          Re:  Associated Holdings, Inc.
Ladies and Gentlemen:
          We have acted as special Delaware counsel for Associated Holdings, Inc., a Delaware corporation ("AHI"), in connection with certain matters relating to the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 13, 1995, between AHI and United Stationers Inc., a Delaware corporation ("USI"). We have not acted as counsel for USI, nevertheless, we have been asked to speak to the enforceability of the Merger Agreement against USI.
          In rendering this opinion, we have examined and relied upon the following documents: the Merger Agreement, with Annex A and without the Exhibits; the Certificate of Incorporation, as amended to date of AHI; the current Bylaws of AHI; a Certificate of the Assistant Secretary of AHI with resolutions of the board of directors of AHI and consents of the stockholders of AHI attached thereto; an Officer's Certificate of AHI and USI; a form of Certificate of Ownership and Merger to be filed with the Office of the Secretary of State of the State of Delaware with respect to the merger of AHI with and into (the "Certificate of Merger"); and a Certificate of Good Standing with respect to AHI issued by the Delaware Secretary of State on March 30, 1995. We have not received or reviewed any other documents and note that our definition of the Merger Agreement does not include a review of any documents referred to or incorporated by reference in the Merger Agreement other than those identified in this paragraph. (All the foregoing documents shall be herein referred to as the "Reviewed Documents").
          With respect to the foregoing documents, we have assumed and relied upon the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or forms, the genuineness of all signatures, the legal capacity of natural persons and that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as stated herein. In rendering this opinion, we have relied as to factual matters solely upon the Reviewed Documents, which we believe are the documents necessary for the opinions to be rendered herein, the statements and information set forth therein, the additional matters recited and assumed herein, all of which we assume to be true, complete and accurate in all material respects. All terms used herein, other than those defined or the definition of which is otherwise referred to herein, are intended to have the meaning set forth in the Merger Agreement.
          For the purposes of rendering the opinions hereinafter expressed, we have also assumed that each of the parties to the Merger Agreement is a corporation that is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and execute the Merger Agreement and to perform the transactions contemplated by the Merger Agreement, and the Merger Agreement has been duly authorized, executed and delivered by the parties thereto.
           Our opinion is subject to the following
qualifications:

                         (i)       We are members of the Bar
          of the State of Delaware and have made no inquiry and are expressing no opinion as to any matter relating to the laws of any jurisdiction other than Delaware. Moreover, although the Delaware Securities Act may be applicable to this opinion, we have been expressly asked not to consider such law.

                         (ii)      We express no opinion as
          to the financial terms of the transaction contemplated by the Merger Agreement, the fairness of those terms to any person or entity or with respect to the satisfaction of any fiduciary duties which may exist.

                         (iii)     We express no opinion as
          to the effect on rights of AHI or USI under the Merger Agreement of any statute, rule, regulation or other law or any court decision which becomes effective after the date of this opinion. This opinion is rendered, and speaks only, as of the date hereof, and we assume no obligation to advise you of any change, whether or not material, that may be brought to our attention at a later date with respect to the matters described herein.

                         (iv)      We express no opinion as
          to the effect of rules of equity governing specific performance, injunction relief or other equitable remedies or involving the exercise of judicial discretion in any proceedings at law or in equity.

                         (v)       We express no opinion on
          the rights of the parties to the Merger Agreement under any applicable bankruptcy, receivership, insolvency, reorganization, liquidation, moratorium or other laws affecting the rights and remedies of creditors generally from time to time in effect, the judicial imposition of an implied covenant of commercial reasonableness, good faith and fair dealing, public policy or the discretion of any court as to the enforcement of remedies.

                         (vi)      We express no opinion
          with respect to any provision contained in the Merger Agreement which purports to limit the parties' ability to waive, modify, terminate or amend the Merger Agreement except in writing.

                         (vii)     We express no opinion
          with respect to any indemnity, exculpation, contribution or penalty provision contained in the Merger Agreement.

          Based upon the foregoing, subject thereto and in reliance thereon, we are of the opinion that, under Delaware law, the Merger Agreement constitutes the legal, valid and binding obligation of the parties thereto and is enforceable against them in accordance with its terms.

          This opinion is limited to the matters of Delaware law stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions expressed herein may be relied upon only by you and any assignee under the respective Credit Agreements. Notwithstanding the foregoing, you may furnish copies of this opinion in connection with any opinions or other advice you render in connection with the Merger Agreement. Without our express prior written consent, the opinions expressed herein may not be used, circulated or quoted or otherwise referred to in connection with any other transactions, except that copies of this opinion may be furnished to your independent auditors, legal counsel and appropriate regulatory authorities and pursuant to an order of legal process of any relevant government authority.
                                   Very truly yours,
DAFS02...:\60\18060\0003\1106\OPN3155T.16I
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_    _                    EXHIBIT G-1

                          FORM OF OPINION

                         [WG&M LETTERHEAD]


                          March __, 1995




To  the Lenders party to the Credit
Agreement referred to below and The
Chase   Manhattan  Bank   (National
Association), as Agent


Ladies and Gentlemen:

           We have acted as counsel (i) to Associated Holdings, Inc. ("AHI"), a Delaware corporation, prior to the effectiveness of the United Merger, and to United Stationers Inc., a Delaware corporation ("United"), immediately after the effectiveness of the United Merger, and (ii) to Associated Stationers, Inc. ("ASI"), a Delaware corporation, prior to the effectiveness of the Supply Merger, and to United Stationers Supply Co., an Illinois corporation ("Stationers"), immediately after the effectiveness of the Supply Merger (AHI and ASI, prior to the effectiveness of the Mergers, and United and Supply, immediately after effectiveness of the Mergers, being herein collectively referred to as the "Obligors"), in connection with the preparation, authorization, execution and delivery of, and consummation of the transactions contemplated by, that certain Credit Agreement (the "Credit Agreement") dated as of March __, 1995 among ASI, AHI, the Lenders named therein (collectively, the "Lenders"), and The Chase Manhattan Bank (National Association), as Agent ("Agent"). Capitalized terms defined in the Credit Agreement and used but not otherwise defined herein are used herein with the meanings as so defined. This opinion is being delivered to you pursuant to Section 7.01(d) of the Credit Agreement.

           In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(a)(i) the Assumption Agreement, (ii) the Revolving Credit Notes,
(iii) the Tranche A Term Loan Notes, (iv) the Tranche B Term Loan Notes, (v) the Credit Agreement, (vi) the Security Agreement,
(vii) the Pledge Agreement, and (viii) the Merger Agreement (such documents being hereinafter collectively referred to as the "Transaction Documents"), (b) the Certificates of Ownership and Merger issued in connection with the Mergers, (c) the UCC-1 financing statements listed on Schedule 1 attached hereto and made a part hereof (collectively, the "Financing Statements"),
(d) the Mortgages dated of even date herewith (collectively, the "Real Estate Documents"), and (e) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Obligors as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in negotiating the transactions contemplated by the Credit Agreement and in the examinations referred to in this paragraph.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Obligors and upon the representations and warranties of the Obligors contained in the Credit Agreement and the other Transaction Documents. We have also assumed, for purposes of our opinions with respect to Stationers set forth in the fourth sentence of paragraph 2 below and in the second sentence of paragraph 11 below, (a) the due organization, valid existence, and good standing of Stationers under the laws of the State of Illinois, (b) that Stationers has all requisite corporate power and authority to conduct its business and enter into and perform the Transaction Documents to which it is a party, and (c) the due authorization, execution and delivery of the Transaction Documents, the Real Estate Documents and the Financing Statements to which Stationers is or becomes a party.

            Based   on   the  foregoing,  and  subject   to   the
qualifications stated herein, we are of the opinion that:

          1. Each of AHI, ASI and United is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. Each of AHI and ASI had, at the time of execution and delivery thereof, and United has, all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party. The execution, delivery, and performance by each of AHI, ASI and United of the Transaction Documents to which it is a party, and the consummation by each of AHI, ASI and United of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each of AHI, ASI and United. Each of the Transaction Documents to which it is a party has been duly and validly executed and delivered by each of AHI, ASI and United. Assuming the due authorization, execution and delivery thereof by each party thereto other than AHI, ASI and United, each of the Transaction Documents (except the Merger Agreement) to which each Obligor is a party constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its respective terms, subject in all cases to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and, further subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto. The opinions expressed in this paragraph are further subject to the qualifications that (i) certain remedial provisions of the Pledge Agreement and the Security Agreement
(collectively, the "Security Documents") are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Security Documents and the Security Documents contain adequate provisions for the practical realization of the rights and benefits intended to be afforded thereby, and (ii) we express no opinion in this paragraph as to the effect on the Transaction Documents of the laws of any jurisdiction other than the State of New York, including laws which limit the rates of interest legally chargeable or collectable. No opinion is expressed in this paragraph as to the perfection or priority of any liens granted pursuant to the Transaction Documents.

          3. The execution and delivery of the Transaction Documents, the Financing Statements and the Real Estate Documents, the consummation of the transactions contemplated thereby and compliance by each Obligor with any of the provisions thereof pertaining to such party will not (x) conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of AHI, ASI or United, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which any Obligor is a party or by which it is bound of which we are aware, (iii) any applicable New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion except as otherwise set forth herein), or (iv) any writ, injunction, decree or order of any court or governmental authority binding on the respective Obligor of which we are aware, or (y) result in the creation of any Lien (except for the Liens created in favor of the Agent by the Transaction Documents and the Real Estate Documents) upon the assets of any Obligor under any material document, agreement or other instrument to which any Obligor is a party or by which it is bound of which we are aware.

          4. No consent, approval or authorization or other action by or filing with any New York, Delaware corporate or federal governmental authority is required in connection with the execution, delivery and performance by each Obligor of any of the Transaction Documents or the Real Estate Documents to which it is a party or the consummation by each Obligor of the transactions contemplated thereby, except for (i) UCC and Mortgage filings, (ii) federal and state securities or blue sky laws, as to which we express no opinion except as expressly provided herein, (iii) the Notification and Report Form in respect of the Acquisition furnished to the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976 (which Notification and Report Form has been duly filed and all applicable waiting periods thereunder have expired or have been terminated without any action having been taken by any competent authority that restricts, prevents or imposes conditions upon the Acquisition of which we are aware), (iv) certificates relating to the Mergers required by applicable law to consummate the Mergers, and (v) those already obtained.
          5. To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against any Obligor, or any of their respective Properties, that relates to any of the transactions contemplated by the Assumption Agreement or the other Transaction Documents or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

          6. No Obligor is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7. No Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          8. (a) The Security Agreement creates a valid lien on and a security interest in the "Collateral" (as such term is defined in the Security Agreement, other than the Pledged Stock (as defined in the Security Agreement)), as security for the obligations secured thereby under the laws of the State of New York. Assuming that the Financing Statements are filed on Form UCC-1 attached hereto as Schedule 2 in the offices of the Secretary of the State of New York, the New York City Register and the Secretary of State of Texas, then the security interest created pursuant to the Security Agreement in that portion of the Collateral consisting of "Equipment" and "Inventory" (as such terms are defined in the Uniform Commercial Code in effect in the State of New York (the "New York UCC") and in the Uniform Commercial Code in effect in the State of Texas (the "Texas UCC," together with the New York UCC, collectively, the "UCC")) located in the States of New York and Texas will be perfected in favor of the Agent.

               (a) Assuming delivery in New York to and continued possession by Agent of all stock certificates listed in the Security Agreement that represent Pledged Stock (as defined therein), the Security Agreement is effective to create, in favor of the Agent for the benefit of the Lenders, a valid and duly perfected security interest under the New York UCC in all of the right, title and interest of Stationers in such Pledged Stock. Assuming that the Agent and the Lenders were without notice of any adverse claim (as such term is used in Section 8-302 of the New York UCC) with respect to such Pledged Stock, such perfected security interest in such Pledged Stock will have priority over all other security interests theretofore or thereafter created under the New York UCC.
               (b) Assuming delivery in New York to and continued possession by Agent of all stock certificates listed in the Pledge Agreement that represent the Pledged Stock (as defined in the Pledge Agreement), the Pledge Agreement is effective to create, in favor of the Agent for the benefit of the Lenders, a valid and duly perfected security interest under the New York UCC in all of the right, title and interest of United in such Pledged Stock. Assuming that the Agent and the Lenders were without notice of any adverse claim (as such term is used in Section 8-302 of the New York UCC) with respect to such Pledged Stock, such perfected security interest in such Pledged Stock will have priority over all other security interests theretofore or thereafter created under the New York UCC.

          The opinions set forth in subparagraph 8(a) are subject to the following exceptions:
           (i) that with respect to any Obligor's rights in or title to the Collateral, we express no opinion and have assumed that such Obligor has title to the Collateral; and
           (ii) that with respect to Collateral which is or may become fixtures (within the meaning of Section 9-313 of the UCC), we express no opinion.
           The opinions set forth in subparagraphs 8(b) and 8(c) are subject to the following exceptions:
           (i) that with respect to (x) federal tax liens accorded priority under law and (y) liens created under Title IV of the Employee Retirement Income Security Act of 1974 which are properly filed after the date hereof, we express no opinion as to the relative priority of such liens and the security interests created in the respective Pledged Stock by the Pledge Agreement and the Security Agreement;
           (ii) that with respect to any claim (including for taxes) in favor of any state or any of its respective agencies, authorities, municipalities or political subdivisions which claim is given lien status and/or priority under any law of such state, we express no opinion as to the relative priority of such liens and the security interests created in the respective Pledged Stock by the Pledge Agreement and the Security Agreement; and
           (iii) that with respect to a security interest perfected pursuant to Section 9-304(4) or (5) of the New York UCC, we express no opinion as to the relative priority of such security interests and the security interests created in the respective Pledged Stock pursuant to the Pledge Agreement and the Security Agreement.
           In addition, the opinions in this paragraph 8 are subject to (i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9 306 of the UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9-307 and 9 308 of the UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 8-301 and 9-309 of the UCC; (iv) the provisions of Section 9-204 of the UCC relating to the time of attachment and perfection of a security interest in the items of Collateral in which Stationers does not now have rights and of which it does not now have possession; (v) the qualification that insofar as the stock of United Worldwide Limited and United Stationers Hong Kong Limited constitutes Collateral or Pledged Stock as to which the creation of a lien on or security interest in such Collateral or Pledged Stock is governed by the laws of any jurisdiction other than the State of New York, we express no opinion; and (vi) Section 552 of Title 11 of the United States Code (the "Bankruptcy Code") with respect to any Collateral acquired by Stationers subsequent to the commencement of a case against or by Stationers under the Bankruptcy Code.

           We further assume that all (a) filings will be timely made and duly filed as necessary (i) in the event of a change in the name, identity or corporate structure of Stationers, (ii) in the event of a change in location of the Collateral, or the location of the principal office of Stationers or the place where Stationers keeps its books and records, and (iii) to continue to maintain the effectiveness of the original filings, and (b) any money, instruments, documents or certificated securities which may constitute part of the Collateral are and will remain in the Agent's possession.
          9. The making of the extensions of credit under the Credit Agreement, the application of the proceeds thereof and the pledge of the Collateral under the Security Agreement and Pledged Stock under the Pledge Agreement do not violate Regulation G, U or X of the Board of Governors of the Federal Reserve System under the Securities Exchange Act of 1934, as amended.

          10. The Schedule 14D-1 has been duly and timely filed by AHI with the Commission pursuant to Section 14(d) of the Exchange Act.

          11. The Schedule 14D-1 at the time it was filed with the Commission (except the financial statements and other financial and statistical data included therein, as to which we express no opinion) complied as to form, in all material respects, with the requirements of the Exchange Act.

          12. The "Offer" as set forth in the Offer to Purchase has been structured in a manner which complies with the procedural requirements of Rule 14e-1 under the Exchange Act.

          13. The United Merger has been duly authorized by the Boards of Directors of United and AHI. The Supply Merger has been duly authorized by the Boards of Directors of ASI and Stationers. A Certificate of Ownership and Merger pursuant to
Section 253 of the General Corporation Law of the State of Delaware having been filed with the Secretary of State of the State of Delaware, in accordance with Section 103 of the General Corporation Law of the State of Delaware, the United Merger has become effective in accordance with the Merger Agreement and the General Corporation Law of the State of Delaware.

          14. Pursuant to the Assumption Agreement and by operation of law, United has assumed all of the obligations of AHI as Guarantor under the Credit Agreement. Pursuant to the Assumption Agreement, Stationers has assumed all of the obligations of ASI under the Credit Agreement.

           The opinions expressed herein are limited to the laws of the State of New York (and the Texas UCC with respect to paragraph 8(a) hereof), the corporate laws of the State of Delaware and the federal laws of the United States and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
           The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person (other than a person who is a permitted assignee or participant pursuant to Section 12.06 of the Credit Agreement), nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that copies of this opinion may be furnished to your independent auditors, legal counsel and appropriate regulatory authorities and pursuant to an order or legal process of any relevant governmental authority.

                                   Very truly yours,

[On File Copy only:]

Prepared by:   C. Craig Lilly (1106)

Signed by:  Mary R. McNabb (224)

Reviewed by:David P. Stone (54)

Reviewed as to
New York Law:  Steven D. Rubin (188)
                            SCHEDULE 1

                      Financing Statements

                           SCHEDULE 2

                           Form UCC-1





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_    _    _                                      EXHIBIT G-4



              Form of Opinion of Local Counsel

              [Real Estate Counsel Letterhead]


                                   _____________, 1995



The Chase Manhattan Bank
(National Association)
As Agent for the Lenders hereinafter named
1 Chase Manhattan Plaza
New York, New York 10081

      and

Each of the Lenders as defined in the
Credit Agreement referred to below

       Re:  United Stationers supply Co.-The Chase Manhattan
               Bank (National Association): $500,000,000.00 Loan

Ladies and Gentlemen:

    We have acted as special counsel in the State of ____________ (the "State") to United Stationers Supply Co. (successor by merger to Associated Stationers, Inc. ("ASI") and hereinafter called the "Company"), in connection with the loans (the "Loans") to be made to the Company in an aggregate amount not exceeding $500,000,000.00 by the respective Lenders (as defined in the Credit Agreement hereinafter mentioned) pursuant to the Credit Agreement dated as of March __, 1995
(the "Credit Agreement") among ASI, Associated Holdings, Inc. (having heretofore merged with and into United Stationers, Inc.), each of the Lenders identified in the Credit Agreement
(the "Lenders") and The Chase Manhattan Bank (National Association), as agent for the Lenders (the "Agent").
Capitalized terms used herein but not defined herein shall have the meaning provided in the Credit Agreement.
    In rendering the opinions expressed below, we have examined copies or forms of the documents set forth below (collectively, the "Documents") and such other certificates, documents and materials as we have deemed necessary as a basis for such opinions:
1.        The Credit Agreement.
2.        The Notes.
3. The Mortgage [Deed of Trust], Assignment of Rents, Security Agreement and Fixture Filing (the "Mortgage") made by the Company to [_______, as trustee, for the benefit of] Agent for the benefit of the Lenders dated as of _____, 1995 covering the fee [and leasehold] interests of the Company in the premises located in the State and known as ______________ (the
"Property") as more particularly described therein.

4. Uniform Commercial Code Financing Statements naming the Company, as debtor, and the Agent, as secured party, (the
"Personal Property Financing Statements") as listed on Part A of
Schedule 1 hereto.

5. Uniform Commercial Code Financing Statement, naming the Company as debtor, and the Agent, as secured party, as listed on Part B of Schedule 1 hereto (the "Fixture Financing Statement"; together with the Personal Property Financing Statements, the "Financing Statements"; and, together with the Mortgage, the "Mortgage Documents").

6.        The Security Agreement.

For purposes of this opinion, we have, with your permission assumed without independent investigation that:

                    (i)  the Company is a duly organized and
          validly existing corporation under the laws of the jurisdiction of its incorporation;
                    (ii) the documents submitted to us as
          originals are authentic and the documents submitted to us as copies conform to the original documents;
          (iii)     ASI has been duly merged into the Company
                         and the Company has duly assumed all of
          ASI's obligations under the Credit Agreement;
                    (iv) the Documents have been duly authorized, executed and delivered by each of the parties thereto;
                    (v) the Company has full corporate power and authority to enter into and pay or perform and observe its obligations contained in the Documents;
                    (vi) the persons who executed, acknowledged and delivered the Documents on behalf of each of the parties thereto were duly authorized to do so by each such party; and
                    (vii)     the Company has title to the
          Property covered by the Mortgage, and to the Collateral (as defined in the Security Agreement) in which it is granting a security interest pursuant to the Security Agreement.
Based upon the foregoing, we are of the opinion that:
          7. The Company has qualified to do business in the State and is in good standing in the State.

          8. The authorization, execution and delivery by the Company of the Mortgage Documents in accordance with the laws of the state of incorporation of such corporation and the State of New York satisfy all applicable legal requirements of the State as to such authorization, execution and delivery.

          9. The Mortgage Documents constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, subject to the qualifications hereafter set forth in this opinion. The choice of law provisions contained in the Documents will be upheld and enforced by the courts of the State and Federal courts sitting in and applying the laws of the State. If the laws of the State were held to govern the Documents, the amounts to be received by the Lenders as interest in respect of the Notes and under the Credit Agreement constitute lawful interest under the laws of the State and are neither usurious nor illegal.

          10. The Mortgage Documents are in forms satisfactory for recording. The recording of the Mortgage in the office of ______________ and the filing and recording of the Fixture Financing Statement in the offices of ___________________ and _____________________, respectively, are the only recordings or filings necessary to publish notice of and to establish of record the rights of the parties thereto and to perfect the liens and security interests granted by the Company pursuant to the Mortgage in the real property (including fixtures) covered thereby. The Fixture Financing Statement complies in all respects with applicable provisions of the Uniform Commercial Code as in effect in the State (the "U.C.C.") and is in appropriate form for filing or recording and the description therein of the property covered thereby is adequate to permit the perfection of such security interests. Upon the execution and delivery of the Mortgage and the Fixture Financing Statement and the recording and filing of said instruments in the aforesaid offices, the liens and security interests thereby created shall be perfected. No documents or instruments other than those referred to in this paragraph 4 need to be recorded, registered or filed in any public office in the State in order to publish notice of the Mortgage or to perfect such liens and security interests or for the validity or enforceability of any of the Documents or to permit the Lenders to enforce their rights thereunder in the courts of the State.

               (a)       To the extent the recording of the
Mortgage serves as a fixture filing, paragraph 4 should be modified to delete references to the Fixture Financing Statement.


(b)       If a ground lease pursuant to which
the Company holds its leasehold interest in the Property or a short form of ground lease or memorandum thereof must either (1) have been recorded or (ii) be attached to the Mortgage when recorded, please add to opinion.]
          11.       The Personal Property Financing
Statements comply in all respects with applicable provisions of the U.C.C. and are in appropriate form for filing; and upon the filing of the Personal Property Financing Statements in the offices of _______________ and __________________, the
Lenders shall have a perfected security interest in all of the Company's right, title and interest in the Collateral located in the State. There are no other filings necessary to perfect the foregoing security interests, other than the continuation statements under the U.C.C. required to be filed within six (6) months prior to the expiration of five (5) years from the date of filing of the Personal Property Financing Statements or the last timely filed continuation statements.

          12.       [Except for _______________,] no
recording, filing, privilege, tax or other fee must be paid by the Company, the Agent or the Lenders in connection with the execution, delivery, recordation or enforcement of any of the Documents.

          13.       No consent, approval or other
authorization of, or filing or registration with, any court or governmental agency, commission or other authority of the State or any subdivision thereof is required for the due execution and delivery of any of the Documents, or for the performance or observance of the terms thereof, except for the filings and recordings in respect of the Mortgage Documents set forth herein.

          14.       The execution and delivery by the
Company of the Documents to which it is a party, compliance with the provisions thereof and the consummation of the transactions contemplated thereby will not conflict with or result in a violation of any law, statute or regulation of the State.

          15. It is not necessary for the Agent or the Lenders to register with or qualify to do business in the State solely to make the Loans and enforce the provisions of the Documents. The making of the Loans and enforcement of the provisions of the Documents will not result in the imposition upon the Agent or the Lenders of any taxes of the State, or any subdivision thereof in which the Property is located (including, without limitation, franchise, license, tax on interest received or income taxes), other than taxes which the Agent and/or the Lenders, if and when they become the actual and record owner of the Property, by reason of power of sale or foreclosure under the Mortgage or by deed in lieu of foreclosure, would be required to pay thereafter.

          16.       The foreclosure of the Mortgage,
exercise of mortgagee's power of sale, or exercise of any other remedy provided in the Mortgage will not in any manner restrict, affect or impair the liability of the Company with respect to the indebtedness secured thereby or the rights and remedies of the Agent or the Lenders with respect to the foreclosure or enforcement of any other security interests or liens securing such indebtedness, to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure of the Mortgage, exercise of such power of sale or as a result of the exercise of any other remedy.

          17. The priority of the lien of the Mortgage in respect of all advances or extensions of credit made by each Lender under the Credit Agreement on, before or after the date on which the Mortgage is recorded in the appropriate recording office referred to in paragraph 4 above will be determined by the date of such recording.
          18. The priority of the lien of the Mortgage will not be affected by (a) any prepayment of a portion of the Loans, or (b) any increase in or reduction of the outstanding amount of the Loans from time to time.
          Our opinion as to enforceability of the designated Documents in paragraph 3 above is subject to the qualifications that:
         (a)       The enforceability of any of the
Documents may be limited by applicable bankruptcy, insolvency reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights; and

          (b) The availability or enforceability of particular remedies, including self-help remedies, or waivers contained in or in respect of the Mortgage may be limited by
(i) equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) or (ii) applicable laws, rules, regulations, court decisions and constitutional requirements in and of the State or the United States, provided that the limitations referred to in this clause (ii) will not, in our opinion, make the remedies afforded by the Mortgage (taken as a whole) inadequate for the practical realization of the principal benefits of the collateral security provided therein.

          We express no opinion with regard to any matter which may be governed by the law of any jurisdiction other than the law of the State and the United States of America.

          This opinion is rendered as of the effective date

set forth above, and we express no opinion as to

circumstances or events which may occur subsequent to such

date.

                         Very truly yours,

                            SCHEDULE 1

                       Financing Statements





Part A - Personal Property Financing Statements

Part B - Fixture Financing Statements





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_    _    _            March 30,1995


To the Lenders party to the
     Credit Agreement referred to below
     and The Chase Manhattan Bank
     (National Organization),
     as Agent
Ladies and Gentlemen:
          We have acted as special Illinois counsel to United Stationers Supply Co. ("Supply" and, together with United Stationers, Inc. ("United"), the "Obligors") in connection with (i) the Credit Agreement (the "Credit Agreement") dated as of March 30, 1995, among Associated Stationers, Inc. (together with its successors and assigns including, as of the date hereof, Supply, the "Company"); Associated Holdings, Inc. (together with its successors and assigns, including as of the date hereof, United, the "Guarantor"), the lenders named therein (the "Lenders") and The Chase Manhattan Bank (National Association), as agent for the Lenders (in such capacity, the "Agent"), providing for extensions of credit to be made by the Lenders for the purpose, inter alia of financing the Acquisition referred to therein and (ii) the various agreements and instruments referred to the next following paragraph. Except as otherwise provided herein, capitalized terms defined in the Credit Agreement are used herein as defined therein. The opinion is being delivered to you at the request of the Company pursuant to the terms of the Credit Agreement.
          In rendering the opinions expressed below, we have

examined the following agreements, instruments and other

documents:

                    (a)  the Credit Agreement;

                    (b)  the Revolving Credit Notes;

                    (c)  the Tranche A Term Loan Notes;

                    (d)  the Tranche B Term Loan Notes;

                    (e)  the Supply Security Agreement;

             (f)  the Assumption Agreement;

               (g)  the Supply Merger Agreement;

                    (h)  financing statements for filing in
               the Office of the Secretary of State of the State of Illinois, which arc being executed and delivered by Supply pursuant to the terms of the Credit Agreement (collectively, the "Financing Statements"); and


                    (i)  such corporate records of Supply and
               such other documents as we have deemed
               necessary as a basis for the opinions
               expressed below,


The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clauses (h) and (i) above) are collectively referred to as the "Transaction Documents," and the Revolving Credit Notes, the Tranche A Term Loan Notes and the Tranche B Term Loan Notes are collectively referred to as the "Notes".
          In our examination, we have assumed the legal capacIty of natural persons, the genuineness of all signatures, the authenticIty of all documents submItted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. We have not independently investigated or established relevant facts; we have relied, as to factual matters, exclusively upon statements certificates of governmental officials, representations made in or pursuant to the Transaction Documents and certificates of appropriate representatives of Supply. We have further assumed that the Supply Merger has been consummated and its effective under applicable Delaware law.
          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:
                         (i)       such documents have been
               duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;
                         (ii)      all signatories to such
               documents have been duly authorized;
                         (iii)     all of the partIes to such
               documents are duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective organization and are qualified to transact business and are in good standing in each jurIsdiction in which the nature of their activities or assets require such qualification, and have the power and authority (corporate or other) to execute, deliver and perform such documents; and
                         (iv)      the Transaction Documents
               are valid, binding and enforceable under the laws of the State of New York;
provided that with respect to Supply, we have not assumed such matters on which we provide an opinion in paragraph 1 below.
         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

     1. Supply is a corporation validly existing and in good standing under the laws of the State of Illinois. Supply has all requisite corporate power to execute and deliver the Transaction Documents to which it Is a party and the Financing Statements, and to perform its obligations under each of the Transaction Documents to which it is a party. The execution, delivery and performance by Supply of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Supply.

     2. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency or any securities exchange of the State of Illinois is required on the part of Supply for the execution, delivery or performance by Supply of the Transaction Documents to which it is a party or for the legality, validity or enforceability thereof or for the borrowings or the application for incurrence of liability in respect of any Letter of Credit by Supply under the Credit Agreement, except for (i) the filing of the Financing Statements in respect of the Liens created pursuant to the Transaction Documents, (ii) filings under applicable state securities laws which we assume have been duly made,
(iii) immaterial state and municipal licenses; (iv) such authorizations or approvals specifically contemplated by the Transaction Documents; and (v) with respect to the Supply Merger, any required filings or recordings under applicable state employment, corporate or tax laws or regulations.

     3. The execution and delivery by Supply of the Transaction Documents to which it is a party and the performance by Supply of its obligations under the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby and compliance with the terms thereof do not and will not violate any provision of the Articles of Incorporation or by-laws of Supply.

     4. The security interests granted by Supply under the Security Agreement in the types of Collateral (as defined in the Security Agreement) described below will be perfected as follows:

          (a) such security interest in that portion of the Collateral consisting of (i) accounts or general intangibles (each, as defined in Section 9-106 of the Uniform Commercial Code of the State of Illinois (the "Uniform Commercial Code")), and (ii) inventory or equipment (each, as defined In Section 9-109 of the Uniform Commercial Code) that is mobile and of a type normally used in more than one jurisdiction and, if inventory (as so defined), leased or held for lease to others, will, upon the creation of such security interest, be perfected by filing the Financing Statements in the filing office listed in Schedule A attached hereto; provided that, if Supply moves its chief executive officer to another jurisdiction, the effectiveness of the Financing Statements naming Supply as debtor will cease on the expiration of four months after such change or, in earlier, when perfection would have otherwise ceased, unless such security interest becomes perfected under the law of such other jurisdiction prior to such expiration;

          (b) such security interest in that portion of the Collateral consisting of inventory or equipment (each as defined in Section 9-109 of the Uniform Commercial Code) that ii not of the type referred to in clause (a) above and that is located in the State of Illinois will, upon the creation of such security interest, be perfected by filing the Financing Statements in the office listed in Schedule A;

          (c)  to the extent not expressly covered by clauses
     (a) or (b) above, such security interest in that portion of the collateral consisting of "proceeds"
     (as defined in Section 9-306 of the Uniform Commercial
     Code; and
          (d) anything in this paragraph 4 to the contrary notwithstanding, compliance with a statute or treaty described in Section 9-302(3) of the Uniform Commercial Code is required in order to perfect such security interest in any portion of the Collateral that is subject to any such statute or treaty.
          For purposes of this opinion we have assumed that all filings will be timely made and duly filed as necessary
(i) in the event of a change in the name, identity or corporate structure of Supply, (ii) in the event of a change in location of the Collateral, or the location of, the chief executive offices of Supply or the place where Supply keeps its books and records, and (iii) to continue to maintain the effectiveness of the original filings.
     5. The Supply Merger between Associated Stationers, Inc. and Supply has been duly authorized by the Board of Directors of Supply. Articles of Merger (Form BCA-11.25) have been filed with the Secretary of State of the State of Illinois in accordance with Section 11.25 of the Illinois Business CorporatIon Act of 1983, as amended (the "Illinois BCA") and a Certificate of Merger having been issued by the Secretary of State of the State of Illinois evidences that the Supply Merger has become effective in accordance with its terms and the Illinois BCA.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) We express no opinion as to (i) the perfection of any security interest in (or other lien on) any Collateral (a) to the extent that, pursuant to Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto, (b) consisting of uncertificated securities (as defined in Section 8-102(b) of the Uniform CommercIal Code) or (c) covered by a certificate of title; (ii) the perfection of any security interest (or lien on) any Collateral in which the perfection of a security interest is by means other than the fling of a financing statement pursuant to Article 9 of the Uniform Commercial Code; and (iii) Collateral which is or may become fixtures within the meaning of Section 9-313 of the Uniform Commercial Code.

          (B) We have assumed that the chief executive office of Supply is located in Illinois.

          (C) We express no opinion as to the existence of, or the right, title or interest of Supply in, to or under, any of the Collateral.

          (D) Except as expressly set forth in paragraph 4, we express no opinion as to the perfection of any security interest in, or other lien on, the Collateral.

          (E) The perfection of your security interests which are perfected by the filing of the Financing Statements in the State of Illinois is limited by provisions of the Uniform Commercial Code relating to non-identifiable or commingled cash proceeds, after acquired property, future advances, proceeds and sales of goods in the ordinary course of business.
          (F)  We do not express any opinion as to the
     priority of your security interests in the Collateral. We understand that you will rely upon such Uniform Commercial Code, judgment, tax lien and other searches as you deem and, accordingly, we do not express any opinion as to such matters.
          (G)  We do not express any opinion as to the
     creation of any security interest in, or other Lien on, the Collateral, and for purposes of our opinion provided in paragraph 4 we have assumed the valid creation of a security interest by Supply in the Collateral referred to in paragraph 4.
          (H) Our opinions are subject to limitations which may be imposed by state or federal bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws relating to or generally affecting the rights of creditors and general equitable principles (regardless of whether considered in a proceeding in equity or in law).
          The foregoing opinions are limited to matters involving the laws of the State of Illinois, and we do not express any opinion as to federal law or the laws of any other jurisdiction.
          At the request of our clients this opinion letter is provided to you by us in our capacity as counsel to Supply and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent, except that copies of this opinion may be furnished to your independent auditors, legal counsel and appropriate regulatory authorities and pursuant to an order or legal process of any relevant governmental authority. Our opinions are rendered as of the effective date set forth above, and we express no opinion as to circumstances or events which occur subsequent to such date.


Very truly yours,

                                   D'Ancona & Pflaum
                                   By:
                                        Partner
                   LIST OF FILING OFFICES


                         SCHEDULE A

                      State of Illinois

State of Illinois, Secretary of State
UCC Section
Centennial Building
Springfield, Illinois 62756

______________________________________

We are advised that financing statements also have been filed in the county offices set forth below:
     County of DuPage, Illinois
     Recorder of Deeds
     421 N. County Farm Road
     Wheaton, Illinois 60187

     County of Cook, Illinois
     Recorder of Deeds
     118 North Clark
     Chicago, IL  60606



_______________________________
    1     Bracketed language to be inserted into Registered
          Notes.

    2     Bracketed language to be inserted into Registered
     Notes.

3    Catalogue Receivables shall not constitute Ineligible
     Receivables (unless they so constitute for other reasons) for purposes of determinations made as of the last day of September, October, November, December, January or February.

4 Calendars shall not be excluded from Eligible Inventory for purposes of any determination of "Eligible Inventory" made as of the last day of June, July, August, September, October, November or December.

5 At any time after February 28 but before November 1, this percentage shall be 60% (not 65%).

    6     Insert this language if Assignee will acquire
     Registered Loans hereunder.